UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Entergy Corporation
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Letter from Our Chairman and CEO
March 26, 2021

Dear Shareholder:

I am pleased to invite you to Entergy Corporation’s 2021 Annual Meeting, which will be held at 10:00 a.m. Central Time on May 7, 2021. Due to the continuing impact of COVID-19, this year’s meeting will again be held in a virtual format, through a live webcast at www.virtualshareholdermeeting.com/ETR2021. The “virtual-only” meeting will allow for greater participation by our shareholders, regardless of their geographic location. Details about the purpose of the meeting and how to access it online are contained in the enclosed proxy statement and notice of the meeting. The Board and I will miss greeting you in person, but we are excited to embrace this approach and provide expanded access, improved communication and cost savings for our shareholders.

2020 was a year of extraordinary challenge, characterized by circumstances and events that sought to divide us, including the COVID-19 pandemic, social and political unrest across the nation, and a record number of storms hitting our service territory. Despite the toll these events took on their lives personally and professionally, our employees continually rose to the challenge, demonstrating a unified spirit marked by agility and resilience as they worked together to continue to power the lives of our customers. United in their commitment, our employees remained focused throughout the year on our mission of creating sustainable value for our customers, communities, employees and owners.
The welfare of our more than 13,000 employees has been our primary consideration in every decision we have made throughout the pandemic. We are pleased to provide you with information in this proxy statement and our corresponding Integrated Report on the steps we took to protect the health and safety of our employees and to support our customers and communities as we worked together to overcome the challenges 2020 presented. We also present information about actions we are taking to make our workplace safer, to achieve our long-term climate goals and to foster a culture of diversity, inclusion and belonging throughout our Company.
At the Annual Meeting, I plan to share some of our 2020 highlights in addition to conducting the official business of the meeting. I look forward to discussing 2020 results and the opportunities we see in front of us today, as we continue to execute on our business strategy.
Whether or not you participate in the Annual Meeting, it is important that your shares be represented and voted. We urge you to promptly vote and submit your proxy (1) via the Internet, (2) by phone or (3) if you received your proxy materials by mail, by signing, dating and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience.
This year’s Q&A session will include questions submitted both during the meeting and in advance. You may submit questions prior to the meeting at www.proxyvote.com after logging in with the control number found next to the label for postal mail recipients or within the body of the email sending your Proxy Statement. Questions during the meeting may be submitted online beginning shortly before the start of the Annual Meeting through www.virtualshareholdermeeting.com/ETR2021. We will post questions and answers, if applicable to our business, on our Investor Relations website shortly after the meeting.
I look forward to officially addressing you in May and thank you for your continued support of Entergy.
Sincerely,

Leo P. Denault
Chairman of the Board and Chief Executive Officer

Message from Our Lead Director
March 26, 2021

Dear Fellow Shareholders:

On behalf of the Entergy Board of Directors, I am privileged to share some of the ways the Board worked to provide strong governance and independent oversight of Entergy during 2020. Throughout the year, your Board has remained actively engaged with management to ensure that Entergy has effectively met the challenges posed during the year while continuing to execute on our strategy for long-term, sustainable growth.

COVID-19 Pandemic
From the outset of the pandemic, the Board has been engaged through regular briefings and discussions with management as the Company has executed on its pandemic response plan, while at the same time continuing to conduct all the normal business of the Board virtually, with a continued focus on our oversight and risk management responsibilities. Our comprehensive reviews included the impacts of the pandemic on all of our stakeholders and the actions being taken to address those impacts. This included not only the effect of the pandemic on sales and operations, but also its effects on employee working conditions and the wellbeing of our customers and communities, as well as the specific steps being taken to mitigate and respond to those impacts. Through these briefings, we were able to confirm that the Company’s pandemic response was not only meeting the need to ensure business continuity, but also addressing the broader impacts of the pandemic effectively.
We are tremendously proud of our employees who have worked tirelessly to keep our operations running smoothly throughout the crisis and maintain the commitment to our vision - We Power Life. Their support for each other and unwavering commitment to the health and safety of all employees have undoubtedly played a key role in that accomplishment, demonstrating the effectiveness of the business continuity plans developed by management and regularly reviewed by the Board and the Audit Committee. Times like these also test management, and the Board is grateful to the members of the management team for their leadership, resilience, and resolute focus on building long-term shareholder value while adhering to our core values.
Storm Response
The Board was also pleased with the steadfast commitment to our communities and employees demonstrated by the Company in its response to an unprecedented hurricane season, which placed Entergy in the cone of uncertainty seven times in 2020. Five named storms hit Louisiana, making this the most active storm season ever for the state. Cumulatively, Entergy experienced more than 1.5 million peak outages as a result of the storms and deployed more than 54,000 resources, including employees, contractors, and mutual assistance workers from more than 30 states, all during a global pandemic that required extra safety measures to protect our employees, contractors and customers from COVID-19. Despite these conditions, our employees, contractors and mutual assistance partners met each challenge head on, anticipated numerous obstacles, leveraged opportunities and innovatively solved complex problems to restore power safely and quickly. In recognition of their response to these storms, Entergy was awarded five Emergency Response Assistance and Recovery Awards from the Edison Electric Institute.
Environmental, Social and Governance Leadership
The worldwide efforts in 2020 to advocate for racial and social justice have been a catalyst for positive changes. For several years, Entergy has made fostering a culture of diversity, inclusion and belonging (DIB) a business imperative with plans, commitments and specific goals that are rigorously tracked and, beginning in 2021, directly tied to executive compensation as one category of environmental, social and governance (ESG) goals that we have incorporated into our annual incentive program. The Board is receiving regular reports on the Company’s organizational health that include updates on the Company’s DIB efforts, and in early 2021, Entergy established the Diversity & Workforce Strategies Center for Excellence creating a center of excellence around workforce development, talent attraction/pipeline development, and organizational health and diversity.
Environmental sustainability has long been a focus of the Board, as evidenced by the achievement of our climate commitment to maintain our CO2 emissions at no more than 20% below year 2000 levels by 2020—a commitment we met by a considerable margin. Our announcement in 2020 of our new commitment to achieve net zero carbon emissions by 2050 further demonstrates our long-standing commitment to creating sustainable value for all of our stakeholders. We also demonstrated the value we place on consistency and transparency in ESG reporting by resuming our participation in the CDP (formerly the Carbon Disclosure Project), publishing a mapping of our ESG disclosures to the Sustainability Accountability Standards Board Standards, and enhancing other aspects of our ESG reporting.
Board Composition and Fresh Perspective
Consistent with Entergy's long-standing values, our Board of Directors and executive management represent a diverse group of individuals who we believe collectively have the skillsets needed to develop and execute on our strategy. In 2020, we were pleased to add Brian W. Ellis, Senior Vice President and General Counsel of Danaher Corporation, to our Board. Brian brings not only deep experience in legal, compliance and governance matters, but also experience overseeing sustainability and environmental matters and the perspectives gained through his senior executive career at major innovation-oriented, technology-driven companies.
As we look to the year ahead, we see tremendous opportunities for Entergy as we continue to assist our customers and communities in their recovery from the unprecedented challenges of 2020, and we are excited about the opportunities ahead for the continued creation of sustainable long-term value for all of the Company’s stakeholders.
Thank you for your support and for your investment in Entergy.
Sincerely,

Stuart L. Levenick
Lead Director

Entergy Corporation 639 Loyola Avenue New Orleans, LA 70113
Notice of Annual Meeting of Shareholders
WHEN
Friday, May 7, 2021
10:00 a.m. Central Time

Log-in will begin at
9:45 a.m.

VIA WEBCAST AT
www.virtualshareholdermeeting.
com/ETR2021

RECORD DATE
March 9, 2021

ASKING QUESTIONS

Questions for the meeting may
be submitted in advance at
www.proxyvote.com.

Questions may be submitted live
during the meeting at
www.virtualshareholdermeeting.
com/ETR2021.
ITEMS OF BUSINESS
To vote on the following proposals:

1.	Election of 11 directors proposed by our Board of Directors for a term of one year as named in the attached Proxy Statement.

2.	Ratification of the appointment of Deloitte & Touche LLP as Independent Registered Public Accountants for 2021.

3.	An advisory vote to approve the compensation paid to our Named Executive Officers.

4	An Amendment to Entergy’s Restated Certificate of Incorporation authorizing the issuance of Preferred Stock.

5	Such other business as may properly come before the meeting.
Important notice regarding the availability of proxy materials for the 2021 annual meeting to be held on May 7, 2021: Our 2021 proxy statement and annual report to shareholders are available online at https://www.entergy.com/investor_relations/annual_publications.aspx.
We will mail to certain shareholders a notice of internet availability of proxy materials, which will contain instructions on how to access these materials and vote online. We expect to mail this notice and to begin mailing our proxy materials on or about March 26, 2021.
•
Weblinks in this notice and in the accompanying proxy statement are provided for convenience only. Information from the Entergy website is not incorporated by reference into this notice or the accompanying proxy statement.

By Order of the Board of Directors

Marcus V. Brown
Executive Vice President and General Counsel
March 26, 2021

2021 Proxy Statement	• i

PROXY SUMMARY
This summary highlights information generally contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement before voting your shares. For more complete information regarding the Company’s 2020 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2020. In this Proxy Statement, we refer to Entergy Corporation as “Entergy,” the “Company,” “we” or “us.”
2021 Annual Meeting Information
Date and Time	10:00 a.m. Central Time, Friday, May 7, 2021. Shareholders may log in to the meeting beginning at 9:45 a.m.
Location	This year’s meeting will be conducted virtually via a live audio webcast at www.virtualshareholdermeeting.com/ETR2021.
Record Date	March 9, 2021
Questions	Questions for the meeting may be submitted in advance at www.proxyvote.com.
Questions may be submitted live during the meeting at www.virtualshareholdermeeting.com/ETR2021.
Summary of Matters to be Voted on at The Annual Meeting
The following table summarizes the items that will be voted on at the 2021 Annual Meeting of Shareholders (the “Annual Meeting”), along with the recommendations of our Board of Directors (the “Board”):
Voting Matters		See Page	Board’s Recommendation
Proposal 1	Election of 11 Directors	8	FOR each nominee
Proposal 2	Ratification of Independent Registered Public Accountants	36	FOR
Proposal 3	Advisory Vote to Approve Named Executive Officer Compensation	39	FOR
Proposal 4	Approve an Amendment to Entergy’s Restated Certificate of Incorporation authorizing the issuance of Preferred Stock	81	FOR
You may vote in the following ways:
Use the Internet at www.proxyvote.com
Call 1-800-690-6903 if in the United States and Canada
Scan the QR Code on your proxy card, notice or voting instruction form
Mail your signed and dated proxy card or voting instruction form
During the meeting at www.virtualshareholdermeeting.com/ETR2021
For telephone and Internet voting, you will need the 16-digit control number included on your notice, on your proxy card or in the voting instruction form that accompanied your proxy materials. Internet and telephone voting is available through 11:59 p.m. Eastern Time on Wednesday, May 5, 2021 for shares held in Entergy’s qualified employee savings plans (the “Savings Plans”) and through 11:59 p.m. Eastern Time on Thursday, May 6, 2021 for all other shares.
2021 Proxy Statement	• 1

PROXY SUMMARY
Following the Meeting: If you cannot attend the Annual Meeting,
•	A replay of our Annual Meeting webcast will be available at our Investor Relations website at https://www.entergy.com and will remain there for at least one year.
•	A list of answers to investors’ questions received before and during the Annual Meeting will be available at the same website.
For additional information about the Annual Meeting, including any adjournment or postponement of the meeting and voting, see General Information About the Annual Meeting beginning on page 86.
Our Business
We are an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, including approximately 8,000 megawatts of nuclear power. Entergy delivers electricity to 3.0 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy had annual revenues of $10.1 billion in 2020 and more than 13,000 employees as of December 31, 2020.
Business Highlights
2020 was a year defined by forces and events that threatened to divide us—from a global pandemic, to social unrest, to an historic hurricane season in the Gulf South region. At Entergy we came together as a team, united around a common purpose to create sustainable value for our stakeholders, and to continue to execute on our strategy. In 2020, we reported earnings of $1,388 million, or $6.90 per share, compared with earnings of $1,241 million, or $6.30 per share, in 2019, based on generally accepted accounting principles (GAAP). On an adjusted basis, 2020 earnings were $1,138 million, or $5.66 per share, compared with adjusted earnings of $1,064 million, or $5.40 per share, in 2019. We also raised our dividend for the sixth consecutive year.
Our total shareholder return for 2020 was (13.7) percent, which ranked 17th out of the 20 companies in the Philadelphia Utility Index. We are disappointed in our 2020 stock price performance, which we believe did not reflect the extraordinary accomplishments of our organization. Those accomplishments included delivering adjusted earnings per share in the top half of our original guidance range, which we achieved by substantially exceeding the $100 million cost-savings target we set for the year to offset lower revenues resulting from the COVID-19 pandemic, storms, and weather.

See Appendix A for a reconciliation of non-GAAP financial measures.
2 •	2021 Proxy Statement

PROXY SUMMARY

We also continued to demonstrate our commitment to sustainability. We exceeded our 2020 CO2 climate commitment to maintain our CO2 emissions from Company-owned power plants and controllable power purchases at 20 percent below year 2000 levels through 2020. We announced a new climate commitment to achieve net zero carbon emissions by 2050 and published an addendum to our 2019 Climate Report providing additional details regarding our 2050 commitment. Entergy was also once again named to the Dow Jones Sustainability North America Index, which measures performance in economic, environmental and social dimensions against industry peers around the globe, and earned perfect scores in the areas of materiality, policy influence, environmental reporting, climate strategy, water-related risks and social reporting. For information on these and many other recognitions of our sustainability efforts, see our 2020 Integrated Report at integratedreport.entergy.com.
Shareholder Engagement
Each year we conduct a vigorous shareholder outreach program to share our approach to corporate governance and obtain your insights and feedback on matters of mutual interest. During 2020, we contacted shareholders owning approximately 56% of our outstanding shares of common stock, resulting in substantive engagements with the holders of approximately 24% of our outstanding shares. In these engagements, we discussed, among other matters,
•	Company performance;
•	Actions we took for the benefit of our stakeholders in response to the COVID-19 pandemic;
•	Executive compensation;
•	Our diversity, inclusion and belonging strategy and other human capital management issues;
•	Corporate social responsibility;
•	Board refreshment and corporate governance practices and policies; and
•	Sustainability and environmental strategy, performance and reporting, including the addendum to the Climate Report we released in the fall of 2020.
The perspectives provided by our shareholders informed our decisions and helped guide our actions in, among other things, continuing to enhance our environmental, social and governance disclosures and our disclosures related to our Board of Directors. For more information, see Our Board’s Commitment to Shareholder Engagement beginning on page 30 and 2020 Say-On-Pay Results on page 47.
2021 Proxy Statement	• 3

PROXY SUMMARY
Director Nominees
Our 11 director nominees bring an effective mix of skills, experience, backgrounds and perspectives to our Board.

You are being asked to vote on the election of these 11 director nominees, each of whom is currently serving on the Board.
Name	Age	Director Since	Primary Occupation	Independent	Committee Memberships
John R. Burbank	57	2018	Independent Strategic Advisor	Yes	• Finance • Personnel
Patrick J. Condon	72	2015	Retired Audit Partner, Deloitte & Touche LLP	Yes	• Audit (Chair) • Nuclear
Leo P. Denault (Chairman)	61	2013	Chairman of the Board and Chief Executive Officer, Entergy Corporation	No	• Executive (Chair)
Kirkland H. Donald	67	2013	Former President and Chief Executive Officer, Systems Planning and Analysis, Inc.	Yes	• Finance • Nuclear (Chair)
Brian W. Ellis	55	2020	Senior Vice President and General Counsel, Danaher Corporation	Yes	• Corporate Governance
4 •	2021 Proxy Statement

PROXY SUMMARY
Name	Age	Director Since	Primary Occupation	Independent	Committee Memberships
Philip L. Frederickson	64	2015	Former Executive Vice President, ConocoPhillips	Yes	• Audit • Executive • Finance (Chair)
Alexis M. Herman	73	2003	Chair and Chief Executive Officer, New Ventures, LLC	Yes	• Corporate Governance • Personnel
M. Elise Hyland	61	2019	Former Senior Vice President, EQT Corporation and Senior Vice President and Chief Operating Officer, EQT Midstream Services, LLC	Yes	• Audit • Finance
Stuart L. Levenick (Lead Director)	68	2005	Former Group President and Executive Office Member, Caterpillar Inc.	Yes	• Corporate Governance • Executive • Nuclear
Blanche L. Lincoln	60	2011	Founder and Principal, Lincoln Policy Group	Yes	• Corporate Governance (Chair) • Personnel
Karen A. Puckett	60	2015	Former President and Chief Executive Officer, Harte Hanks, Inc.	Yes	• Audit • Personnel (Chair)
Additional information about each director’s background and experience can be found beginning on page 8.
Corporate Governance Highlights
BOARD OF DIRECTORS	✔	10 out of 11 directors are independent
	✔	Robust Board refreshment with 3 new directors since 2018
	✔	Diverse and highly skilled Board that provides a range of viewpoints
	✔	Skills and background aligned to our strategic priorities
BEST-IN-CLASS BOARD STRUCTURE AND PROCESSES	✔	Strong Independent Lead Director with clearly defined duties and responsibilities
	✔	All committees, other than the Executive Committee, are fully independent
	✔	Regular executive sessions of independent directors
	✔	Robust share ownership requirements for executive officers and directors
	✔	Prohibit short selling, hedging, pledging and margin transactions involving Entergy securities
	✔	Mandatory director retirement at 74
	✔	Resignation policy for directors who do not receive majority vote
	✔	Annual Board and committee self-evaluations and individual director assessments
	✔	Director orientation and support for continuing education
	✔	Oversight of key enterprise risks
	✔	Annual multi-day Board meeting focused on Company long-term strategy
	✔	Directors who are current public company officers limited to no more than 2 other public boards; all other directors limited to no more than 4 other public boards
	✔	Disclosure of corporate political contributions and oversight of lobbying and political activity
SHAREHOLDER EMPOWERMENT	✔	Annual election of directors
	✔	Majority voting for directors with resignation policy for directors in uncontested elections
	✔	Proxy Access right
	✔	No poison pill; Board policy requires shareholder approval for adoption
	✔	No supermajority voting provisions in our Charter or Bylaws
	✔	Responsive, active and ongoing shareholder engagement
2021 Proxy Statement	• 5

PROXY SUMMARY
Executive Compensation Highlights
2020 Executive Compensation Structure
Each year the Personnel Committee, advised by its independent compensation consultant and informed by feedback from our shareholders, undertakes a rigorous process to set and review executive compensation. The Personnel Committee believes a substantial portion of our executive compensation should be equity based, focused on rewarding long-term performance and structured to closely align the interests of our top executives with those of our shareholders.
The elements of our compensation programs are designed to be competitive with our peers and attract and retain the talented executives necessary to manage a large and complex company like Entergy. The following table summarizes the elements of total direct compensation (“TDC”) granted or paid to our executive officers in 2020 and the performance drivers for each element. For additional information, see the Compensation Discussion and Analysis beginning on page 40.
Element	Overview	Key Benchmarks/ Performance Measures
Salary	Fixed cash compensation to attract and retain executives and to balance at-risk compensation	> Market Data > Individual Performance > Personnel Committee Judgment
Annual Incentive	Variable annual cash compensation to motivate and reward executives for achieving annual goals Range: 0% to 200% of target for financial performance, inclusive of individual adjustments	> Entergy Tax Adjusted Earnings per Share (50%) > Entergy Adjusted Operating Cash Flow (50%) > Measured over a one-year performance period and aligned with externally communicated guidance
Long-Term Performance Units
Variable long-term equity-based compensation to motivate and reward executives for achieving multi-year financial and performance objectives

Granted at beginning of a three-year performance period with payout in shares of Entergy common stock following the conclusion of the performance period.

Range 0% to 200% of target
> Relative Total Shareholder Return (80%) > Cumulative Utility Earnings Growth (20%)
Stock Options and Restricted Stock	Long-term equity-based compensation designed to encourage retention while incentivizing absolute performance that is aligned with shareholder interest	> Stock price appreciation > 3 Year Vesting
6 •	2021 Proxy Statement

PROXY SUMMARY
2020 Named Executive Officer Pay Mix
Entergy’s executive compensation programs are based on a philosophy of pay for performance that is embodied in the design of our annual and long-term incentive plans. We target TDC for our executive officers at market median and place a substantial portion of that compensation “at risk,” subject to achieving both short-term and long-term performance goals. The illustrations below show the compensation mix for our Chief Executive Officer and the average compensation mix for other NEOs TDC in 2020 and illustrates the degree to which their compensation is variable based on performance or otherwise “at risk.”

2020 Incentive Compensation Outcomes
Annual Incentive Program
The Personnel Committee determined that the 2020 Entergy Achievement Multiplier (“EAM”), which is the performance metric used to determine the maximum funding available for annual incentive awards, would be based on two equally weighted performance metrics: Entergy Tax Adjusted Earnings Per Share or ETR Tax Adjusted EPS and Entergy Adjusted Operating Cash Flow, or ETR Adjusted OCF, subject to adjustment for certain pre-determined exclusions.
The 2020 annual incentive award targets and results determined by the Personnel Committee were:
Annual Incentive Program Performance Goals	2020 Targets	2020 Results
ETR Tax Adjusted EPS ($)	5.60	6.90
ETR Adjusted OCF ($ billions)	3.450	3.127
EAM as a percentage of target	100%	120%
Long-Term Performance Incentive Program
In January 2018, the Personnel Committee chose relative total shareholder return ("TSR") and Cumulative Adjusted Utility, Parent & Other earnings per share ("UP&O EPS"), each weighted equally, as the performance measures for the 2018 – 2020 LTIP performance period.
The targets and results for the 2018 – 2020 LTIP performance period were:
Long-Term Performance Incentive Program Results	2018 – 2020 LTIP Target	2018 – 2020 LTIP Result
Relative TSR	Median	2nd Quartile
Cumulative Adjusted UP&O EPS ($)	15.20	15.25
Payout (as a percentage of target)	100%	126%
2021 Proxy Statement	• 7

BOARD OF DIRECTORS
Proposal 1 – Election of Directors
The Board currently has 11 directors, and upon the recommendation of the Corporate Governance Committee, the Board has nominated all of the current Board members to be reelected at the Annual Meeting. All of the Director nominees, other than Mr. Denault, are independent of the Company and management and meet Entergy’s criteria for independence (see “Director Independence” below). Each of the nominees, other than Brian W. Ellis, was elected at our 2020 Annual Meeting of Shareholders. If elected, each nominee will hold office until the next Annual Meeting of Shareholders and until his or her successor has been duly elected and qualified.
Each nominee has consented to serve if elected; however, if a director is unable or unwilling to serve prior to the Annual Meeting, and if the Board does not reduce the size of the Board, shares represented by proxies may be voted for a substitute nominated by the Board. Proxies cannot be voted for a greater number of directors than the 11 nominees identified in this Proxy Statement. If you sign and properly submit your proxy card, but do not give instructions with respect to voting for directors, your shares will be voted for the 11 persons recommended by the Board of Directors.
Board Skillset Matrix
The table below provides a summary view of the qualifications and key attributes of each director nominee.

Qualifications and Attributes	John R. Burbank	Patrick J. Condon*	Leo P. Denault	Kirkland H Donald	Brian W. Ellis	Philip L. Fredrickson*	Alexis M. Herman	M. Elise Hyland	Stuart L. Levenick	Blanche L. Lincoln	Karen A. Puckett
Technology and Transformation: Our industry is undergoing transformational change as a result of advances in technology and changing customer expectations about the products and services they want and need to power their lives. This creates opportunities for companies whose leadership is able to understand those changes and what they mean for their customers and other stakeholders. Directors with experience managing or advising consumer-facing businesses and operations that have been impacted by transformational change can provide the Board with critical insights and perspective on these issues and challenges.	•	•		•	•		•	•	•		•
Executive Experience: Directors who hold or have held significant executive or leadership positions within large organizations provide the Company with unique insights. These individuals generally possess extraordinary leadership qualities as well as the ability to identify and develop those qualities in others. Their experiences developing talent and solving problems in large, complex organizations prepare them well for the responsibilities of board service.	•		•	•	•	•	•	•	•		•
Finance and Accounting: An understanding of finance and financial reporting processes is important for our directors to enable and assess our strategic performance and to ensure accurate financial reporting and robust controls. We seek directors with knowledge and experience in corporate finance, accounting and financial reporting as well as directors with "accounting or related financial management expertise" as defined in the New York Stock Exchange listing standards.	•	•	•	•	•	•	•	•	•	•	•
Government/Legal/Public Policy: Our businesses are heavily regulated and are directly affected by governmental actions. As such, we seek to have directors with experience in government, law and public policy to provide insight and understanding of effective strategies in these areas.					•		•			•

8 •	2021 Proxy Statement

BOARD OF DIRECTORS

Qualifications and Attributes	John R. Burbank	Patrick J. Condon*	Leo P. Denault	Kirkland H Donald	Brian W. Ellis	Philip L. Fredrickson*	Alexis M. Herman	M Elise Hyland	Stuart L. Levenick	Blanche L. Lincoln	Karen A. Puckett
Operations: As a capital–intensive company, we seek to have directors with deep experience in a significant operations role with other large, capital-intensive businesses to help us develop, implement and assess our capital plan and our business strategy.						•		•	•		•
Regulated Utility/Nuclear: Due to the complexity and highly regulated nature of our business, we believe it is important to have directors with experience in the utility industry or in nuclear power operations to enable the Board to provide effective oversight of our operations.		•	•	•							•
Risk Management: Managing risk in a rapidly changing environment is critical to our success. Thus, we seek directors with experience managing or overseeing the management of business, financial and other risks of a significance or complexity similar to those faced by Entergy.	•	•	•	•	•	•	•	•	•		•
Other Public Boards: Directors who have served on other public company boards are able to draw on lessons learned on their other boards, as they seek to develop and implement our business strategies and best practices for the Company.		•		•		•	•	•	•	•	•
Demographic Information											
Board Tenure (years)	3	6	8	8	1	6	18	2	16	10	6
Age (years)	57	72	61	67	55	64	73	61	68	60	60
Gender (Male/Female)	M	M	M	M	M	M	F	F	M	F	F
Black/African American					•		•				
White	•	•	•	•		•		•	•	•	•

*	Audit Committee Financial Expert
The Board also believes that all Director nominees possess the personal traits of candor, integrity, commitment, and collegiality that are essential to an effective board of directors. The non-employee director nominees collectively also satisfy the Corporate Governance Committee’s goal of geographic diversity, with the 10 nominees residing in 10 different states, including nominees with strong ties to the states of Arkansas, Louisiana and Texas where we have significant operations.
2021 Proxy Statement	• 9

BOARD OF DIRECTORS
Our 2021 Director Nominees
Below are career highlights and a high level summary of the specific experience, qualifications and attributes of each nominee that caused our Corporate Governance Committee and Board to determine that the nominee is qualified to serve as a director of the Company.
John R. Burbank Groton, Connecticut Age 57 Director Since 2018 Entergy Board Committees • Finance • Personnel
Key Qualifications and Experience
• Independent Strategic Advisor (self-employed)
• Former President, Corporate Development and Strategy, Nielsen Holdings plc (a global information, data and measurement company) – 2017-2019
• Former President, Strategic Initiatives, Nielsen Holdings plc – 2011-2017
• Director, Vizio Holding Corp.
• Former, Trustee, March of Dimes

Skills and Attributes
Mr. Burbank brings to the Board his extensive management experience in consumer-facing businesses that have been disrupted by technological change. Accordingly, he brings valuable insights and perspective on the potential impact of technological change on our industry and our company. Mr. Burbank also brings the benefit of his extensive senior management experience leading strategic investments and corporate development and strategy at Nielsen Holdings plc.

Patrick J. Condon Frankfort, Illinois Age 72 Director Since 2015 Entergy Board Committees • Audit (Chair) • Nuclear
Key Qualifications and Experience
• Retired Audit Partner, Deloitte & Touche LLP – 2002-2011
• Former Audit Partner, Arthur Andersen LLP
• Former Director, Cloud Peak Energy, Inc. and Roundy’s, Inc.
• National Association of Corporate Directors CERT Certificate in Cybersecurity Oversight

Skills and Attributes
As a retired audit partner of a “Big Four” accounting firm, Mr. Condon brings his many years of experience in auditing and accounting to the Board. As leader of Arthur Andersen’s utility group, Mr. Condon acquired in-depth knowledge of the utility industry. The Board also benefits from his regional and national leadership experience gained at Deloitte & Touche LLP and his current and prior service to community and charitable organizations and on other public company boards.

10 •	2021 Proxy Statement

BOARD OF DIRECTORS
Leo P. Denault New Orleans, Louisiana Age 61 Director Since 2013 Entergy Board Committees • Executive (Chair)
Key Qualifications and Experience
• Chairman of the Board of Directors, Entergy Corporation since February 2013
• Chief Executive Officer, Entergy Corporation and Entergy Services, LLC since  February 2013
• Executive Vice President and Chief Financial Officer, Entergy Corporation –
   2004-2013
• Director, Edison Electric Institute, Institute of Nuclear Power Operations, Atlanta
   Center Regional Governing Board of the World Association of Nuclear Operators
   and Jobs for America’s Graduates

Skills and Attributes
As our Chairman and Chief Executive Officer and former Executive Vice President and Chief Financial Officer, Mr. Denault brings to the Board his leadership skills, his deep knowledge of the Company, his extensive senior executive experience in the utility industry and the knowledge and experience he has gained through his service on the boards of the Edison Electric Institute, the Institute of Nuclear Power Operations and the Atlanta Center Regional Governing Board of the World Association of Nuclear Operators.

Admiral Kirkland H. Donald, USN (Ret.) Mount Pleasant, South Carolina Age 67 Director Since 2013 Entergy Board Committees • Finance • Nuclear (Chair)
Key Qualifications and Experience
• Former President and Chief Executive Officer, Systems Planning and Analysis, Inc. – 2014-2015
• Former Executive Vice President, Chief Operating Officer and Director, Systems Planning and Analysis, Inc. – 2013-2014
• Admiral U.S. Navy (Retired)
• Former Director, Naval Nuclear Propulsion – 2004-2012
• Chairman of the Board, Huntington Ingalls Industries, Inc.
• Director Battelle Memorial Institute
• Outside Director, Rolls Royce North America, SSA
• Former Executive Advisor to NexPhase Capital Partners (private equity firm, formerly Moelis Capital Partners)
• National Association of Corporate Directors CERT Certificate in Cybersecurity
Oversight

Skills and Attributes
Mr. Donald brings to the Board deep nuclear expertise and valuable leadership and risk-management experience gained through his distinguished military career in the United States Navy’s nuclear program and through his business and senior management experience since retiring from the Navy.

2021 Proxy Statement	• 11

BOARD OF DIRECTORS
Brian W. Ellis Bethesda, Maryland Age 55 Director Since 2020 Entergy Board Committees • Corporate Governance
Key Qualifications and Experience
• Senior Vice President and General Counsel, Danaher Corporation (a global science and technology innovation company) since 2016
• Vice President and Group Counsel, Medtronic, Inc. – 2012-2015

Skills and Attributes
Mr. Ellis brings to the Board his extensive experience setting and executing business and legal strategies for innovation-oriented companies as well as deep knowledge gained from his experience overseeing legal and compliance matters, corporate governance, regulatory affairs, sustainability, intellectual property, environmental, safety and health matters, and risk management for a large, complex organization.

Philip L. Frederickson Arden, North Carolina Age 64 Director Since 2015 Entergy Board Committees • Audit • Executive • Finance (Chair)
Key Qualifications and Experience
• Former Executive Vice President, Planning, Strategy and Corporate Affairs, ConocoPhillips – 2006-2008
• Former Executive Vice President, Commercial, ConocoPhillips – 2002-2006
• Former Director, Sunoco Logistics Partners L.P., Rosetta Resources Inc. and Williams Partners LP

Skills and Attributes
Mr. Frederickson brings to the Board his extensive senior management, operating and leadership experience gained through his business career at ConocoPhillips and its predecessor, Conoco Inc., where he held a variety of senior management positions in operations, strategy and business development. In addition to his diverse senior-level management experience, Mr. Frederickson brings his experience leading strategic change both at ConocoPhillips and on the other public company boards on which he has served. His strong ties to the State of Texas also enable him to provide insight into the issues and concerns of our Texas service territory.

12 •	2021 Proxy Statement

BOARD OF DIRECTORS
Alexis M. Herman McLean, Virginia Age 73 Director Since 2003 Entergy Board Committees • Corporate Governance • Personnel
Key Qualifications and Experience
• Chair and Chief Executive Officer, New Ventures, LLC (corporate consultants)
since 2001
• Former Secretary of Labor of the United States of America
• Former White House Assistant to the President of the United States of America
• Lead Independent Director, Cummins, Inc.
• Director, Coca-Cola Company and MGM Resorts International
• Senior Vice Chair, The National Urban League
• Chair, Toyota Motor Corporation North American Diversity Advisory Board and Member, Global Advisory Board
• President, Dorothy I. Height Education Foundation

Skills and Attributes
Secretary Herman brings to the Board a combination of high-level U.S. government service, experience as a strategic advisor to numerous U.S. and international companies and broad public policy expertise, She also brings the benefit of her extensive public company board experience, including her service as Lead Independent Director to another public company. Through her service on other boards, Ms. Herman has also gained experience addressing the strategic issues of companies impacted by changing consumer demands and technological change.

M. Elise Hyland Pittsburgh, Pennsylvania Age 61 Director Since 2019 Entergy Board Committees • Audit • Finance
Key Qualifications and Experience
• Former Senior Vice President, EQT Corporation and Senior Vice President and Chief Operating Officer, EQT Midstream Services, LLC (a petroleum and natural gas exploration and pipeline company) – 2017-2018
• Former Executive Vice President of Midstream Operations and Engineering, EQT    Midstream Services, LLC (midstream services provider) – 2013-2017
• Former President of Commercial Operations, EQT Midstream Services, LLC
   2010-2013
• Former President, Equitable Gas Company, a previously owned entity of EQT
   2007-2010
• Director, Marathon Oil Corporation and Washington Gas Light Company
• Former Director, EQT Midstream Partners

Skills and Attributes
Ms. Hyland brings to the Board her extensive senior executive and operations experience in a capital-intensive industry, gained through her career at EQT Corporation and EQT Midstream Services, LLC. This experience, combined with her experience in finance and strategic planning, enables her to contribute valuable insights as we grow our utility business and execute on our capital plan.

2021 Proxy Statement	• 13

BOARD OF DIRECTORS
Stuart L. Levenick Naples, Florida Age 68 Director Since 2005 Lead Independent Director Entergy Board Committees • Corporate Governance • Executive • Nuclear
Key Qualifications and Experience
• Lead Director, Entergy Corporation since May 2016
• Former Group President and Executive Office Member, Caterpillar Inc. (a manufacturer of construction and mining equipment) – 2004-2015
• Lead Independent Director, W. W. Grainger, Inc.
• Director, Finning International, Inc.
• Former Executive Director, U.S. Chamber of Commerce, Washington, D.C.
• Former Executive Director and Past Chairman, Association of Equipment
   Manufacturers, Washington, D.C.

Skills and Attributes
Mr. Levenick brings to the Board his extensive senior executive experience at a major manufacturing company, as well as his experience as a public company director, including as Lead Independent Director of another public company. This experience enables him to contribute valuable operational and financial expertise and offer an informed perspective on leadership development and on management and business issues arising out of evolving customer needs and desires and rapid technological change.

Blanche Lambert Lincoln Little Rock, Arkansas Age 60 Director Since 2011 Entergy Board Committees • Corporate Governance (Chair) • Personnel
Key Qualifications and Experience
• Founder and Principal, Lincoln Policy Group (a consulting firm) since July 2013
• Former Special Policy Advisor for Alston & Bird LLP – 2011-2013
• Former United States Senator for the State of Arkansas –1999-2011
• Former United States Representative for the State of Arkansas – 1993-1997
• Former Chair, U.S. Senate Committee on Agriculture, Nutrition and Forestry
• Former Member, U.S. Senate Committee on Finance, Committee on Energy and
   Natural Resources, and Special Committee on Aging
• Former Member of the U.S. House Committee on Energy and Commerce, Committee on Agriculture and Committee on Natural Resources (formerly House Committee on Merchant Marine and Fisheries)
• Director, Hope Enterprise Corporation
• Trustee, The Center for the Study of the Presidency and Congress
• Former Director, Rayonier Inc.

Skills and Attributes
As a former member of the U.S. Senate and House of Representatives, Ms. Lincoln brings to the Board her extensive background and experience in governmental, public policy and legislative affairs, providing her with a unique and valuable perspective on many of the critical issues and opportunities facing the Company. Her strong ties to the State of Arkansas also provide the Board with insight into the issues and concerns of our Arkansas service territory.

14 •	2021 Proxy Statement

BOARD OF DIRECTORS
Karen A. Puckett Houston, Texas Age 60 Director Since 2015 Entergy Board Committees • Audit • Personnel (Chair)
Key Qualifications and Experience
• Former President and Chief Executive Officer, Harte Hanks, Inc. (marketing services company) – 2015-2018
• Former President-Global Markets, CenturyLink, Inc. (a telecommunication company) – 2014-2015
• Former Executive Vice President and Chief Operating Officer, CenturyLink, Inc. –
2009-2014
• Former President and Chief Operating Officer, CenturyTel, Inc. – 2000-2009
• Director, Osmose Utilities Service, Inc.
• Former Director, Harte Hanks, Inc.

Skills and Attributes
Ms. Puckett brings to the Board her extensive management, operations and business experience acquired through her senior leadership positions in a rapidly changing and highly regulated industry and her deep experience with technology-driven innovation. Ms. Puckett’s ties to the State of Louisiana, as a former resident and senior executive of a large Louisiana-based company, also enable her to offer insight into the issues and concerns of our Louisiana service territory.

Identifying Director Candidates
The Corporate Governance Committee’s policy regarding consideration of potential director nominees acknowledges that choosing a Board member involves a number of objective and subjective assessments, many of which are difficult to quantify or categorize. However, the Corporate Governance Committee:
•	Seeks to nominate candidates with superior credentials, sound business judgment and the highest ethical character;
•
Takes into account the candidate’s relevant experience with businesses or other organizations of comparable size to the Company and seeks to identify candidates whose experience and contributions will add to the collective experience of the Board; and

•
Believes the Board should reflect a diversity of backgrounds and experiences in various areas, including age, gender, race, geography and specialized experience, and candidates are assessed to determine the extent to which they would contribute to that diversity.

2021 Proxy Statement	• 15

BOARD OF DIRECTORS

The Corporate Governance Committee screens and recommends candidates for nomination by the full Board. The Committee is typically assisted with its recruitment efforts by an independent third-party search firm which seeks to identify candidates that satisfy the Board’s criteria. The search firm also assists in the screening process and provides research and pertinent information regarding candidates.
Following recent director retirements, the Board continued to search for director candidates in 2020. In 2019, the committee had asked Russell Reynolds Associates to help it identify candidates with sophisticated legal or transactional experience focused on the kinds of issues and challenges likely to be faced by the Company. The committee decided to seek a director with that skillset based on input from the full Board and a review of the backgrounds, skills and qualifications of the current members of the Board in light of the Company’s business strategy and the types of risks and opportunities the Board expected it to encounter in the coming years. Through this process, the committee sought to add a Board member whose background, skills and experience would complement the backgrounds, skills and experiences already on the Board and align with the strategic direction of the Company. The committee also advised Russell Reynolds of the importance the Board places on diversity in the recruitment of new Board members.
Following an extensive national search, the committee concluded in October 2020 that Brian W. Ellis, who had been identified and recommended by Russell Reynolds, offered a combination of experience and qualifications that more than met the Board’s requirements, and that Mr. Ellis was qualified to serve as an independent director and would be an outstanding addition to the Board. As part of the search process Mr. Ellis was interviewed by our Chairman of the Board, the Lead Director and the other members of the Corporate Governance Committee. His background and qualifications were reviewed and discussed by the Corporate Governance Committee and with the full Board prior to his recommendation for election to the Board. In reaching its conclusion, the committee took into account, among other things, Mr. Ellis’s nearly 30 years of legal, corporate governance and business leadership experience, including most recently his responsibilities as Senior Vice President and General Counsel at Danaher Corporation, a global science and technology innovation company. Following the Corporate Governance Committee’s recommendation, Mr. Ellis was elected to the Board effective October 30, 2020.
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BOARD OF DIRECTORS
Shareholder Nominations and Recommendations of Director Candidates
Shareholders who wish to nominate directors for election at an annual meeting should follow the procedures and instructions set forth in our Bylaws.
Our Bylaws also include a “proxy access” right that permits a group of up to 20 shareholders who have owned at least 3% of our outstanding common stock for at least three years to submit director nominees for up to 20% of the Board for inclusion in our proxy statement, if the shareholder and the nominee meet the requirements in our Bylaws.
Shareholders who wish to recommend, but not directly nominate, candidates for consideration should send their recommendations to the Company’s Secretary at 639 Loyola Avenue, New Orleans, Louisiana 70113 or by email to etrbod@entergy.com. The committee will consider director candidates recommended by shareholders in accordance with the criteria for director selection described above under “Identifying Director Candidates.”
Director Orientation and Continuing Education
Upon joining the Board, new directors undergo a comprehensive orientation program that introduces them to the Company, including our business operations, strategy, key members of management, and our corporate governance practices. This program is considered an essential part of the director onboarding process and is annually reviewed for effectiveness by the Corporate Governance Committee. New director orientation is tailored to complement the background of the new director and takes into account whether the new director currently serves or has previously served on a public company board. Directors also are encouraged to enroll in director education programs, and the Corporate Governance Committee annually reviews and reports on director participation in such programs.
The Board is briefed regularly on industry and corporate governance developments affecting the Company and, at its annual Retreat, the Board has the opportunity to discuss some of the most critical strategic issues facing the Company with outside experts in the applicable fields. The annual Retreat also includes a director education component, programmed by the Corporate Governance Committee, which focuses on director duties and responsibilities and current issues in corporate governance. To enhance the Board’s understanding of some of the unique issues affecting our nuclear fleet, directors are regularly invited to visit our nuclear plant sites, where they tour the facilities and interact directly with the personnel responsible for our day-to-day nuclear operations. These activities collectively help to ensure that the Board remains knowledgeable about the most important issues affecting our Company and its business.
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CORPORATE GOVERNANCE
Entergy’s Board of Directors
The Board of Directors provides oversight with respect to our strategic direction, overall performance and key corporate policies. It approves major initiatives, advises on key financial and business objectives, and monitors progress with respect to these matters. In addition to reports they receive on specific projects or initiatives, members of the Board are kept informed about our business through various reports and briefings provided to them on a regular basis, including operational and financial reports provided at Board and committee meetings by the Chairman and Chief Executive Officer and other senior executive officers.
To facilitate its oversight of corporate strategy, the Board participates in an annual multi-day Retreat devoted entirely to long-term strategy development and continuing education and informed by in-depth discussions with management and external experts and advisors. The Board also receives regular briefings by management on matters of strategic significance to the Company during the year. Because many important strategic issues are addressed by Board committees, the Board schedules its regular committee meetings sequentially on the day before the Board meeting so that all directors can attend and participate in the committee meetings. Committee meeting days are preceded by a full Board executive session at which key committee matters of strategic significance are highlighted and discussed.
Director Independence
Under its Charter, Entergy’s Corporate Governance Committee annually reviews the financial and other relationships between the directors and Entergy as part of the assessment of director independence. The Corporate Governance Committee makes recommendations to the Board about the independence of directors and the Board determines whether each director is independent. In addition to this annual assessment of director independence, independence is monitored by the Corporate Governance Committee and the full Board on an ongoing basis. The independence criteria established by the Board in accordance with the New York Stock Exchange (“NYSE”) requirements and used by the Corporate Governance Committee and the Board in their assessment of the independence of directors can be found in the Company’s Corporate Governance Guidelines.
Applying those standards to our directors, our Board, upon the recommendation of the Corporate Governance Committee, has determined that all directors, other than Mr. Denault, are independent within the meaning of the rules of the NYSE and our Corporate Governance Guidelines.
Key Corporate Governance Features
The Corporate Governance Committee reviews our Corporate Governance Guidelines and our overall governance practices annually to ensure that our corporate governance practices continue to meet the high standards expected by our shareholders. Our Corporate Governance Guidelines can be found at http://www.entergy.com/investor_relations/corporate_governance.aspx.
Effective Board Structure and Composition
Strong Independent Board Leadership	All Directors, other than our Chief Executive Officer, are independent. All standing committees of the Board, other than the Executive Committee, are comprised solely of independent directors.
Independent Lead Director	The independent directors appoint a Lead Director who serves for a three-year term with clearly defined duties and responsibilities.
Annual Review of Board Leadership	The Corporate Governance Committee conducts an annual review of the Board leadership structure to ensure it remains effective.
Executive Sessions of Independent Directors	Independent directors meet in executive session without management present at each Board meeting.
Annual Board Evaluations	The Board, its committees and individual directors are evaluated on an annual basis.
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CORPORATE GOVERNANCE
Regular Board Refreshment	The Board’s approach to refreshment has resulted in a balanced mix of experienced and new directors.
Director Retirement Policy
A director may not be nominated for re-election to the Board if he or she has reached the age of 74 on or before January 1 of the year in which such person would be elected or re-elected, unless specifically recommended to serve beyond the age of 74 by the Corporate Governance Committee and approved by the Board.

Commitment to Diversity
The Board is committed to reflecting a broad diversity of backgrounds and experiences, including race, gender, age, geography, and specialized experience, and potential Board nominees are assessed to determine whether they contribute to that diversity.

Mandatory Resignation Upon Change in Circumstances
Non-employee directors should offer their resignations when either their employment or the major responsibilities they held when they joined the Board change. The Corporate Governance Committee then reviews the change in circumstances and makes a recommendation to the Board as to whether it is appropriate for the director to continue to serve on the Board and be nominated for re-election.

Responsive and Accountable to Shareholders
Majority Voting in Director Elections
In an election of directors where the number of directors nominated does not exceed the total number of directors to be elected, director nominees must receive the affirmative vote of a majority of votes cast to be elected. If a director receives more votes “Against” his or her election than votes “For” his or her election, the director must promptly tender his or her resignation.

Annual Election of Directors	All of our directors are elected annually at our annual meeting of shareholders.
Director Overboarding Policy
Non-employee directors may not serve on more than 4 other public-company boards, and directors who are either an executive of the Company or an executive of another company may not serve on more than 2 other public-company boards. No director may serve as a member of the Audit Committee if that director serves on the audit committee of more than 2 other public companies unless the Board determines that such simultaneous service would not impair the ability of that director to serve effectively on the Audit Committee.

Proxy Access
Any shareholder or any group of up to 20 shareholders owning at least 3 percent of Entergy’s outstanding common stock for at least three years may nominate and include in our proxy materials director nominees constituting up to 20% of the Board in accordance with our Bylaws.

No Shareholder Rights Plan
Entergy does not have a shareholder rights plan, otherwise known as a “Poison Pill.” The Board will obtain shareholder approval prior to adopting a future shareholder rights plan unless the Board, in the exercise of its fiduciary duties, determines that it would be in the best interest of the Company and our shareholders to adopt a rights plan without prior shareholder approval. If a rights plan is adopted by the Board without prior shareholder approval, the plan must be approved by shareholders at the next annual meeting.

No Supermajority Requirements in Certificate of Incorporation or Bylaws	Our Restated Certificate of Incorporation and Bylaws contain majority vote standards for all actions requiring shareholder approval.
2021 Proxy Statement	• 19

CORPORATE GOVERNANCE
Anti-Hedging Policy
We have adopted an anti-hedging policy that prohibits officers, directors and employees from entering into hedging or monetization transactions involving our common stock. Prohibited transactions include, without limitation, zero-cost collars, forward sale contracts, purchase or sale of options, puts, calls, straddles or equity swaps or other derivatives that are directly linked to the Company’s stock, and transactions involving “short-sales” of the Company’s stock.

Director Stock Ownership
Within five years of their election, directors must hold shares or units of Entergy common stock having a market value of at least five times the annual cash retainer, or $562,500. A review of non-employee director stock ownership was conducted at the December 2020 Corporate Governance Committee meeting, and the committee determined that all of our non-employee directors who had been members of the Board for at least five years satisfied this requirement.

Structure of Our Board
Our Board Leadership Structure
Our Corporate Governance Guidelines provide the flexibility to split or combine the Chairman and Chief Executive Officer responsibilities. However, when the roles of Chairman of the Board and the Chief Executive Officer are combined, the guidelines require the Board to appoint, from among its independent members, a Lead Director. Currently, our Board is led by Leo P. Denault, who has served as Chief Executive Officer and Chairman of the Board since 2013, and Stuart L. Levenick, who has served as our Lead Director since 2016.
Why Our Board Structure Is Appropriate
The Board understands and appreciates the reasons many boards choose to be led by a fully independent Chairman of the Board. In recognition of the importance of this issue, the independent directors, led by our Corporate Governance Committee, annually evaluate whether we continue to have the appropriate Board leadership structure. The Board believes that its current leadership structure, under which it is led by a combined Chairman and Chief Executive Officer and a strong independent Lead Director, with independent directors chairing each of the Board key committees, is most suitable for the Company at this time because it provides the optimal balance between independent oversight of management and efficient, unified leadership. Given his deep involvement in the Company’s business and industry, we believe Mr. Denault is uniquely positioned to determine the issues and topics that should be on the Board’s agenda, subject to the Lead Director’s review and concurrence. At the same time, we believe that having an otherwise entirely independent Board, led by a strong independent Lead Director and independent chairs of each of our key committees, provides ample assurance that the Board will not be unduly dominated or influenced by management and will always act independently and in the best interests of our shareholders.
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CORPORATE GOVERNANCE
How We Select The Lead Director
The Corporate Governance Committee considers feedback from our Board members and then makes a recommendation to the Board’s independent directors. Based on this recommendation, the Lead Director is appointed by a majority of the independent members of the Board. The Lead Director, subject to his or her annual election to the Board, serves for a term of three years. In May 2019, Mr. Levenick was elected to a new three-year term as Entergy’s Lead Director.
Our Lead Director
Stuart L. Levenick Lead Director (since 2016)	Lead Director Duties:

	•	Calls meetings of the independent directors
	•	Presides at executive sessions of the independent directors and all meetings of the Board at which the Chairman and Chief Executive Officer is not present
	•	Serves as a member of the Executive Committee of the Board
	•	Serves as a liaison between the independent directors and the Chairman and Chief Executive Officer
	•	Serves as the point of contact for shareholders and others to communicate with the Board
	•	Meets individually with each director to discuss the performance of the individual director, the Board and its committees
	•	Reviews and advises on Board meeting agendas and consults with the Chairman and Chief Executive Officer on the preparation of agendas
•
Provides feedback from the Board to the Chairman and Chief Executive Officer following each executive session of independent directors and, together with the Chair of the Personnel Committee, provides the Chairman and Chief Executive Officer with an annual performance review

	•	Assists with recruitment of director candidates and, along with the Chairman, may extend the invitation to a new potential director to join the Board
Board Committees
The Board has an Executive Committee and the following 5 standing committees: Audit, Corporate Governance, Personnel, Finance and Nuclear. Each standing committee:
•	Consists solely of independent directors;
•	Operates pursuant to a written charter;
•	Evaluates its performance annually;
•	Reviews its charter annually;
•	Reports its activities to the Board;
•	Works closely with management, as appropriate; and
•	Meets regularly.
The members of the Board committees and their Chairs are nominated by the Corporate Governance Committee and appointed by the Board. The staffing of each committee allows us to take advantage of our directors’ diverse skill sets, enabling deep focus on committee matters.
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CORPORATE GOVERNANCE
Board Committee Composition and Responsibilities
The tables below show the current chairs and membership of each of our standing committees. All of the directors of these committees are independent.
Audit	Key Responsibilities

Patrick J. Condon
(Chair)

Other Members: Philip L. Frederickson, M. Elise Hyland and Karen A. Puckett

9 meetings in 2020

Each member of the Audit Committee satisfies the heightened independence standards and qualification criteria and is financially literate in accordance with the NYSE and Securities and Exchange Commission (“SEC”) rules.

Mr. Condon and Mr. Frederickson have been determined to be Financial Experts as defined by the SEC
	•	Oversees our accounting and financial reporting processes and the audits of our financial statements;
	•	Assists the Board in fulfilling its oversight responsibilities with respect to our compliance with legal and regulatory requirements, including our disclosure controls and procedures;
	•	Decides whether to appoint, retain or terminate our independent auditors;
	•	Pre-approves all audit, audit-related, tax and other services, if any, provided by the independent auditors;
	•	Appoints and oversees the work of our Vice President, Internal Audit and assesses the performance our Internal Audit Department; and
	•	Prepares the Audit Committee Report.

Corporate Governance	Key Responsibilities
Blanche L. Lincoln (Chair) Other Members: Brian W. Ellis, Alexis M. Herman and Stuart L. Levenick 7 meetings in 2020	•	Develops policies and practices relating to corporate governance and reviews compliance with the Company’s Corporate Governance Guidelines;
	•	Recommends the director nominees for approval by the Board and shareholders;
	•	Establishes and implements self-evaluation procedures for the Board and its committees, including individual director evaluations;
	•	Reviews annually and makes recommendations to the Board on the form and amount of non-employee director compensation; and
	•	Provides oversight of the Company’s sustainability strategies, policies and practices, including those relating to climate change and corporate social responsibility.
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CORPORATE GOVERNANCE
Finance	Key Responsibilities
Philip L. Frederickson (Chair) Other Members: John R. Burbank, Kirkland H. Donald and M. Elise Hyland 9 meetings in 2020	•	Oversees corporate capital structure and budgets and recommends approval of capital projects;
	•	Oversees financial plans and key financial risks;
	•	Reviews and makes recommendations to the Board regarding our financial policies, strategies, and decisions, including our dividend policy;
	•	Reviews our investing activities; and
	•	Reviews and makes recommendations to the Board with respect to significant investments, including large capital projects.

Nuclear	Key Responsibilities

Kirkland H. Donald
(Chair)

Other Members: Patrick J. Condon and
Stuart L. Levenick

5 meetings in 2020

The number of Nuclear Committee meetings in 2020
does not include virtual meetings that members of the
Nuclear Committee participated in with the nuclear
executive team at our nuclear sites or meetings with the
Institute of Nuclear Power.
	•	Provides non-management oversight and review of matters relating to the operation of the Company’s nuclear generating plants;
	•	Focuses on safety, operating performance, operating costs, staffing and training; and
	•	Consults with management concerning internal and external nuclear-related issues.
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CORPORATE GOVERNANCE
Personnel	Key Responsibilities

Karen A. Puckett
(Chair)

Other Members: John R. Burbank, Alexis M. Herman and Blanche L. Lincoln

10 meetings in 2020

Each member of the Personnel Committee satisfies the heightened independence standards and qualification criteria in the NYSE and SEC rules
	•	Determines and approves the compensation of our Chief Executive Officer and other senior executive officers;
	•	Approves or makes recommendations to the Board to approve incentive, equity-based and other compensation plans;
	•	Develops and implements compensation policies;
	•	Evaluates the performance of our Chairman and Chief Executive Officer;
	•	Reports at least annually to the Board on succession planning, including succession planning for the Chief Executive Officer; and
	•	Provides oversight of the Company’s organizational health and diversity and inclusion strategies.
Executive Committee. The Board also has an Executive Committee, which is chaired by Leo P. Denault, our Chairman and Chief Executive Officer. Other Members of the Executive Committee are Philip L. Frederickson and Stuart L. Levenick. The Executive Committee is authorized to act for the Board on all matters, except those matters specifically reserved by Delaware law to the entire Board. It did not meet in 2020.
Director Attendance and Executive Sessions
Board Meetings. In 2020, our Board of Directors held 16 meetings. No incumbent director attended fewer than 75% of the total number of meetings of our Board and the committees on which he or she served. Overall attendance by directors at meetings of the Board and committees on which they served during 2020 averaged 99% for our directors as a group.
Annual Shareholder Meeting. We encourage, but do not require, our Board members to attend our annual meeting of shareholders. All of our Board members then in office attended our 2020 Annual Meeting of Shareholders, which was conducted virtually via audio webcast.
Executive Sessions. The Corporate Governance Guidelines require the independent directors to meet in executive session without any members of management present at least four times a year. In practice, the independent directors typically meet in executive session during each regular Board meeting with our Lead Director presiding over these sessions.
How Our Board and Committees Evaluate Their Performance
Annually, the Board and each of its committees conduct a rigorous self-evaluation of their respective performance and effectiveness. This process, which is conducted prior to the annual meeting each year, is overseen by the Corporate Governance Committee and is reviewed annually to determine whether it is well designed to maximize its effectiveness and to ensure that all appropriate feedback is being sought and obtained by the Corporate Governance Committee.
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CORPORATE GOVERNANCE
The following diagram illustrates the Board self-evaluation process:

Our Board self-evaluation covers the following areas, among others:
•	Board effectiveness;
•	Satisfaction with the performance of the Lead
Director;
•	Board and committee structure and composition;
•	Satisfaction with the performance of the
Chairman;
•	Access to the Chief Executive Officer and other
members of senior management;
•	Quality of the Board discussions and balance
between presentations and discussion;
•	Quality of materials presented to directors;
•	Board and committee information needs;
•	Satisfaction with Board agendas and the
frequency of meetings and time allocation;
•	Whether the Board is focusing on the most
important issues;
•	Oversight of key risks and risk management;
•	Board dynamics and culture;
•	Board dialogue;
•	Board and committee succession planning;
•	Director access to experts and advisors; and
•	Satisfaction with the format of the evaluation.
Risk Oversight
Inherent in the Board’s responsibilities is understanding and overseeing the major risks we face and our risk assessment and risk management processes. The Board does not view risk in isolation. Risks are considered in virtually every business decision. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk taking is essential for the Company to be competitive and to achieve the Company’s long-term strategic objectives. Key objectives of the Board’s risk oversight framework are to:
•	Understand critical risks in the Company’s business and strategy;
•	Allocate responsibilities for risk oversight among the full Board and its committees;
•	Evaluate the Company’s risk management processes and whether they are functioning adequately;
•	Facilitate open communication between management and directors; and
•	Foster an appropriate culture of integrity and risk awareness.
Like other companies, Entergy is subject to many diverse risks. These include financial and accounting risks, market and credit risks, capital deployment risks, operational risks, compensation risks, liquidity risks, litigation risks, strategic risks, regulatory risks, reputation risks, natural-disaster risks and technology risks, including the cybersecurity risks discussed below, among others. Some critical risks having enterprise-wide significance, such as corporate strategy and
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CORPORATE GOVERNANCE
capital budget, require the full Board’s active oversight, but our Board committees also play a key role because they can devote more time to reviewing specific risks within their respective areas of responsibility. To facilitate full Board engagement, the Board’s committees typically hold their regular meetings sequentially on a committee meeting day prior to the day of each regular Board meeting, enabling all directors to participate in all committee meetings.
In accordance with NYSE standards, our Audit Committee has the primary responsibility for overseeing risk management. Our standing Board committees also regularly consider risks arising within their respective functional areas of responsibility. Each of these committees receives regular reports from management which assist it in its oversight of risk in its respective area of responsibility. Current risk assignments for our Board committees are as follows:
Board Oversight Overall identification, management and mitigation of risk, with a focus on strategic risks

Audit Committee	Corporate Governance Committee	Finance Committee	Nuclear Committee	Personnel Committee

• Financial reporting
process and internal control risks
• Risks associated with regulatory compliance risks including environmental,
NERC, and FERC
• Risks associated with corporate compliance, significant legal matters, and the Company’s insurance programs
• Market and credit
risks
• Physical and
cybersecurity risks

• Corporate governance, legislative and regulatory policy risks
• Board succession
risks
• Risks related to shareholder activism
• Environmental, sustainability and corporate social responsibility risks
• Risks related to stakeholder engagement and
lobbying activities
		• Risks associated with strategic decisions and major transactions and capital investments • Financial risks, including liquidity, credit and capital market risks	• Safety risks unique to the operation of our nuclear fleet	• Executive compensation risks • Risks associated with safety and employee matters • Management succession risks • Risks associated with organizational health and diversity and inclusion strategies

Role of Management

The Board and the Audit Committee monitor and oversee the evaluation of the effectiveness of the internal controls and the risk management process.
While the Board and the committees oversee risk management, the Company’s management is charged with managing risk. The Company has robust internal processes and an effective internal control environment that facilitate the identification and management of risk and regular communication with the Board. These include an enterprise risk management program, regular internal management Disclosure Committee meetings, a strong Legal Department and Ethics and Compliance office and a comprehensive internal and external audit process. Management communicates routinely with the Board and its committees on the significant risks identified and how they are being managed. Directors are free to, and often do, communicate directly with senior management.

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Sustainability Oversight
In 2002, Entergy’s Board adopted a forward-looking sustainability and environmental vision statement that committed Entergy to “develop and conduct our business in a responsible manner that is environmentally, socially and economically sustainable.” The statement is available at entergy.com/userfiles/content/environment/VisionStatement.pdf. In 2019, the Corporate Governance Committee charter was revised to assign to the committee responsibility for oversight of the Company’s overall sustainability program and strategy and environmental, social and governance reporting. Each of the Board’s standing committees has responsibility for sustainability risks and issues within its area of expertise, as shown below.
Board Committee	Primary Sustainability Oversight Responsibility
Corporate Governance
Overall corporate sustainability strategy and policies, including with respect to climate change and corporate social responsibility; corporate governance issues; governmental, regulatory, public policy and public relations matters; public advocacy activities; shareholder concerns

Personnel
Executive compensation policy and incentive plan design; employee and human resources issues; employee training and development; talent management; employee and contractor safety; organizational health; diversity, inclusion and belonging and supplier diversity

Audit
Environmental compliance and auditing; ethics and compliance; market and credit risks; cybersecurity risks; vendor and supply chain risks; financial reporting processes and risks; other strategic risks and general risk oversight

Finance	Financial stability; major capital investments
Nuclear	Safety risks unique to the nuclear fleet; sustainability of our nuclear plants
Sustainability Reporting and Disclosure
Our 2020 Integrated Report describes our sustainability strategies and initiatives, particularly as they relate to social, economic, environmental and governance issues. Reflecting our belief that the interests of all of our stakeholders are inextricably linked, the report provides a single integrated source of information for all stakeholders and explains how we measure and manage our overall performance using a combination of financial, environmental, community and employee measures. The 2020 Integrated Report may be accessed on our website at integratedreport.entergy.com.
In 2020, Entergy achieved its goal of publishing an initial map of its ESG disclosures to the Sustainability Accounting Standards Board (“SASB”) standards. Also, in 2020, Entergy resumed participation in the CDP, which was the first time we participated since 2015.
In partnership with the Edison Electric Institute (“EEI”), Entergy annually reports environmental, social and governance measurements, goals and actions in a consistent manner for our investors through the use of the EEI template. Entergy also annually reports its ESG performance and disclosures using the Global Reporting Initiative (“GRI”) and publishes a comprehensive performance data table.
Our SASB mapping, CDP submission, EEI template, GRI report, performance data table and other ESG disclosures are available at https://www.entergy.com/sustainability/disclosures/.
Climate Strategy Oversight
Although the Corporate Governance Committee is charged with oversight of the Company’s overall sustainability strategy and policies, including with respect to climate change, the full Board is actively and regularly engaged in the development of the Company’s climate strategy and consideration of climate change-related risks and opportunities, due to their many implications for the Company’s overall business strategy. For example, the Board was consulted on the development of the Company’s commitment to achieve net-zero carbon emissions by 2050 and reviewed the Addendum to the Company’s 2019 Climate Scenario Analysis Report that further described the commitment, including near-term actions the Company is taking toward meeting this commitment and the Company’s longer term perspective on technology developments that may enable future progress. During 2020, management also discussed with the Board a wide range of climate change-related strategic issues including changing investor expectations with respect to environmental strategy and policy, the impact of climate change concerns on capital deployment and strategic transactions, the carbon
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CORPORATE GOVERNANCE
commitments being made by the Company’s utility industry peers, and the role of new technology developments in enabling decarbonization at the pace contemplated by the Company’s new climate commitment. The Board also received regular briefings on the Company’s response to the unprecedented major storms that impacted its service area in 2020 and reviewed the climate policy implications of the 2020 elections. Through these efforts and others, the Board seeks to assure that the many climate change-related strategic risks and opportunities impacting the Company are properly reflected in the Board’s decisions and overall Company strategies.
Human Capital Management Oversight
Ensuring our workplace processes support the desired culture and strategy begins with our Board and the Office of the Chief Executive (“OCE”). Our Board and its committees set the tone at the top, holding senior management accountable for building our unique corporate culture. The Personnel Committee establishes priorities and reviews performance on a range of topics. It oversees our incentive plan design and administers our executive compensation plans to incentivize the behaviors and outcomes that support achievement of our corporate objectives. Annually, it reviews executive performance, development, and succession plans to align a high performing executive team with the Company’s priorities. The Personnel Committee oversees our performance through regular briefings and reviews on a wide variety of human resources topics, including our safety culture and performance; our organizational health; and our diversity, inclusion, and belonging (“DIB”) initiatives and performance.
Other committees of the Board oversee other key aspects of our culture. For example, the Audit Committee reviews reports on our ethics and compliance training and performance, as well as regular reports on calls made to our ethics line and related investigations. As noted, to maximize the sharing of information and facilitate the participation of all Board members in these discussions, our Board schedules its regular committee meetings in a manner such that all directors can attend.
The OCE, which includes the Senior Vice President and Chief Human Resources Officer (“CHRO”), ensures annual business plans are designed to support our talent objectives, reviews workforce-related metrics, and regularly discusses the development, succession planning, and performance of their direct reports and other Company officers.
Cybersecurity Oversight
The Audit Committee oversees cybersecurity risk management practices and performance. The committee receives reports at each regular meeting (5 times a year) provided by the Chief Information Officer, Chief Security Officer, and General Auditor on the Company’s cybersecurity management program. The reports focus on our Company’s programs and protocols in place to mitigate cybersecurity risks, led by the Chief Security Officer. Among other things, the reports include:
➢	recent cyber risk and cybersecurity developments;
➢	industry engagement activities;
➢	legislative and regulatory developments;
➢	cyber risk governance and oversight;
➢	cyber incident response plans and strategies;
➢	cybersecurity drills and exercises;
➢	assessments by third party experts;
➢	key cyber risk metrics and activities; and
➢	major projects and initiatives.
In addition, the Audit Committee and the entire Board has received briefings from outside experts on cybersecurity risks and cyber risk oversight. We have also established a governance structure under our Chief Security Officer that oversees investments in tools, resources, and processes that allows for the continuous improvement of the maturity of our cybersecurity posture.
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Public Policy Oversight and Engagement
We are committed to participating constructively in the political and legislative process, as we believe such participation is essential to our Company’s long-term success. Our participation in the political and legislative process includes contributions to political organizations and lobbying activity in a manner that is compliant with all applicable laws and reporting requirements. We lobby in support of our strategic priorities, including our climate policy priorities, through internal and external lobbyists, and we belong to trade associations that engage in lobbying. For additional information on our climate policy priorities and advocacy, see our Integrated Report at integratedreport.entergy.com.
Entergy’s Board has adopted a policy which outlines our principles governing political and lobbying activities, including our policy prohibiting corporate contributions directly to federal, state or local candidates (the “Advocacy Policy”). Annually, we publish a report of our contributions to political and social welfare organizations and the portion of dues paid to trade associations that are used for lobbying activities where the dues to the trade association equal or exceed $50,000 (the “Annual Political Contributions Report”).
The Corporate Governance Committee is apprised of key public policy issues that may affect our business, is responsible for ensuring alignment of our policy advocacy efforts with Entergy’s policies and values, and monitors the public policies applicable to the Company and oversight of the Company’s corporate political activity. Management provides regular updates on lobbyists and lobbying activities to the Corporate Governance Committee, and annually, the Corporate Governance Committee reviews and approves our Annual Political Contributions Report. Please see our website at http://www.entergy.com/investor_relations/corporate_governance.aspx for a copy of the Advocacy Policy, the Annual Report on Political Contributions and more information about our political contributions and lobbying activity.
Succession Planning
The Personnel Committee and the Chief Executive Officer maintain an ongoing dialogue on executive development and succession planning to prepare the Company for future success. In addition to preparing for Chief Executive Officer succession, the succession planning process includes all other senior management positions. A comprehensive review of executive talent, including, from time to time, assessments by an independent consulting firm, determines readiness to take on additional leadership roles and identifies developmental and coaching opportunities needed to prepare our executives for greater responsibilities. The Chief Executive Officer discusses management succession issues frequently with the Board and provides a comprehensive review of management succession plans for all of the members of the OCE to the Personnel Committee annually.
Our succession planning also includes appropriate contingencies for the unexpected retirement or incapacity of the Chief Executive Officer. Our Board has adopted a detailed plan to address emergency Chief Executive Officer and senior management succession in extraordinary circumstances. Our emergency Chief Executive Officer succession plan is intended to enable our Board and our Company to respond quickly and effectively to an unplanned and unexpected vacancy in the position of Chief Executive Officer, regardless of cause and regardless of the surrounding circumstances, so as to assure continuity of leadership and minimize any disruption to our business and operations.
Compensation Risk Oversight
We also monitor the risks associated with our executive compensation programs, including the components of our programs and individual compensation decisions, on an ongoing basis. Each year management, with the assistance of the Personnel Committee’s independent compensation consultant, undertakes a review of our various compensation programs to assess the risks arising from our compensation policies and practices. Management presents the risk assessments to the Personnel Committee. The risk assessment includes a review of the potential risks related to compensation plan design and administration, and an analysis of how those features could directly or indirectly encourage or mitigate risk-taking. In February 2021, the committee agreed with the study’s conclusions that these risks were within our ability to effectively monitor and manage, and that these compensation programs do not encourage unnecessary or excessive risk-taking and do not create risks that are reasonably likely to have a material adverse effect on the Company.
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CORPORATE GOVERNANCE
Our Board’s Commitment to Shareholder Engagement
Ongoing Shareholder Engagement
Entergy has a long tradition of engaging with our shareholders. We believe it benefits our governance process to have meaningful engagement with our shareholders in order to understand their perspectives on corporate governance, executive compensation and other issues that are important to them. We welcome the opportunity to engage with you, our shareholders, to share our perspective on and obtain your insights and feedback on matters of mutual interest. We engage with shareholders throughout the year to:
✔	Provide visibility and transparency into our business and our financial and operational performance;
✔	Discuss with our shareholders the issues that are important to them, hear their expectations for us and share our views;
✔	Share our perspective on Company and industry developments;
✔	Discuss and seek feedback on our executive compensation and corporate governance policies and practices;
✔	Share our environmental and sustainability strategy and record; and
✔	Seek feedback on our communications and disclosures to investors.
How We Engage
We approach shareholder engagement as an integrated, year-round process involving senior management, our investor relations team and our corporate governance team. Throughout the year, we meet with analysts and institutional investors to share our perspective and to solicit their feedback on our performance. This includes participation in investor conferences and other formal events and group and one-on-one meetings throughout the year. We also engage with governance representatives of our major shareholders, through conference calls that occur during and outside of the proxy season. Members of our investor relations, executive compensation, corporate governance and sustainability groups discuss, among other matters, Company performance, executive compensation, emerging corporate governance practices, other environmental and social issues and environmental and sustainability oversight and performance. The following figure summarizes this process:

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CORPORATE GOVERNANCE
2020 Shareholder Outreach and Engagement
During 2020, we contacted shareholders owning approximately 56% of our outstanding shares of common stock, resulting in substantive engagements with the holders of approximately 24% of our outstanding shares. These meetings focused on the following topics:
•	Our COVID-19 stakeholder response;
•	Company performance;
•	Executive compensation;
•	Corporate governance practices;
•	ESG strategy, performance and reporting, including climate risk and our commitment to achieve net zero carbon emissions by 2050; and
•	Human capital management issues, particularly relating to COVID-19 and our DIB strategy.
Shareholder Feedback
➢	Shareholders appreciated the opportunity to meet with our team for open discussion and to directly ask questions;
➢	Investors are interested in climate change risk, including our climate resiliency strategy and commitment to achieve net zero carbon emissions by 2050;
➢	Investors are interested in human capital management issues, particularly relating to our COVID-19 planning and response, and our DIB strategy;
➢	Investors are interested in Board refreshment, the process we use to select new directors, and our Board self-assessment process; and
➢	Several investors complimented the Company on our ESG disclosures generally, including our TCFD-aligned climate report, as well as our 19th consecutive Dow Jones Sustainability Index recognition.
Outcomes from Shareholder Feedback
Feedback from our engagements with shareholders is thoughtfully considered and has led to modifications in our governance practices, executive compensation programs and disclosures. Some of the actions we have taken in recent years that have been informed by shareholder feedback include:
✔	Addition of ESG measures as part of our 2021 annual incentive awards;
✔
Continuation of a second measure in addition to TSR to our Long-Term Performance Incentive Program with a credit measure replacing the earnings measure beginning with the 2021 – 2023 performance period;

✔	Announcement of our commitment to achieve net zero carbon emissions by 2050;
✔	Publication of a 2020 addendum to our 2019 Climate Report;
✔	Resuming participation in the CDP in 2020;
✔	Mapping our disclosures to the SASB standards;
✔	Addition of a one-on-one individual assessment component to our Board self-evaluation process;
✔	Amendments to our Corporate Governance Guidelines to limit the number of public-company boards on which our directors may serve;
✔	Adoption of proxy access for director nominations;
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CORPORATE GOVERNANCE
✔
Enhancements to our proxy disclosure, including in the areas of risk oversight (including cyber risk and human capital management oversight), director backgrounds and qualifications, and incentive plan target setting;

✔
Enhancements to our sustainability/ESG disclosures, including those relating to our political contributions, lobbying activities and related board oversight, human capital management and water management; and

✔	Other enhancements to the environmental and sustainability disclosures on our website and in our Integrated Report.
How You Can Communicate With Our Board
We believe communication between the Board and the Company’s shareholders and other interested parties is an important part of the corporate governance process. Shareholders and other interested parties may communicate with our Board, our Lead Director or any individual director in care of the Lead Director at:
Entergy Corporation
639 Loyola Avenue
P.O. Box 61000
New Orleans, LA 70161
Email: etrbod@entergy.com
Spam junk mail, mass mailings, service complaints, service inquiries, new service suggestions, resumes and other forms of job inquiries, surveys, business solicitations and advertisements or requests for donations and sponsorships will not be forwarded.
Corporate Governance Policies
Entergy Policies on Business Ethics and Conduct
All of our employees, including our Chief Executive Officer, Chief Financial Officer and other senior members of management, are required to abide by our Code of Entegrity, which sets forth the ethical responsibilities of our employees, officers and representatives. Our Code of Entegrity, along with other Entergy policies on business conduct, helps ensure that our business is conducted in a consistently legal and ethical manner. Entergy’s policies form the foundation of a comprehensive process that includes compliance with corporate policies and procedures, an open relationship among employees to foster good business conduct, and a high level of integrity. Our policies and procedures cover all major areas of professional conduct, including employment practices, conflicts of interest, intellectual property and the protection of confidential information, and require strict adherence to laws and regulations applicable to the conduct of our business. Annually, all employees with computer access are required to acknowledge that they are familiar with the Code of Entegrity and agree to uphold Entergy’s core values and follow Entergy’s policies.
Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of Entergy’s policies. Retaliation against any employee who in good faith seeks advice, raises a concern, reports misconduct, or provides information in an investigation is strictly prohibited. Our Internal Audit department has procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls, or auditing matters and to allow for confidential and anonymous submissions by employees with concerns regarding questionable accounting or auditing matters.
Code of Business Conduct and Ethics
Our directors, officers and employees are required to comply with a Code of Business Conduct and Ethics (the “Code of Conduct”). The Code of Conduct is intended to focus individuals on areas of ethical risk, help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty, accountability and mutual respect. It covers a wide range of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, protection of confidential information, compliance with applicable laws and regulations, and oversight of ethics and compliance by employees of the Company.
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CORPORATE GOVERNANCE
Key Corporate Governance Documents
Our Corporate Governance Guidelines, Certificate of Incorporation, Bylaws and Board committee charters form the framework of our corporate governance. Our Corporate Governance Guidelines, the charters of our Audit, Corporate Governance and Personnel Committees, our Code of Entegrity and the Code of Conduct, including any amendments or waivers, are available at http://www.entergy.com/investor_relations/corporate_governance.aspx and in print to any shareholder who requests a copy from the Secretary of the Company.
Review and Approval of Related Party Transactions
Our Board has adopted a written Related Party Transaction Approval Policy that applies to any transaction or series of transactions in which the Company or a subsidiary is a participant:
•	When the amount involved exceeds $120,000; and
•
When a Related Party (a director or executive officer of the Company, any nominee for director, any shareholder owning an excess of 5% of the total equity of the Company and any immediate family member of any such person) has a direct or indirect material interest in such transaction (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

The policy is administered by the Corporate Governance Committee. The committee will consider relevant facts and circumstance in determining whether or not to approve or ratify such a transaction and will approve or ratify only those transactions that are, in the committee’s judgment, appropriate or desirable under the circumstances. The Corporate Governance Committee has determined that certain types of transactions do not create or involve a direct or indirect material interest, including (i) compensation and related party transactions involving a director or an executive officer solely resulting from service as a director or employment with the Company as long as the compensation is approved by the Board (or an appropriate committee); (ii) transactions involving public utility services at rates or charges fixed in conformity with law or governmental authority; or (iii) all business relationships between the Company and a Related Party made in the ordinary course of business on terms and conditions generally available in the marketplace an in accordance with applicable law. To the Company’s knowledge, since January 1, 2020, neither the Company nor any of its affiliates has participated in any Related Party transaction.
2021 Proxy Statement	• 33

2020 NON-EMPLOYEE DIRECTOR COMPENSATION
The Company uses a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on the Board. The Corporate Governance Committee annually reviews non-employee director compensation, and as part of its review, the committee has engaged Pay Governance LLC (“Pay Governance”) as a third-party consultant to report on comparable non-executive director compensation practices and levels. Any changes are recommended to the full Board and are made in consideration of the type and amount of compensation paid to non-employee directors by comparable companies, the amount of time that directors expend in fulfilling their duties to the Company, and the backgrounds and skill level required by the Company of Board members.
Cash Compensation Paid to Non-Employee Directors
Our non-employee directors receive the following cash compensation:
Compensation	Amount
Quarterly Cash Retainer	$28,125
Annual Lead Director Retainer	$30,000
Annual Audit Committee Chair Retainer	$25,000
Annual Nuclear and Personnel Committee Chair Retainer	$20,000
Annual Finance and Corporate Governance Committee Chair Retainer	$15,000
Annual Nuclear Committee Member Retainer	$18,000
Equity-Based Compensation
All non-employee directors receive two types of equity-based compensation grants:
Quarterly Stock Award. Each of our non-employee directors receives a quarterly stock grant of shares of our common stock with a fair market value at the time of grant equal to $19,375. Directors may elect to defer receipt of these shares and receive phantom stock units of Entergy common stock in lieu of the quarterly common stock grant. The phantom stock units are the economic equivalent of one share of our common stock and are paid in cash in an amount equal to the market value of our common stock at the time of distribution. Deferred shares accrue dividend equivalents until distribution.
Annual Grant of Phantom Stock Units. Annually under our Service Recognition Program, non-employee directors receive a grant of phantom stock units having a value of $80,000 on the date of grant. All phantom stock units granted under this program are the economic equivalent of one share of our common stock, are vested at the time of grant and are payable upon the conclusion of the director’s service on the Board. Upon the conclusion of his or her service on the Board, the director will receive one share of our common stock for each phantom stock unit held by the director on the date of the director’s retirement or separation from the Board. Phantom stock units accumulate dividend equivalents based on the dividends paid on the Company’s common stock, which also are payable in shares of common stock following the conclusion of the director’s service. Payouts under this program are made in five annual installments beginning on the first day of the month following the director’s separation from the Board or in one lump sum upon the non-employee director’s death. Directors may delay the commencement of the payment of the annual installments until five years after separation from the Board.
Other Benefits
Non-employee directors receive $1,500 per day for participation in director education programs, director orientation or business sessions, inspection trips or conferences not held on the same day as a Board meeting. We also provide, but do not require, annual physical exams for our non-employee directors. The Company reimburses non-employee directors for their expenses in attending Board and committee meetings, director education programs, travel for physical exams and other Board-related activities. Our directors do not receive tax gross ups on any benefits they receive.
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2020 NON-EMPLOYEE DIRECTOR COMPENSATION
2020 Non-Employee Director Compensation Table
Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)	All Other Compensation ($)(4)	Total ($)
John R. Burbank	115,500	157,666	—	5,476	278,642
Patrick J. Condon	179,500	157,666	—	19,218	356,384
Kirkland H. Donald	159,500	157,666	—	21,726	338,892
Brian W. Ellis	10,001	6,966	—	—	16,967
Philip L. Frederickson	127,500	157,666	—	14,833	299,999
Alexis M. Herman	115,500	157,666	—	52,057	325,223
M. Elise Hyland	112,500	157,666	—	2,229	272,395
Stuart L. Levenick	163,500	157,666	—	45,441	366,607
Blanche L. Lincoln	127,500	157,666	—	28,869	314,035
Karen A. Puckett	140,000	157,666	—	22,925	320,591
(1)
Leo P. Denault, the Company’s Chairman and Chief Executive Officer, is not included in this table as he was an employee of the Company and thus received no additional compensation for his service as a director during 2020. The compensation received by Mr. Denault as an employee of the Company is shown in the 2020 Summary Compensation Table on page 65. Mr. Ellis became a member of the Board effective October 30, 2020. Accordingly, his compensation reported in this table represents prorated compensation for his service in 2020.

(2)
The amounts reported in this column consist of all fees earned or paid in cash for services as a director, including retainer fees, and Lead Director, Committee Chair and Nuclear Committee member annual retainers, all of which are described under “Cash Compensation Paid to Non-Employee Directors” above.

(3)
The amounts in this column represent the aggregate grant date fair value determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”) for the shares of common stock granted on a quarterly basis to each non-employee director during 2020 and the 780 phantom stock units granted to each director in 2020 under the Director Service Recognition Program, other than Mr. Ellis who was not a Service Recognition Plan participant at the time of the award. For a discussion of the relevant assumptions used in valuing these amounts, see Note 12 to the Financial Statements in our Form 10-K for the year ended December 31, 2020. As of December 31, 2020, the outstanding phantom units held by each non-employee director were: Mr. Burbank: 1,852; Mr. Condon: 4,854; Mr. Donald: 6,197; Mr. Frederickson: 4,354; Ms. Herman: 14,307; Ms. Hyland: 984; Mr. Levenick: 12,538; Ms. Lincoln: 8,107; and Ms. Puckett: 4,854.

(4)
The amounts in column (g) include dividend equivalents accrued under the Director Service Recognition Program, Company paid physical exams and related expenses and director education related expenses. For 2020, accrued dividend equivalents under the Director Service Recognition Program were: Mr. Burbank: $5,476; Mr. Condon: $16,703; Mr. Donald: $21,726; Mr. Frederickson: $14,833; Ms. Herman: $52,057; Ms. Hyland: $2,229; Mr. Levenick: $45,441; Ms. Lincoln: $28,869; and Ms. Puckett: $16,703.

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AUDIT MATTERS
Proposal 2 – Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accountants for 2021
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent auditor. It annually reviews the qualifications, performance and independence of the Company’s independent auditor in accordance with regulatory requirements and guidelines and evaluates whether to change the Company’s independent auditor.
Based on this review, the Audit Committee has appointed Deloitte & Touche LLP (“Deloitte & Touche”) as the independent auditor to conduct the Company’s annual audit for 2021. Deloitte & Touche has served as the Company’s independent auditor since 2001. The Board considers the selection of Deloitte & Touche as the Company’s independent auditor for 2021 to be in the best interest of the Company and its shareholders. Although shareholder approval is not required for the appointment of Deloitte & Touche, the Board and the Audit Committee have determined that it would be desirable as a good corporate governance practice to request the shareholders to ratify the appointment of Deloitte & Touche as our independent auditor. Ratification requires the affirmative vote of a majority of the shares entitled to vote on the matter and present in person or represented by proxy at the Annual Meeting. If the shareholders do not ratify the appointment, the Audit Committee may reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may select different independent auditors if it subsequently determines that such a change would be in the best interest of the Company and its shareholders.

Audit Committee Report
The Entergy Corporation Board of Directors’ Audit Committee is comprised of four independent directors. The committee operates under a Board-adopted written charter which was revised most recently in May 2019. The Board has determined that each member of the Audit Committee has no material relationship with the Company under the Board’s independence standards and that each is independent and financially literate under the listing standards of the NYSE and under the SEC’s standards relating to the independence of audit committees. In addition, the Board has determined that Messrs. Condon and Frederickson satisfy the financial expertise requirements of the NYSE and have the requisite experience to be designated an audit committee financial expert as that term is defined by the rules of the SEC.
Management is responsible for the preparation, presentation and integrity of Entergy’s and its subsidiaries’ financial statements and for maintaining appropriate accounting and financial reporting policies and practices and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee is responsible for overseeing Entergy’s accounting and financial reporting processes and audits of Entergy’s financial statements. As set forth in its charter, the Audit Committee acts in an oversight capacity and relies on the work and assurances of management, Entergy’s internal auditors, as well as Entergy’s independent registered public accounting firm, Deloitte & Touche. Deloitte & Touche is responsible for auditing the consolidated financial statements of Entergy and expressing an opinion on their conformity with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting in accordance with the requirements of the Public Company Accounting Oversight Board (“PCAOB”).
The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work performed by Deloitte & Touche, In fulfilling its oversight responsibility, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters, performance of the independent auditors, and the extent to which the independent registered public accounting firm may be retained to perform non-audit services.
The Audit Committee held 9 meetings during 2020. The meetings were designed to facilitate and encourage private communication between the Audit Committee and management, the internal auditors and Deloitte & Touche. During these meetings, the Audit Committee reviewed and discussed the audited annual financial statements, the unaudited interim financial statements and significant accounting policies applied by Entergy and its subsidiaries in their financial statements
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with management and Deloitte & Touche. The Audit Committee also has discussed with, and received regular status reports from Entergy’s General Auditor and Deloitte & Touche on the overall scope and plans for their audits of Entergy, including their scope and plans for evaluating the effectiveness of internal control over financial reporting as required by applicable rules of the PCAOB and applicable SEC rules. On a regular basis, the Audit Committee reviews Entergy’s cybersecurity risk management practices and performance, primarily by receiving reports on the Company’s cybersecurity management program as prepared by the Chief Information Officer, Chief Security Officer, and General Auditor.
The discussions with Deloitte & Touche also included the matters required to be discussed by the applicable requirements of the SEC and PCAOB, including Critical Audit Matters. The Audit Committee received from the independent registered public accounting firm the written disclosures and the letter required pursuant to applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche, its independence. As required by SEC rules, lead audit partners are rotated every five years. The Audit Committee was directly involved in the selection process of the current and prior lead partners. One or more members of the Audit Committee meet with candidates for the lead audit partner and the committee discusses the appointment before the rotation occurs. Deloitte & Touche provides no internal audit services for Entergy or its subsidiaries and the Audit Committee has concluded that non-audit services provided by Deloitte & Touche are compatible with maintaining its independence.
Based on the above-referenced reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Entergy’s Annual Report on Form 10-K for the year ended December 31, 2020, and the Board approved this recommendation.
The Audit Committee of the Entergy Corporation Board of Directors:
Patrick J. Condon, Chair	M. Elise Hyland
Philip L. Frederickson	Karen A. Puckett
Independent Registered Public Accountants
A representative of Deloitte & Touche will be present at the Annual Meeting and will be available to respond to appropriate questions by shareholders and will be given an opportunity to make a statement if the representative desires to do so.
Aggregate fees billed to Entergy and its subsidiaries for the years ended December 31, 2020 and 2019 by Deloitte & Touche and their affiliates were as follows:
	2020	2019
Audit Fees	$9,323,550	$8,710,000
Audit-Related Fees(a)	786,000	775,000

Total audit and audit-related fees	$10,109,550	$9,485,000
Tax Fees
All Other Fees	183,060	31,835

Total Fees(b)	$10,292,610	$9,516,835
(a)	Includes fees for employee benefit plan audits, consultation on financial accounting and reporting, and other attestation services.
(b)	100% of fees paid in 2020 and 2019 were pre-approved by the Audit Committee.
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AUDIT MATTERS
Audit Committee Guidelines for Pre-Approval of Independent Auditor Services
The Audit Committee has adopted the following guidelines regarding the engagement of Entergy’s independent auditor to perform services for Entergy:
1.
The independent auditor will provide the Audit Committee, for approval, an annual engagement letter outlining the scope of services proposed to be performed during the fiscal year, including audit services and other permissible non-audit services (e.g. audit-related services, tax services, and all other services).

2.
For other permissible services not included in the engagement letter, Entergy management will submit a description of the proposed service, including a budget estimate, to the Audit Committee for pre-approval. Management and the independent auditor must agree that the requested service is consistent with the SEC’s rules on auditor independence prior to submission to the Audit Committee. The Audit Committee, at its discretion, will pre-approve permissible services and has established the following additional guidelines for permissible non-audit services provided by the independent auditor:

•	Aggregate non-audit service fees are targeted at fifty percent or less of the approved audit service fee.
•
All other services should only be provided by the independent auditor if it is a highly qualified provider of that service or if the Audit Committee pre-approves the independent audit firm to provide the service.

3.	The Audit Committee will be informed quarterly as to the status of pre-approved services actually provided by the independent auditor.
4.
To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Audit Committee Chair or its designee the authority to approve permissible services and fees. The Audit Committee Chair or designee will report action taken to the Audit Committee at the next scheduled Audit Committee meeting.

5.	The Vice President and General Auditor will be responsible for tracking all independent auditor fees and will report quarterly to the Audit Committee.
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Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation
Our Board is committed to strong governance and recognizes that Entergy’s shareholders have an interest in our executive compensation policies and practices. Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires that we provide our shareholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive offices (“NEOs”). In recognition of the preference our shareholders expressed at Entergy’s 2011 annual meeting and affirmed at our 2017 annual meeting, the Board has held “Say-on-Pay” advisory votes on an annual basis. The next vote on the frequency of “Say-on-Pay” advisory votes will be held at the 2023 annual meeting of shareholders. Consistent with this practice and SEC rules, we are asking you to approve the following resolution:
RESOLVED that the shareholders of Entergy Corporation approve, on an advisory basis, the compensation of its Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and any related information found in the Proxy Statement of Entergy Corporation.
As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, our compensation principles and underlying programs are designed to attract, motivate and retain key executives who are crucial to our long-term success. We believe the compensation paid to our NEOs reflects our commitment to pay for performance. Our Board recognizes that performance-based executive compensation is an important element in driving long-term shareholder value, and accordingly a significant percentage of our NEOs’ compensation is delivered in the form of long-term incentive awards that are designed to incentivize management to achieve results to the mutual benefit of investors and management. Moreover, a significant portion of our NEOs’ cash compensation is delivered in the form of annual performance incentives that are paid based on the achievement of pre-defined performance measures. In addition, the Company recognizes that a strong governance framework is essential to effective executive compensation programs. This framework and executive compensation philosophy are established by an independent Personnel Committee that is advised by an independent executive compensation consultant.
This advisory vote is intended to address our overall compensation policies and practices related to our NEOs rather than any specific element of compensation. Because your vote is advisory, it will not be binding upon the Board or the Personnel Committee. However, the Board and Personnel Committee value your opinion and will review and consider the voting results when evaluating our executive compensation programs.
The following Compensation Discussion and Analysis provides additional details about our executive compensation programs. We believe the information provided above and within the Compensation Discussion and Analysis demonstrates that our executive compensation programs have been designed appropriately and work effectively to align management’s interests with the interests of shareholders. Accordingly, the Board of Directors requests that you approve the compensation of our NEOs by approving the advisory resolution.

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Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes our executive compensation policies, programs, philosophy and decisions regarding our NEOs for 2020. We also explain how and why the Personnel Committee of our Board arrived at the specific compensation decisions involving the NEOs in 2020 who were:
Leo P. Denault Chairman of the Board and Chief Executive Officer	Andrew S. Marsh Executive Vice President and Chief Financial Officer	A. Christopher Bakken, III Executive Vice President, Nuclear Operations/Chief Nuclear Officer
Marcus V. Brown Executive Vice President and General Counsel	Roderick K. West Group President, Utility Operations
CD&A Table of Contents
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Overview
2020 Business Performance Highlights
2020 was a year defined by forces and events that threatened to divide us. At Entergy we came together as one team, united around a common purpose to create sustainable value for our stakeholders. We continued to invest in the utility, execute on our plans and advance our aspiration to be the premier utility.
Financial Performance
•
Earnings per Share. Our GAAP earnings per share in 2020 increased to $6.90 from $6.30 per share in 2019. On an adjusted basis, our earnings per share in 2020 increased to $5.66 from $5.40 per share in 2019.

•	Dividends. We increased our quarterly common stock dividend for the sixth straight year to $0.95 per share, or $3.80 on an annualized basis.
•
Total Shareholder Return. Our total shareholder return for 2020 was (13.7)%, compared to 2.7% for the Philadelphia Utility Index, placing us in the bottom quartile of the index. We are disappointed in our 2020 stock price performance, which we believe did not reflect the extraordinary accomplishments of our organization.

Responding to COVID-19
Led by our Chief Executive Officer and senior management, Entergy swiftly took action early on in the pandemic to ensure the health and safety of our employees, customers and communities, while continuing to deliver electricity to customers and executing on our strategic objectives and aspiration to be the premier utility. We utilized our pandemic response plan, which was initially developed in 2007, and periodically drilled and updated, and specifically addresses events like the one we are faced with today. Our COVID-19 response plan focused on four primary objectives: ensuring the health, safety and wellness of our employees; maintaining safe, reliable service for our customers; supporting our communities through our volunteerism and financial resources; and mitigating financial impacts and protecting the financial health of the Company. Our response throughout the year worked as planned.
In the workplace, we implemented new safety and health protocols for face-to-face customer interactions; worked to ensure adequate supplies of constrained products, such as hand sanitizer and facial coverings; transitioned approximately one-half of our workforce to telecommuting; and created remote support and resources for employees and managers to help our teams continue to work effectively. We also established guidelines and training for new policies and procedures, from travel restrictions to personal protective equipment, industrial hygiene, and temperature checks, and established a contact tracing program to provide support to workers who were ill or exposed to COVID-19.
For our customers and our communities, we temporarily suspended service disconnections for nonpayment, created flexible payment plans and built a website, entergy.com/covid-19, that offers a wealth of information on Entergy’s response, customer resources, and third party and government resources available to individuals and businesses for COVID-19 relief. We proactively reached out to targeted customers about the Low Income Home Energy Assistance Program, or LIHEAP, and committed $3.3 million in charitable contributions to support response efforts across our service area, including $1.3 million to the Entergy COVID-19 Emergency Relief Fund to help working families who experienced financial hardships as a result of the global pandemic. We worked with community partners to advocate for the inclusion of emergency utility assistance funding as part of the CARES Act, resulting in additional funding for low income households within the states that Entergy serves.
Storm Response
Our senior leadership also led the company through the busiest Atlantic hurricane season ever recorded, with 30 named storms. Five named storms hit Louisiana, making it the most active storm season ever for the state. For hurricanes Laura, Delta, and Zeta, the impact was significant, but Entergy was prepared and staged comprehensive, effective responses, despite the safety and logistical challenges posed by the ongoing COVID-19 pandemic. Cumulatively, Entergy experienced more than 1.5 million peak outages as a result of the damage to Entergy’s system and deployed more
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EXECUTIVE OFFICER COMPENSATION
than 54,000 resources including employees, contractors, and mutual assistance workers from more than 30 states. In fact, for Hurricane Laura, Entergy mobilized its largest restoration workforce in company history. For the 23rd consecutive year, Entergy was recognized by EEI for its storm recovery and assistance efforts, receiving five Emergency Response Awards for its 2020 storm responses.
Growing the Utility
In 2020, we advanced our aspiration to be the premier utility by continuing to invest in our distribution, transmission and generation assets and maintaining our commitment to our customers, communities and the environment.
Distribution and Utility Support. In 2020, we invested $1.8 billion in our electric distribution and utility support systems, including reliability and grid modernization projects for the benefit of our customers. We began installing advanced meters in 2019, and as of December 31, 2020, we have deployed 2.1 million meters, or approximately 70% of the total meters to be deployed. Advanced meters provide significant benefits, from faster outage restoration to enhanced customer service and cost savings and are laying the foundation to enable the next generation of grid technologies. We are evaluating broader grid modernization initiatives, engaging with our stakeholders and bringing forward proposals for innovation. We also are exploring technologies to improve grid reliability and resiliency through automation and grid hardening, as well as technologies and devices that enable distributed energy resources and microgrids.
Generation. In 2020 and early 2021 we continued to transform our generation fleet with a mix of renewable and efficient natural gas resources. Entergy’s Utility companies placed in service a combined 2,476 MW of new, highly efficient natural gas plants throughout their service area. These plants are cleaner and more efficient than our older assets, providing customer savings and environmental benefits that will help us meet our sustainability commitments.
Entergy’s Utility companies also continue to grow their renewable portfolios. In 2020, we began taking power from an additional 175.5 MW of renewable resources, through owned resources and power purchase agreements, and made progress on another 270 MW to be placed in service in 2021. For owned resources, we now have 537 MW of renewables in service, approximately 445 MW of solar installations in progress, and another 380 MW announced. We also have requests for proposals for solar resources totaling 500 MW under way and plans to solicit more than 800 additional MWs of solar in 2021. Entergy has also entered into a collaboration with Mitsubishi to develop decarbonization strategies and technologies.
All these efforts will help us achieve our clean-fleet objectives, including achieving net-zero carbon emissions by 2050.
Transmission. In 2020, we invested approximately $800 million in transmission capital projects to connect generation assets, support economic development by serving new customers, and enhance system reliability, efficiency, and resiliency.
Maintaining Low Rates. According to a 2020 study by S&P Global Market Intelligence, Entergy utilities once again had among the lowest average retail electricity rates in the U.S. We believe having competitive rates creates several advantages for Entergy and our stakeholders, including giving us more flexibility to innovate, deploy new technologies, and develop tailored customer solutions and attract economic development to our region, which helps our communities prosper.
Investing in our Communities. In 2020, Entergy continued to deliver on our mission to create sustainable value for our communities through philanthropy, volunteerism, and advocacy. The COVID-19 pandemic presented challenges that impacted in-person volunteerism, but our employees rose to the challenge as we launched new platforms that enabled them to volunteer virtually with non-profits in our communities and around the world. Our employees contributed more than 95,000 volunteer service hours, and by working with our community partners, we estimate that our social initiatives delivered more than $120 million in benefits to our communities in 2020.
Outperforming on our 2020 Climate Commitment. Long a leader in sustainability, in 2001, Entergy was the first U.S. utility to commit to cap CO2 emissions voluntarily. Entergy’s 2020 CO2 climate commitment was to maintain its CO2 emissions from Company-owned power plants and controllable power purchases at 20 percent below year 2000 levels through 2020. Since its original commitment in 2001, Entergy’s cumulative emissions are approximately 7.6% below its 2020 goal. In other words, our actual 2020 emissions were 27% below 2000 levels, beating our reduction goal by 33%.
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Announcing our Net Zero by 2050 Climate Commitment. In 2020, Entergy furthered its commitment to reducing our CO2 emissions and announced a commitment to achieve net zero carbon emissions by 2050 and published an addendum to our 2019 climate report that further discusses a potential pathway to achieving that commitment.
Investing in Our People
Our Chief Executive Officer and senior leadership set the tone for the Company’s culture, which includes, among other things, fostering our Company values of creating and sustaining a safe and healthy life; cultivating a culture of diversity, inclusion and belonging; and treating people with respect.
Our people and our culture are critical to our success. Our holistic approach to our human resources strategy includes workforce safety and wellness, organizational health, including, diversity, inclusion and belonging, effective and forward-looking talent management and competitive compensation and benefits. Our people approach extends across employee lifecycle practices, from talent attraction, recruitment, onboarding, and retention to separation, with a diversity, inclusion and belonging lens embedded in all practices.
Safety. At Entergy, our safety objective is: Everyone Safe. All Day. Every Day. While the global pandemic and historical hurricane season presented significant challenges, our solid safety strategy and unwavering commitment to excellence showed results in 2020. Entergy employees achieved a Total Recordable Incident Rate of 0.40 in 2020, compared to 0.56 in 2019 and 0.48 in 2018. This marked improvement placed Entergy in top-decile in safety performance when benchmarked amongst its peers within EEI.
Wellness. Our holistic focus on wellness spans health, financial and social aspects resulting in a healthy, productive, and engaged workforce. In 2020, Entergy (i) introduced a new paid parental leave policy for eligible employees to bond with their children for qualifying births, adoptions, or foster placements retroactive to January 1, 2019 and (ii) offered full-time new hires up to 80 hours of vacation, with the amount based on the month the employee was hired. In 2021, Entergy enhanced the vacation benefit at certain service milestones and increased the amount of annual sick leave, which makes these benefits more competitive to attract and retain a highly skilled and diverse workforce.
Organizational Health. Our focus on organizational health fosters an engaged and productive culture that positions Entergy to deliver sustainable value to stakeholders. Since initially administering a company-wide organizational health survey in 2014, we have improved from fourth quartile in 2014 to near top quartile in 2020 while substantially increasing our employees’ participation in the survey. We stand committed to achieving top-quartile results and continuing to take action to improve our organizational health and enhance diversity, inclusion and belonging at Entergy.
Diversity, Inclusion and Belonging. Diversity, inclusion and belonging (“DIB”) has long been an area of focus for Entergy and was formalized as a key pillar of Entergy’s strategy to become the premier utility in 2018. Entergy believes that in an evolving business environment, a culture focused on diversity, inclusion, and belonging is an important driver of employee engagement. We are committed to developing and retaining a workforce that reflects the rich diversity of the communities we serve.
In 2019, Entergy embarked on a three-year phased approach to enhance inclusion for individuals and teams. The primary focus areas of our 2020 virtual interventions were on taking a stand against social injustice, reinforcing expectations, training, and leading by example—efforts that started at the top of our organization and cascaded through management ranks. In June, Entergy’s executive leadership team conducted a company-wide town hall discussing issues of race and equality in light of national events and next steps for Entergy’s DIB efforts to address internal and external issues, challenges and opportunities. We delivered unconscious bias training to more than 1,400 leaders and meaningful conversation training to over 1,100 leaders, as well as training for Entergy’s employee resource group and diversity and inclusion council leaders and the first group of DIB “game changers.”
In 2020, we published our first comprehensive Inclusive Climate Report based on questions first asked in our organizational health survey in 2019, assessing various components of inclusiveness across demographic groups at Entergy. Over the course of two years, our inclusive climate score increased by 3 points, with 74% of employees considering our workplace to be inclusive (a second quartile result). We also recently created a Diversity and Workforce Strategies center of excellence designed to align the workforce development, talent pipelines, and organizational health with the execution of our DIB work.
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Talent Management. Our focus in talent management is on developing and attracting a diverse pool of talent, equipping our leaders to develop the organization, and building premier utility capability through employee development, effective performance management and succession programs. Entergy believes that developing a diverse pool of local talent equipped with the future skills we need, today and in the future, and reflecting the communities we serve will give us a long-term competitive advantage.
In 2020, we participated in virtual recruiting forums where possible, and we also created a series of Entergy-only virtual events where diverse student populations were invited to engage directly with Entergy’s management on topics such as building your personal brand and women in the workplace. In support of our need for technology-related skills, we were the lead sponsor of, and active participant in, Black Tech NOLA 2020, the inclusive innovation conference of the New Orleans Black Tech Collective.
Awards and Recognition
Our corporate leadership, while demonstrated through our actions, has been nationally recognized. Following are a few of those recognitions:
•
Dow Jones Sustainability North America Index. We were included in the 2020 Dow Jones Sustainability North America Index and received perfect scores in the areas of materiality, policy influence, environmental reporting, climate strategy, water-related risks and social reporting. This was the 19th consecutive year for Entergy to be included on either the World or North America sustainability index or both.

•
Site Selection Magazine’s Top 10 Electric Utilities in Economic Development. Site Selection magazine has named Entergy one of the nation’s Top 10 electric utilities in economic development for the 13th consecutive year.

•
3BL Media’s 100 Best Corporate Citizens. 3BL Media named Entergy to its annual 100 Best Corporate Citizens ranking, recognizing outstanding environmental, social and governance transparency and performance among the 1,000 largest U.S. public companies.

•
Named to The Civic 50 by Points of Light. Entergy was named a 2020 honoree of The Civic 50 by Points of Light, the world’s largest organization dedicated to volunteer service. This is the fifth consecutive year Entergy was recognized as one of the 50 most community-minded companies in the United States.

For more information on our 2020 performance and accomplishments in these and other areas, please see our 2020 Integrated Report, at integratedreport.entergy.com.
Our Compensation Principles and Philosophy
Entergy’s executive compensation programs are based on a philosophy of pay for performance that supports the Company’s strategy and business objectives. We believe our executive pay programs:
•	Motivate our management team to drive strong financial and operational results by linking pay to performance.
•	Attract and retain a highly experienced, diverse and successful management team.
•
Incentivize and reward the achievement of results that are deemed by the Personnel Committee to be consistent with the overall goals and strategic direction that the Board has approved for the Company.

•	Create sustainable value for the benefit of all of our stakeholders, including our customers, employees, communities and owners.
•
Align the interests of our executives and our investors in our long-term business strategy by directly tying the value of equity-based awards to our stock price performance, and relative total shareholder return.

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Executive Compensation Best Practices
We regularly review our executive compensation programs to align them with commonly viewed best practices in the market and to reflect feedback from our discussions with investors on executive compensation.
What We Do
✔	Executive compensation programs are highly correlated to performance and focused on long-term value creation
✔	Double trigger for cash severance payments and equity acceleration in the event of a change in control
✔	Clawback policy
✔	Maximum payout capped at 200% of target for our annual incentive awards and Long-Term Performance Incentive Program for members of the OCE
✔	Minimum vesting periods for equity-based awards
✔	Rigorous goal setting aligned with externally disclosed annual and multi-year financial targets
✔	Long-term compensation mix weighted more toward performance-based equity awards than service-based equity awards
✔	All long-term incentive compensation settled in Entergy common stock
✔	Rigorous stock ownership requirements
✔	Annual Say-on-Pay vote
✔	Annual Compensation Risk Assessment
What We Don’t Do
×	No 280G tax “gross up” payments in the event of a change in control
×	No tax “gross up” payments on executive perquisites, other than relocation benefits
×	No option repricing or cash buy-outs for underwater options without shareholder approval
×	No agreements providing for severance payments to executive officers that exceed 2.99 times annual base salary and annual incentive awards without shareholder approval
×	No unusual or excessive perquisites
×	No hedging or pledging of Entergy stock
×	No fixed term employment agreements
×	No new officer participation in the System Executive Retirement Plan
×	No grants of supplemental service credit to newly-hired officers under any of the Company’s non-qualified retirement plans
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How We Make Compensation Decisions
The Personnel Committee oversees our executive compensation programs and policies with the advice of its independent compensation consultant and support from the Company’s management team.
Personnel Committee	•	The Personnel Committee is responsible for the review and approval of all aspects of our executive compensation programs and policies.
	•	Among its duties, the Personnel Committee is responsible for approving the compensation for all members of the OCE, including:
		•	Annual review of the compensation elements and mix of elements for the following year;
		•	Annual review and approval of incentive program design, goals and objectives for alignment with our compensation and business strategies;
		•	Evaluation of Company and individual performance results in light of these goals and objectives;
		•	Evaluation of the competitiveness of each executive officer’s total compensation package;
		•	Approval of any changes to our executive officers’ compensation, including but not limited to, base salary, annual and long-term incentive award opportunities and retention programs;
		•	Evaluation of the performance of our Chairman and Chief Executive Officer; and
		•	Reporting, at least annually, to the Board on succession planning.
	•	The committee also receives reports and engages on other significant matters affecting the general employee population, including workforce DIB, organizational health and safety.
•
Our Personnel Committee has the sole authority to hire its compensation consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance and terminate its engagement.

Management	•
The Chief Executive Officer and CHRO work closely with the Personnel Committee in managing the executive compensation programs and attend meetings of the Personnel Committee. Mr. Denault and our CHRO, Kathryn Collins since she joined the Company, attended all of the Personnel Committee meetings held in 2020.

•
The Chief Executive Officer reviews with the committee the performance of the members of the OCE other than himself and makes recommendations to the committee regarding compensation for these executive officers.

Independent Compensation Consultant	•	During 2020, Pay Governance assisted the Personnel Committee with its responsibilities related to the Company’s executive compensation programs.
	•	Pay Governance:
		•	Regularly attended meetings of the committee;
		•	Conducted studies of competitive compensation practices;
		•	Identified the Company’s market surveys and proxy peer group;
		•	Provided updates on executive compensation trends and regulatory developments;
		•	Reviewed base salary, annual incentives and long-term incentive compensation opportunities relative to competitive practices; and
		•	Developed conclusions and recommendations related to the Company’s executive compensation programs for consideration by the committee.
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2020 Say-On-Pay Vote Results

Following our 2020 Annual Meeting of Shareholders, the Personnel Committee reviewed the results of the shareholder advisory vote on executive compensation (“Say-on-Pay Vote”) that was held at the meeting with respect to the 2019 compensation actions and decisions for Mr. Denault and the other NEOs. Given the high level of support expressed for the Company’s executive compensation programs and the feedback received through our annual shareholder outreach process, the Personnel Committee believes that the Company’s shareholders are generally supportive of our executive compensation pay practices. The committee did not make any changes to Entergy’s executive compensation programs solely in response to the 2020 advisory vote. However, based in part on feedback received from shareholders through Entergy’s regular shareholder outreach process, the committee implemented certain changes to its incentive compensation programs, particularly in relation to the performance measures to be used to determine the funding level for its annual incentive program.

2021 Executive Compensation Program Enhancements
Annual Incentive Awards. Feedback from our investors has indicated that environmental, social and governance (or ESG) issues are being viewed as increasingly vital to long-term performance. In addition, investors are expecting more transparency regarding corporate ESG commitments. This echoes Entergy’s own commitment to ESG and all of the Company’s critical stakeholders. Thus, we conducted a comprehensive review of our incentive program in 2020 to identify and prioritize the optimal incentive metrics – including ESG goals – to use in our 2021 program. Historically, Entergy has used two financial measures to determine the Entergy Achievement Multiplier (“EAM”), which is the performance metric used to determine the maximum funding available for annual incentive awards. ESG and other performance metrics were considered in determining the allocation of incentive funds to certain workgroups and individual recipients. However, to demonstrate Entergy’s strong commitment to its ESG goals, and to more explicitly link compensation to the interests of our stakeholders, the EAM will be determined based on financial and non-financial measures beginning in 2021. Specifically, a financial measure will be weighted 60%, while quantitative and qualitative non-financial measures, including ESG metrics, will account for the remaining 40%.
Financial Measure:  Keeping with the committee’s goal of aligning performance measures with financial results that link to externally communicated investor guidance, ETR Tax Adjusted earnings per share or ETR Tax Adjusted EPS will continue to be used as the financial measure to determine 60% of the EAM. ETR Tax Adjusted EPS is based on Entergy’s Adjusted Earnings Per Share (“ETR Adjusted EPS”), which is the earnings measure that is used for external guidance. ETR Adjusted EPS adjusts the Company’s as reported (GAAP) earnings per share results to eliminate the impact of its EWC business, significant tax items and other non-routine items. To arrive at ETR Tax Adjusted EPS, ETR Adjusted EPS is adjusted to add back the effect of significant tax items, and to eliminate the effect of: (i) major storms, including the impact on total debt of pending securitizations; (ii) the resolution of certain unresolved regulatory litigation matters, (iii) unrealized gains or losses on equity securities, (iv) potential effects of federal income tax law changes: and (v) elective contributions to pension plans or trusts related to non-qualified post-retirement benefits that deviate from original plan assumptions.
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EXECUTIVE OFFICER COMPENSATION
Non-Financial Measures: The following non-financial metrics will be used to determine 40% of the EAM for 2021:
Measure	Description	Rationale
Safety	Quantitative measure of serious injury and fatalities per 100 employees or contractors as defined by EEI.	•	Ensures we maintain a safe and incident-free workplace for all of our employees and contractors.
Diversity, Inclusion & Belonging (DIB)
Overall qualitative assessment of DIB key performance indicators assessed in the workforce, workplace and marketplace, informed by quantitative measures; progress on DIB initiatives; and responsiveness to emergent issues.
		•	Reinforces our commitment to be a fair and equitable work environment that is welcoming to all and allows us to attract and retain superb talent, allowing us to execute our strategy.
		•	Drives an engaged workforce; customer-centric service and solutions; enhancement of owner value; and community partnerships.
Environmental Stewardship	Assessment of progress toward environmental commitments through performance on key initiatives and Utility CO2 emission rate outcomes.	•	Reinforces our commitment to long-term sustainability and a reduced impact on the environment. Ensures accountability for achieving our significant external commitments to reduce carbon emissions.
Customer Net Promoter Score	Utilize quantitative Residential Net Promoter Score benchmark survey process.	•	Incentivizes actions that drive positive customer outcomes (as measured through customer feedback) including impacts on reliability improvements, responsiveness, continuous improvement and innovation.
		•	Signals overall health and loyalty of our customer relationship.
Targets for each of the non-financial measures will be clearly defined and will be designed to drive employee behaviors that support all four of our stakeholders – customers, employees, communities and our owners.
Long-Term Performance Incentive Program (“LTIP”). In recent performance periods, we have used two financial measures to determine awards under the LTIP – a cumulative earnings per share (“EPS”) measure (most recently cumulative ETR Adjusted EPS) and relative total shareholder return (“TSR”). To emphasize the importance of strong cash generation for the long-term health of our business, we are replacing the EPS measure with a credit measure – adjusted FFO/Debt ratio for the 2021 – 2023 performance period. The adjusted FFO/Debt ratio is the ratio of:  (i) adjusted funds from operations calculated as operating cash flow adjusted for allowance for funds used during construction, working capital and the effects of securitization revenue, and the pre-defined exclusions discussed above for the annual incentives; to (ii) total debt, excluding outstanding or pending securitization debt. The Personnel Committee decided to use this ratio because it emphasizes financial stability, noting that a financially healthy utility creates the capacity to make investments on behalf of customers, addresses the needs of our communities, provides low-cost access to capital markets and promotes employee confidence. TSR will continue to be used as the other performance measure for the 2021 – 2023 LTIP performance period, with TSR weighted 80% and the credit measure weighted 20%. Relative TSR measures Entergy’s total TSR relative to the TSR of the companies in the Philadelphia Utility Index as of December 31, 2020. Targets for the LTIP performance measures will include the same exclusions that will be used to determine the annual incentive financial measure targets.
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Paying For Performance
“At Risk” Compensation
Our total direct compensation (“TDC”) consists of base salary, annual cash incentive and long-term incentive awards. For each NEO, the committee approved the level and mix of pay based on his role, responsibilities and performance. Variable pay, consisting of annual cash incentives and long-term incentive equity awards, constitutes the vast majority of our executive compensation and places a significant portion of their compensation “at risk.” This emphasis on variable pay allows the committee to strongly align compensation with performance.
•
For 2020, 87% of our Chief Executive Officer’s target TDC was variable, including 69% in long-term incentives and 18% in annual incentives and on average, approximately 74% of our other NEOs’ target TDC was variable, including an average of 53% in long-term incentives and 21% in annual incentives.

•	Only the base salary portion of annual target TDC is fixed.

2020 Incentive Payouts
Performance measures and targets for the 2020 annual incentive awards were determined by the Personnel Committee in January 2020 and the targets and measures for the 2018 – 2020 LITP performance cycle were established in January 2018. In January 2021, the Personnel Committee certified the results for the EAM for the 2020 annual incentive awards and the 2018 – 2020 LTIP performance period. The Personnel Committee did not make any adjustments to the targets for either program for the impact of COVID-19 on the Company.
We believe the 2020 incentive pay outcomes for our NEOs demonstrate the application of our pay for performance philosophy.
Annual Incentive Awards
The Personnel Committee determined that the 2020 EAM would be based on two equally weighted performance metrics:
•
Entergy Tax Adjusted Earnings Per Share or (“ETR Tax Adjusted EPS”): Entergy uses a single non-GAAP earnings measure for guidance and investor reporting purposes that reflects Entergy’s ongoing business. This measure, Entergy Adjusted Earnings Per Share (“ETR Adjusted EPS”) adjusts the Company’s as reported (GAAP) earnings per share results to eliminate the impact of its EWC business, significant tax items and other non-routine items. ETR Tax Adjusted EPS, is based on the externally reported ETR Adjusted EPS, which is then adjusted to add back the effect of significant tax items, and to eliminate the effect of major storms, the resolution of certain unresolved regulatory litigation matters, changes in federal income tax law and unrealized gains or losses on equity securities (the “Pre-Determined Exclusions”), as well as other items the Personnel Committee may consider appropriate adjustments based on management accountability and business rationale.

•
Entergy Adjusted Operating Cash Flow (“ETR Adjusted OCF”): ETR Adjusted OCF is calculated based on the Company’s as-reported (GAAP) operating cash flow, adjusted to eliminate the effect of any Pre-Determined Exclusions.

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The 2020 annual incentive award targets and results determined by the Personnel Committee were:
Annual Incentive Program Performance Goals	2020 Targets	2020 Results
ETR Tax Adjusted EPS ($)	5.60	6.90
ETR Adjusted OCF ($ billions)	3.450	3.127
EAM as a percentage of target	100%	120%
Average NEO Payout (as a percentage of target)		118%
In January 2021, the Personnel Committee determined that ETR Tax Adjusted EPS exceeded the maximum by $1.30, but fell short of achieving its ETR Adjusted OCF target of $3.45 billion by approximately $323 million, leading to a preliminary EAM of 118%. In recognition of management’s success in achieving positive outcomes in 2020 on certain strategic efforts deemed critical to the Company’s long-term success, the committee exercised its discretion to increase the EAM by 2% to 120%. Based on each NEO’s individual accountabilities and accomplishments, the committee then determined individual annual incentive awards of 115% to 120% of the target opportunity for each of the NEOs.
Long-Term Performance Incentive Program
In January 2018, the Personnel Committee chose relative TSR and Cumulative Adjusted UP&O EPS, each weighted equally, as the performance measures for the 2018 – 2020 LTIP performance period. Cumulative Adjusted UP&O EPS adjusts the Company’s cumulative operational Utility, Parent & Other results to eliminate the impact of tax items and weather. Similar to the way targets are established for the annual incentive awards, the relative TSR and Cumulative Adjusted UP&O EPS performance measures were established by the Personnel Committee after the Board’s review of the Company’s strategic plan.
The targets and results for the 2018 – 2020 LTIP performance period as determined by the Personnel Committee were:
Long-Term Performance Incentive Program Results	2018 – 2020 LTIP Target	2018 – 2020 LTIP Result
Relative TSR	Median	2nd Quartile
Cumulative Adjusted UP&O EPS ($)	15.20	15.25
Payout (as a percentage of target)	100%	126%
Alignment of Pay and Performance
The figure below compares for each of the past three years, (i) Mr. Denault’s compensation as reported in the Summary Compensation Table (“SCT Compensation”), which reflects the accounting value of long-term incentives at grant date and not the value actually received from these grants or their potential future value; and (ii) his Realized Pay, which is the amount he actually received in the applicable year. The chart also illustrates how our TSR (consisting of stock price appreciation/depreciation and dividends paid during the period) has compared to the TSR of the companies in the Philadelphia Utility Index and the S&P 500 over the three-year period presented. We believe this comparison illustrates the important role that “at risk” performance-based compensation plays in linking the value of compensation actually received by our Chief Executive Officer to the various performance measures used by our programs and to the Company’s TSR.
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12/31/2017
Indexed TSR
$100
12/31/2018
ETR
$110.59
PHLX
$103.52
S&P 500
$95.61
12/31/2019
ETR
$159.62
PHLX
$131.28
S&P 500
$125.70
12/31/2020
S&P 500
$148.82
ETR
$137.74
PHLX
$134.85
$10.3
$9.6
$14.3
$21.4
$16.2
$11.1
Compensation ($Millions)
$40.0
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
$200
$175
$150
$125
$100
$75
$50
$25
$0
Total Shareholder Return
Value $100 Invested on 12/31/17
2018
2019
2020
Summary Comp Table
Realized Pay
PHLX
ETR
S&P 500

For purposes of the preceding figure:
(1)
SCT Compensation: (i) base salary paid in each year; (ii) actual bonus earned for each year; (iii) the grant date fair value of long-term incentive awards; (iv) the change in pension value for each year; and (v) all other compensation for each year, each as shown in the Summary Compensation Table.

(2)
Realized Pay: (i) base salary paid in each year; (ii) the actual bonus earned for each year; (iii) for stock option grants, the gain on any options exercised during each year valued on the exercise date; (iv) for performance units, the actual payout for the performance periods ending each year valued at each year’s closing price; and (v) for restricted stock grants, the value of grants vesting in each year valued at each year’s closing price. The increase in Mr. Denault’s realized pay from 2018 to 2019 and decrease from 2019 to 2020 primarily reflects the impact on the value of long-term incentives of changes in the Company’s stock price and the Company’s TSR in relation to its peers over the periods presented.

What We Pay and Why
Principal Executive Compensation Elements
The principal components of our 2020 executive compensation programs and the purpose of each component were:
Compensation Element	Form	Performance Metrics	Primary Purpose	Vesting Period	Subject to Clawback
Base Salary	Cash	N/A	Provides a base level of competitive cash compensation for executive talent.	N/A	N/A
Annual Incentive	Cash	ETR Tax Adjusted EPS (50%) ETR Adjusted OCF (50%)	Motivates and rewards executives for performance on key financial measures during the year.	1 year	✔
Long-Term Performance Units	Equity	Relative TSR (80%) Cumulative ETR Adjusted EPS (20%)	Focuses our executives on building long-term shareholder value, growing earnings and increases our executives’ ownership of our common stock.	3 years	✔
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Compensation Element	Form	Performance Metrics	Primary Purpose	Vesting Period	Subject to Clawback
Stock Options	Equity	N/A	Align interests of executives with long-term shareholder value, provide competitive compensation, and increase our executives’ ownership in our common stock.	3 years	✔
Restricted Stock	Equity	N/A .	Aligns interests of executives with long-term shareholder value, provides competitive compensation, retains executive talent and increases our executives’ ownership in our common stock	3 years	✔
Competitive Positioning
➢	Market Data for Compensation Comparison
Annually, the Personnel Committee reviews:
•	published and private compensation survey data compiled by Pay Governance;
•	both utility and general industry data to determine total cash compensation (base salary and annual incentive) for non-industry specific roles;
•	data from utility companies to determine total cash compensation for management roles that are utility-specific, such as Group President, Utility Operations; and
•	utility market data to determine long-term incentives for all positions.
➢	How the Personnel Committee Uses Market Data
The Personnel Committee uses this survey data to develop compensation opportunities that are designed to deliver TDC within a targeted range of approximately the 50th percentile of the surveyed companies in the aggregate. In most cases, the committee considers its objectives to have been met if our Chief Executive Officer and the nine other executive officers (including all of the NEOs) who constitute our OCE each has a TDC opportunity that falls within a targeted range of 85% – 115% of the 50th percentile of the survey data. In general, compensation levels for an executive officer who is new to a position tend to be at the lower end of the competitive range, while seasoned executive officers whose experience and skillset are viewed as critical to retain may be positioned at the higher end of the competitive range. Generally, differences in the levels of TDC among the NEOs are primarily driven by the scope of their responsibilities, differences in the competitive market pay range for similar positions, performance and considerations of internal pay equity.
➢	Proxy Peer Group
Although the survey data described above are the primary data used in benchmarking compensation, the committee uses compensation information from the companies included in the Philadelphia Utility Index to evaluate the overall reasonableness of the Company’s compensation programs and to determine relative TSR for the 2020 – 2022 LTIP performance period. The companies included in the Philadelphia Utility Index at the time the Personnel Committee approved the 2020 compensation model and framework were:
AES Corporation	Consolidated Edison Inc.	El Paso Electric Co.*	Pinnacle West Capital Corporation
Ameren Corporation	Dominion Energy	Eversource Energy	Public Service Enterprise Group Inc.
American Electric Power Co. Inc.	DTE Entergy Company	Exelon Corporation	Southern Company
American Water Works Company, Inc.	Duke Energy Corporation	FirstEnergy Corporation	Xcel Energy Inc.
CenterPoint Energy Inc.	Edison International	NextEra Energy, Inc.
*	El Paso Electric Co. is no longer included in the Philadelphia Utility Index.
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2020 Compensation Decisions
Base Salary
When setting our NEOs’ base salaries, the Personnel Committee generally targets the range of compensation paid to similarly situated executive officers of the companies included in the market data previously discussed in this Compensation Discussion and Analysis under “Competitive Positioning.” The base salaries of our NEOs are considered annually as part of our performance review process, and upon an NEO’s promotion or other change in job responsibilities. Based on this review in 2020 and after reviewing the market data above, all of the NEOs, other than Mr. Denault, received increases in their base salaries ranging from approximately 2.5% to 6.15%. In 2020, Mr. Denault did not receive an increase in his base salary. Instead, the Personnel Committee increased Mr. Denault’s TDC by increasing his long-term incentive target opportunities; thereby, increasing the portion of his compensation that is “at risk” and further aligning his interests with those of our shareholders.
The following table sets forth the 2019 and 2020 base salaries for our NEOs. Changes in base salaries for 2020 were effective in April.
NEO	2019 Base Salary	2020 Base Salary
Leo P. Denault	$1,260,000	$1,260,000
Andrew S. Marsh	$650,000	$690,000
A. Christopher Bakken, III	$654,078	$673,700
Marcus V. Brown	$666,250	$690,000
Roderick K. West	$714,013	$731,863
Annual Incentive Compensation
Process for Determining Annual Incentive Awards

STEP 1 – Establish Performance Measures to Determine EAM Pool:
Annually, the Personnel Committee engages in a rigorous process to determine the performance measures that will be used to determine the EAM.
•
The committee’s goal is to establish performance measures that are consistent with the Company’s strategy and business objectives for the upcoming year, as reflected in its strategic plan, and are designed to drive results that represent a high level of achievement.

•
These measures are approved based on a comprehensive review by the full Board of the Company’s strategic plan, conducted in December of the preceding year and updated in January to reflect key drivers of anticipated changes in performance from the preceding year.

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STEP 2 – Establish Target Achievement Levels:
In January, after the Company’s strategic plan is updated to reflect any changes from that reviewed in December, the Personnel Committee establishes the specific targets that must be achieved for each performance measure. The Personnel Committee seeks to ensure that the targets:
•	Take into account changes in the business environment and specific challenges and opportunities facing the Company;
•	Reflect an appropriate balancing of the various risks and opportunities recognized at the time the targets are set; and
•	Are aligned with external expectations communicated to our shareholders.
STEP 3 – Establish NEO Target Opportunities:
In January of each year, the Personnel Committee establishes the target opportunities for each NEO based on its review of the competitive analysis of job-specific market data prepared by Pay Governance as well as the officer’s role, individual performance and internal equity considerations. The 2020 target opportunities for Mr. Bakken, Mr. Brown, Mr. Marsh and Mr. West were increased to align more closely with market data and internal pay equity. Mr. Denault’s 2020 target opportunity was unchanged from the level set in 2019 due to the Personnel Committee’s decision to increase his TDC by increasing his long-term incentive target opportunities.
STEP 4 – Determine the EAM:
In January, after the end of the fiscal year, the Finance and Personnel Committees jointly review the Company’s financial results and the Personnel Committee determines the EAM, which represents the level of success in achieving the performance objectives established by the committee and determines the maximum funding level of the annual incentive program, as a percentage of the total target opportunity.
STEP 5 – Determine Annual Incentive Awards:
To determine individual executive officer awards under the annual incentive program, the Personnel Committee considers not only each executive’s role in executing on the Company’s strategies and delivering the financial performance achieved, but also the individual’s accountability for any challenges and achievements the Company experienced during the year.
Establishing 2020 Financial Measures and Targets
Using the process described above, in December 2019, the Personnel Committee decided to use ETR Tax Adjusted EPS and ETR Adjusted OCF, with each measure weighted equally, as the performance measures for determining the 2020 EAM pool. ETR Tax Adjusted EPS is based on ETR Adjusted EPS, which is the primary earnings measure used by the Company externally and the measure on which it provides annual earnings guidance. To arrive at ETR Tax Adjusted EPS, ETR Adjusted EPS is adjusted to add back the effect of any significant tax items that were excluded to arrive at ETR Adjusted EPS and to eliminate the effects, if any, of the Pre-Determined Exclusions. ETR Adjusted OCF, is calculated based on the Company’s as-reported (GAAP) operating cash flow, adjusted to eliminate the effect of any significant non-routine items not representative of the ongoing business, such as items associated with the decisions to sell or close the EWC nuclear plants, and any Pre-Determined Exclusions. The Personnel Committee determined that ETR Tax Adjusted EPS and ETR Adjusted OCF were the appropriate metrics to use for annual incentives in 2020 because:
•	They are based on objective financial measures that we and our investors consider to be important in evaluating our financial performance;
•	They are based on the same metrics we use for internal and external financial reporting; and
•	They provide both discipline and transparency.
The Personnel Committee considered it appropriate to use ETR Tax Adjusted EPS, which adds back the effect of significant tax items that may have been excluded from ETR Adjusted EPS, as the earnings measure because of the significant financial benefits to the Company resulting from such tax items and the management effort required to achieve
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them. The committee also considered the appropriateness of excluding the effect of each of the specific Pre-Determined Exclusions it had identified from each of the financial measures. It viewed the exclusion of major storms as appropriate because although the Company includes estimates for storm costs in its financial plan, it does not include estimates for a major storm event, such as a hurricane. The Personnel Committee considered the exclusion of any unanticipated effects of the tax reform legislation adopted at the end of 2017 to be appropriate because of the lingering uncertainty around those effects and the inability of management to impact those results. The Personnel Committee approved the other exclusions from reported results — for the impact of certain legacy unresolved regulatory litigation and unanticipated unrealized gains and losses on securities held by the Company’s nuclear decommissioning trusts — primarily because of management’s inability to influence either of the related outcomes. The Personnel Committee further provided that in determining the 2020 EAM, the 2020 results would be subject to adjustment for other items the committee may consider appropriate in its review of 2020 performance, considering management accountability and business rationale, and the EAM as so calculated would be subject to further adjustment at the committee’s discretion based on business considerations.
In determining the targets to set for 2020, the Personnel Committee reviewed anticipated drivers and risks to the Company’s expectations for its adjusted earnings and operating cash flow for 2020 as set forth in the Company’s financial plan, as well as factors driving the strong financial performance achieved in 2019. The Personnel Committee confirmed that the proposed plan targets for ETR Tax Adjusted EPS and ETR Adjusted OCF reflected significant growth in the core earnings and consolidated operating cash flow measures underlying the annual incentive program targets. The committee also noted that while the 2020 ETR Tax Adjusted EPS target was less than the 2019 results, the 2020 target represented significant growth in the underlying ETR Adjusted EPS both from 2019 results and from the 2019 target, with the primary driver of the higher results in 2019 being certain one-time tax benefits that would not be recurring in 2020. The Personnel Committee also considered the potential impact of a wide range of identified risks and opportunities and confirmed that the related annual incentive program targets reflected a reasonable balancing of such risks and opportunities and an appropriate degree of challenge.
2020 Performance Assessment
The following table shows the 2020 annual incentive plan performance metrics and targets established by the Personnel Committee to determine the 2020 EAM and 2020 results:
Annual Incentive Program Targets and Results
	Weight	Performance Goals(1)
		Minimum	Target	Maximum	2020 Results(2)
ETR Tax Adjusted EPS ($)	50%	5.04	5.60	6.16	6.90
ETR Adjusted OCF ($ billion)	50%	3.070	3.450	3.830	3.127
EAM as % of Target		25%	100%	200%	120%
(1)	Payouts for performance between achievement levels are calculated using straight-line interpolation, with no payouts for performance below the minimum achievement level for both performance measures.
(2)	See Appendix A for the reconciliation of non-GAAP financial measures to GAAP results.
In January 2021, the Finance and Personnel Committees jointly reviewed the Company’s financial results against the performance objectives reflected in the table above. Management discussed with the committees the Company’s ETR Tax Adjusted EPS and the ETR Adjusted OCF results for 2020, including primary factors explaining how those results compared to the 2020 business plan and annual incentive program targets set in January 2020. ETR Tax Adjusted EPS exceeded the ETR Tax Adjusted EPS target of $5.60 per share by $1.30, but management fell short of achieving its ETR Adjusted OCF target of $3.45 billion by approximately $323 million, leading to a preliminary EAM of 118%. These results reflected a positive adjustment of $0.10 to ETR Tax Adjusted EPS and a positive adjustment of $274 million to ETR Adjusted OCF for the effects on earnings and operational cash flow of major storms impacting the Company’s service area during 2020, consistent with the Pre-Determined Exclusions approved when the targets were set at the beginning of the year. The results also reflected a positive adjustment of $100 million to ETR Adjusted OCF for the effect on operational cash flow of additional voluntary contributions made to the Company’s pension plan in 2020 over and above the required level
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of contributions, which adjustment was made because the committee did not consider it appropriate for management to be penalized in the incentive compensation process for choosing to make such elective contributions, consistent with the Pre-Determined Exclusion for items the committee determined should be excluded based on management accountability and business rationale.
The Personnel Committee considered whether 2020 ETR Tax Adjusted EPS or ETR Adjusted OCF should be adjusted for any other factors that had impacted 2020 results. The committee noted that 2020 revenues and cash flow had been adversely impacted by reduced sales resulting from unfavorable weather, the COVID-19 pandemic and, to a lesser extent, major storms, which collectively reduced ETR Adjusted EPS by approximately $0.71 per share, and ETR Adjusted OCF by approximately $663 million as compared to plan. In addition, the committee noted that ETR Adjusted OCF had been further reduced by approximately $178 million due to increased customer arrearages as a result of regulatory moratoria on customer disconnects following the onset of the pandemic. As noted, both ETR Tax Adjusted EPS and ETR Adjusted OCF were adjusted to reflect the impact of major storms as a Pre-Determined Exclusion. However, the committee decided not to adjust the results to reflect the impact of the COVID-19 pandemic, the disconnect moratoria or the unfavorable weather experienced in 2020.
In addition to the foregoing financial results, the Personnel Committee considered management’s degree of success in achieving various operational and regulatory goals set out at the beginning of the year and in overcoming certain challenges that arose in the business during the course of the year. The committee took note of not only the many ways management had created value for all the Company’s key stakeholders during 2020, but also the major challenges that were overcome in the process, including the COVID-19 pandemic and the challenges of responding to three hurricanes in a record-breaking storm season for the Gulf Coast. The committee also noted that despite these challenges, management had remained focused on achieving strong financial results for the benefit of all of its stakeholders while at the same time driving positive outcomes in certain areas that would contribute to the long term sustainability of the Company, including particularly the achievement of its 2020 CO2 emissions goal, development and announcement of its goal to achieve net zero carbon emissions by 2050, and significant enhancements to its sustainability disclosure and reporting, and substantial progress in other important ESG and sustainability efforts. In recognition of these accomplishments, which the committee considers to be critical to the Company’s long-term success, the committee exercised its discretion to increase the EAM by 2% to 120%.
To determine individual NEO annual incentive awards, the Personnel Committee considered individual performance in executing on the Company’s strategies and delivering the strong financial performance achieved in 2020. In addition, the Personnel Committee considered the individual’s key accountabilities and accomplishments in relation to certain operational and regulatory challenges the Company experienced during the year. With these considerations in mind, the Personnel Committee approved payouts ranging from 115% to 120% of target for each of the NEOs.
Based on the foregoing evaluation of management performance, the Personnel Committee approved the following annual incentive payouts:
NEO	Base Salary	Target as Percentage of Base Salary	Payout as Percentage of Target(1)	2020 Annual Incentive Award
Leo P. Denault	$1,260,000	140%	120%	$2,116,800
Andrew S. Marsh	$690,000	85%	120%	$703,800
A. Christopher Bakken, III	$673,700	75%	115%	$581,066
Marcus V. Brown	$690,000	80%	120%	$662,400
Roderick K. West	$731,863	80%	115%	$673,314
(1)	The NEOs could earn a payout ranging from 0% to 200% of their target opportunity.
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Long-Term Incentive Compensation
Overview
Long-term incentive compensation, consisting solely of equity awards in 2020, represents the largest portion of executive officer compensation, and as noted earlier, the increase in Mr. Denault’s TDC opportunity was delivered in the form of long-term incentive compensation. We believe the combination of long-term incentives we employ provides a compelling performance-based compensation opportunity, acts in retaining the senior management team, and aligns the interests of our executive officers with the interests of our shareholders and customers by enhancing executives focus on the Company’s long-term goals. In general, we seek to allocate the total target value of long-term incentive compensation as follows:

For each NEO, a dollar value is established to determine the NEO’s long-term incentive awards target. The targeted award value for each NEO is determined based on market median compensation data for the officer’s role, adjusted to reflect individual performance and internal equity. In January 2020, the Personnel Committee approved the 2020 long-term incentive award target amounts for each NEO with each NEO’s target amount increasing in recognition of the contributions made to the Company in 2019. This target amount was then converted into the number of performance units, stock options and shares of restricted stock granted to each NEO based on the allocation described above.
NEO	LTI Grant Date Value
Leo P. Denault	$8,067,003
Andrew S. Marsh	$2,466,822
A. Christopher Bakken, III	$2,001,955
Marcus V. Brown	$1,953,684
Roderick K. West	$2,167,838
2020 Long-Term Incentive Award Mix
Long-Term Performance Incentive Program
Our NEOs are issued performance unit awards under our LTIP.
•	Each performance unit represents one share of our common stock at the end of the three-year performance period, plus dividends accrued during the performance period.
•	The performance units and accrued dividends on any shares earned during the performance period are settled in shares of Entergy common stock.
•	The Personnel Committee sets payout opportunities for the program at the outset of each performance period.
•	No payout if the TSR falls within the lowest quartile of the peer companies in the Philadelphia Utility Index and Cumulative ETR Adjusted EPS is below the minimum performance goal.
•	All shares paid out under the LTIP are required to be retained by our executive officers until applicable executive stock ownership requirements are met.
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The LTIP specifies a minimum, target and maximum achievement level, the achievement of which will determine the number of performance units that may be earned by each participant. For the 2020 – 2022 LTIP performance period, the Personnel Committee chose the performance measures and targets set forth below.
2020 – 2022 LTIP Performance Period: Measures and Goals
Performance Measures(1)	LTIP Measure Weight	Payout
Relative TSR	80%	Minimum (25%) – Bottom of 3rd Quartile Target (100%) – Median Percentile Maximum (200%) – Top Quartile
Cumulative ETR Adjusted Earnings Per Share	20%	Minimum (25%) – $16.07 Target (100%) – $17.85 Maximum (200%) – $19.63
(1)
Payouts for performance between achievement levels are calculated using straight-line interpolation, with no payouts for performance below the minimum achievement level with respect to the applicable performance measure.

Performance Measures:
Relative TSR:
•
The Personnel Committee chose relative TSR as a performance measure because it reflects the Company’s creation of shareholder value relative to other electric utilities included in the Philadelphia Utility Index over the performance period. By measuring performance in relation to an industry benchmark, this measure is intended to isolate and reward management for the creation of shareholder value that is not driven by events that affect the industry as a whole.

•
Minimum, target and maximum performance levels are determined by reference to the ranking of Entergy’s TSR in relation to the TSR of the companies in the Philadelphia Utility Index. The Personnel Committee identified the Philadelphia Utility Index as the appropriate industry peer group for determining relative TSR because the companies included in this index, in the aggregate, are deemed to be comparable to the Company in terms of business and scale.

Cumulative ETR Adjusted Earnings Per Share:
•
Cumulative ETR Adjusted Earnings Per Share, which adjusts Entergy’s as reported (GAAP) results to eliminate the impact of EWC and other non-routine items, was selected in 2020 as a performance measure because the committee wished to incentivize management to achieve steady, predictable earnings growth for the Company over the three-year performance period, and because it aligns with the earnings measure used to communicate the Company’s earnings expectations externally to investors.

•
In a manner similar to the way targets are established for the annual incentives, targets for the Cumulative ETR Adjusted EPS performance measure were established by the Personnel Committee after the Board‘s review of Entergy’s financial plan for the three-year period beginning in 2020 and are consistent with the earnings expectations for the Company that were communicated to investors. These targets also incorporate the Pre-Determined Exclusions discussed previously with respect to the annual incentive measures.

Stock Options and Restricted Stock
We grant stock options and shares of restricted stock because they align the interests of our executive officers with long-term shareholder value, provide competitive compensation, and increase our executives’ ownership in our common stock. Generally, stock options are granted with a maximum term of ten years, and vest one-third on each of the first three anniversaries of the date of grant. The exercise price for each option granted in 2020 was $131.72, which was the closing price of Entergy’s common stock on the date of grant. Shares of restricted stock vest one-third on each of the first three anniversaries of the date of grant, are paid dividends which are reinvested in shares of Entergy stock and have full voting rights. The dividend reinvestment shares are subject to forfeiture similar to the terms of the original grant.
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2020 Long-Term Incentive Awards
In January 2020, the Personnel Committee granted the following LTIP performance units, stock options and shares of restricted stock to each NEO. The number of performance units, options and shares of restricted stock were determined as discussed above under “Long-Term Incentive Compensation – Overview.”
NEO	2020 – 2022 Target LTIP Performance Units	Stock Options	Shares of Restricted Stock
Leo P. Denault	31,263	117,990	12,505
Andrew S. Marsh	9,560	36,079	3,824
A. Christopher Bakken, III	7,758	29,279	3,104
Marcus V. Brown	7,571	28,574	3,029
Roderick K. West	8,401	31,705	3,361
All of the performance units, the shares of restricted stock and stock options granted to our NEOs in 2020 were granted pursuant to the 2019 Omnibus Incentive Plan or 2019 OIP. The 2019 OIP requires both a change in control and an involuntary job loss without cause or a resignation by the NEO for good reason within 24 months following a change in control (a “double trigger”) for the acceleration of these awards upon a change in control.
2020 LTIP Payouts
Payout for the 2018 – 2020 LTIP Performance Period. In January 2018, the Personnel Committee chose relative TSR and Cumulative Adjusted UP&O EPS as the performance measures, each weighted equally, for the 2018 – 2020 LTIP performance period. Cumulative Adjusted UP&O EPS, which adjusted the Company’s operational Utility, Parent & Other results to eliminate the impact of tax items and weather (the “UP&O Adjustments”), was added as a performance measure because it aligned with the Company’s externally communicated earnings measure on its core utility business and was the primary measure on which the Company communicated its long term earnings outlooks in 2018. Similar to the way targets are established for the annual incentive program, targets for the Cumulative Adjusted UP&O EPS performance measure were established by the Personnel Committee after the Board’s review of the Company’s strategic plan. These targets also exclude the Pre-Determined Exclusions discussed previously with respect to the annual incentive measures, as well as the UP&O Adjustments. The payout was determined based on the achievement of the following performance goals established for both performance measures by the committee at the beginning of the performance period:
2018 – 2020 LTIP Performance Period: Measure and Goals
Performance Measures(1)	LTIP Measure Weight	Payout
Relative TSR	50%	Minimum (25%) – Bottom of 3rd Quartile Target (100%) – Median Percentile Maximum (200%) – Top Quartile
Cumulative Adjusted UP&O EPS ($)	50%	Minimum (25%) – $13.68 Target (100%) – $15.20 Maximum (200%) – $16.72
(1)	Payouts for performance between achievement levels are calculated using straight-line interpolation, with no payouts for performance below the minimum achievement level.
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In January 2021, the Personnel Committee reviewed the Company’s TSR and the Cumulative Adjusted UP&O EPS for the 2018 – 2020 LTIP performance period in order to determine the payout to participants based upon the performance measures and range of potential payouts for the 2018 – 2020 LTIP performance period as provided above. The committee compared the Company’s TSR against the TSR of the companies that were included in the Philadelphia Utility Index throughout the three year performance period, which were:
•	AES Corporation	•	Edison International
•	Ameren Corporation	•	Eversource Energy
•	American Electric Power Co. Inc.	•	Exelon Corporation
•	American Water Works Company, Inc.	•	FirstEnergy Corporation
•	CenterPoint Energy Inc.	•	NextEra Energy, Inc.
•	Consolidated Edison Inc.	•	PG&E Corporation
•	Dominion Energy	•	Public Service Enterprise Group Inc.
•	DTE Entergy Company	•	Southern Company
•	Duke Energy Corporation	•	Xcel Energy, Inc.
As recommended by the Finance Committee, the Personnel Committee concluded that the Company’s relative TSR for the 2018 – 2020 performance period was in the second quartile, and that Cumulative Adjusted UP&O EPS was $15.25, yielding a payout of 126% of target for the NEOs.
NEO	2018 – 2020 Target	Number of Shares Issued(1)	Value of Shares Actually Issued(2)	Grant Date Fair Value(3)
Leo P. Denault	42,700	59,718	$5,680,376	$3,519,121
Andrew S. Marsh	7,900	11,048	$1,050,886	$651,079
A. Christopher Bakken, III	7,900	11,048	$1,050,886	$651,079
Marcus V. Brown	7,900	11,048	$1,050,886	$651,079
Roderick K. West	7,900	11,048	$1,050,886	$651,079
(1)	Includes accrued dividends.
(2)	Value determined based on the closing price of our common stock on January 19, 2021 ($95.12), the date the Personnel Committee certified the 2018 – 2020 performance period results.
(3)	Represents the aggregate grant date fair value calculated in accordance with applicable accounting rules as reflected in the 2018 Summary Compensation Table.
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EXECUTIVE OFFICER COMPENSATION
Benefits and Perquisites
Entergy’s NEOs are eligible to participate in or receive the following benefits:
Plan Type	Description
Retirement Plans	Company-sponsored:

	•	Entergy Retirement Plan – a tax-qualified final average pay defined benefit pension plan that covers a broad group of employees hired before July 1, 2014.
	•	Cash Balance Plan – a tax-qualified cash balance defined benefit pension plan that covers a broad group of employees hired on or after July 1, 2014 and before January 1, 2021.
	•	Pension Equalization Plan – a non-qualified pension restoration plan for a select group of management or highly compensated employees who participate in the Entergy Retirement Plan.
	•	Cash Balance Equalization Plan – a non-qualified restoration plan for a select group of management or highly compensated employees who participate in the Cash Balance Plan.
	•	System Executive Retirement Plan – a non-qualified supplemental retirement plan for individuals who became executive officers before July 1, 2014.

See 2020 Pension Benefits beginning on page 70 of this Proxy Statement for additional information regarding the operation of the plans described above.
Savings Plan	Company-sponsored 401(k) Savings Plan that covers a broad group of employees.
Health & Welfare Benefits
Medical, dental and vision coverage, health care and dependent care reimbursement plans, life and accidental death and dismemberment insurance, business travel accident insurance and long-term disability insurance.

Eligibility, coverage levels, potential employee contributions and other plan design features are the same for the NEOs as for the broad employee population.

2020 Perquisites
Corporate aircraft usage and annual mandatory physical exams. The NEOs do not receive tax gross ups on any benefits. For additional information regarding perquisites, see the “All Other Compensation” column in the 2020 Summary Compensation Table on page 65 of this Proxy Statement.

Deferred Compensation
The NEOs are eligible to defer up to 100% of their base salary and annual incentive awards into the Company-sponsored Executive Deferred Compensation Plan. As of December 31, 2020, none of the NEOs participated in this plan.

Executive Disability Plan
Eligible individuals who become disabled under the terms of the plan are eligible for 65% of the difference between their annual base salary and $276,923 (the annual base salary that produces the maximum $15,000 monthly disability payment under our general long-term disability plan).

We provide these benefits to our NEOs as part of our effort to provide a competitive executive compensation program and because we believe these benefits are important retention and recruitment tools since many of the companies with which we compete for executive talent provide similar arrangements to their senior executive officers.
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EXECUTIVE OFFICER COMPENSATION
Severance and Retention Arrangements
System Executive Continuity Plan
The Personnel Committee believes that retention and transitional compensation arrangements are an important part of overall compensation, as they help to secure the continued employment and dedication of our NEOs, notwithstanding any concern that they might have at the time of a change in control regarding their own continued employment. In addition, the Personnel Committee believes that these arrangements are important as recruitment and retention devices, as many of the companies with which we compete for executive talent have similar arrangements in place for their senior employees.
To achieve these objectives, we have established a System Executive Continuity Plan under which each of our NEOs is entitled to receive “change in control” payments and benefits if such officer’s employment is involuntarily terminated without cause or if the officer resigns for good reason, in each case, in connection with a change in control of the Company. We strive to ensure that the benefits and payment levels under the System Executive Continuity Plan are consistent with market practices. Our executive officers, including the NEOs, are not entitled to any tax gross up payments on any severance benefits received under this plan. For more information regarding our severance arrangements, see “Potential Payments Upon Termination or Change in Control.”
Nuclear Retention Plan
Mr. Bakken participates in the Nuclear Retention Plan, a retention plan for officers and other leaders with expertise in the nuclear industry. The Personnel Committee authorized this plan to attract and retain key management and employee talent in the nuclear power field, a field that requires unique technical and other expertise that is in great demand in the utility industry. The plan provides for bonuses to be paid annually over a three-year service period with the bonus opportunity dependent on the participant’s management level and continued employment. Each annual payment is equal to an amount ranging from 15% to 30% of the employee’s base salary as of their date of enrollment in the plan. This plan does not provide for accelerated or prorated payouts of any kind upon termination of employment.
In recognition of the value the Company places on Mr. Bakken as a member of the Company’s senior management team and his extensive experience in the nuclear industry, and to keep his pay competitive, in May 2019, Mr. Bakken’s participation in the plan was renewed for another three-year period beginning on May 1, 2019. In accordance with the terms and conditions of the Nuclear Retention Plan, in May 2020 Mr. Bakken received, and in May 2021 and 2022, Mr. Bakken will receive a cash bonus equal to 30% of $654,078, his base salary as of May 1, 2019. The three-year period covered and percentage of base salary paid to Mr. Bakken under the plan are consistent with the terms of participation of other senior executive officers who participate in this plan.
Risk Mitigation and Other Pay Practices
We strive to ensure that our compensation philosophy and practices are in line with the best practices of companies in our industry as well as other companies in the S&P 500. Some of these practices include the following:
Clawback Provisions
Our clawback policy covers all individuals subject to Section 16 of the Exchange Act, including all of the NEOs, and goes beyond the requirements of the Sarbanes-Oxley Act of 2002. Under the policy, all incentives paid to covered executive officers are required to be reimbursed where:
•
the payment was based on the achievement of certain financial results that were subsequently determined to be the subject of a material restatement other than a restatement due to changes in accounting policy; or a material miscalculation of a performance award occurs, whether or not the financial statements were restated and, in either case, a lower payment would have been made to the executive officer based upon the restated financial results or correct calculation; or

•
in the Board of Directors’ view, the executive officer engaged in fraud that caused or partially caused the need for a restatement or caused a material miscalculation of a performance award, in each case, whether or not the financial statements were restated.

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The amount required to be reimbursed is equal to the excess of the gross incentive payment made over the gross payment that would have been made if the original payment had been determined based on the restated financial results or correct calculation. In addition, we will seek to recover any compensation received by our Chief Executive Officer and Chief Financial Officer that is required to be reimbursed under Sarbanes-Oxley following a material restatement of our financial statements.
Stock Ownership Guidelines and Share Retention Requirements
For many years, the Company has had stock ownership guidelines for executives, including the NEOs. These guidelines are designed to align the executives’ long-term financial interests with the interests of our shareholders. Annually, the Personnel Committee monitors the executive officers’ compliance with these guidelines with all of the NEOs satisfying the applicable ownership guidelines at that time. Our ownership guidelines are as follows:
Role	Value of Common Stock to be Owned
Chief Executive Officer	6 x base salary
Executive Vice Presidents	3 x base salary
Senior Vice Presidents	2 x base salary
Vice Presidents	1 x base salary
Further, to facilitate compliance with the guidelines, until an executive officer satisfies the stock ownership guidelines, the officer must retain:
•	all net after-tax shares paid out under our LTIP;
•	all net after-tax shares of our restricted stock and restricted stock units received upon vesting; and
•	at least 75% of the after-tax net shares received upon the exercise of Company stock options.
Trading Controls
Executive officers, including the NEOs, are required to receive permission from the Company’s General Counsel or his designee prior to entering into any transaction involving Company securities, including gifts, other than the exercise of employee stock options. Trading is generally permitted only during specified open trading windows beginning shortly after the release of earnings. Employees who are subject to trading restrictions, including the NEOs, may enter into trading plans under Rule 10b5-1 of the Exchange Act, but these trading plans or any amendment to an existing plan may be entered into only during an open trading window and must be approved by the Company. An NEO bears full responsibility if he violates Company policy by buying or selling shares without pre-approval or when trading is restricted.
We also prohibit our directors and executive officers, including the NEOs, from pledging any Entergy securities or entering into margin accounts involving Entergy securities. We prohibit these transactions because of the potential that sales of Entergy securities could occur outside trading periods and without the required approval of the General Counsel. In addition, as described in “Corporate Governance – Key Corporate Governance Features – Responsive and Accountable to Shareholders – Anti-Hedging Policy,” we prohibit our directors and executive officers, including the NEOs, from engaging in any hedging transactions with respect to Entergy securities.
Compensation Consultant Independence
Annually, the Personnel Committee reviews the relationship with its compensation consultant to determine whether any conflicts of interest exist that would prevent Pay Governance from independently advising the Personnel Committee. When assessing the independence of its compensation consultant, the committee considered the following factors, among others:
•	Pay Governance has policies in place to prevent conflicts of interest;
•	No member of Pay Governance’s consulting team serving the committee has a business relationship with any member of the committee or any of the Company’s executive officers;
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EXECUTIVE OFFICER COMPENSATION
•	Neither Pay Governance nor any of its principals own any shares of our common stock; and
•	The amount of fees paid to Pay Governance is less than 1% of Pay Governance’s total consulting income.
Based on these factors, the Personnel Committee concluded that Pay Governance is independent in accordance with SEC and NYSE rules and that no conflicts of interest exist that would prevent Pay Governance from independently advising the committee.
In addition, Pay Governance has agreed that it will not accept any engagement with management without prior approval from the Personnel Committee, and our Board has adopted a policy that prohibits a compensation consultant from providing other services to the Company if the aggregate amount for those services would exceed $120,000 in any year. During 2020, Pay Governance did not provide any services to Entergy other than the services it performed on behalf of the Personnel and Corporate Governance Committees, and it worked with Entergy’s management only as directed by the committees.
Annual Compensation Programs Risk Assessment
We monitor the risks associated with our executive compensation programs, as well as the components of our programs and individual compensation decisions, on an ongoing basis. In February 2021, the Personnel Committee reviewed the results of a study reviewing our compensation programs, including our executive compensation programs, to assess the risk arising from our compensation policies and practices. The committee agreed with the study’s findings that these risks were within our ability to effectively monitor and manage, and that these compensation programs do not encourage unnecessary or excessive risk-taking and do not create risks that are reasonably likely to have a material adverse effect on the Company.
Personnel Committee Report
The Personnel Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Personnel Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
The Personnel Committee of the Entergy Corporation Board of Directors:
Karen A. Puckett, Chair	Alexis M. Herman
John R. Burbank	Blanche L. Lincoln
64 •	2021 Proxy Statement

EXECUTIVE OFFICER COMPENSATION
Compensation Tables
2020 Summary Compensation Table
The following table summarizes the total compensation paid or earned by each of the NEOs for the fiscal year ended December 31, 2020, 2019 and 2018.
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(6)	All Other Compensation(7)	Total	Total Without Change in Pension Value(8)
Leo P. Denault Chairman of the Board and Chief Executive Officer	2020	$1,308,462	$—	$6,716,017	$1,350,986	$2,116,800	$4,416,700	$289,632	$16,198,597	$11,781,897
	2019	$1,260,000	$—	$5,391,253	$1,282,994	$2,416,680	$3,704,500	$208,822	$14,264,249	$10,559,749
	2018	$1,251,346	$—	$4,744,977	$1,168,029	$2,041,200	$982,800	$138,104	$10,326,456	$9,343,656

Andrew S. Marsh Executive Vice President and Chief Financial Officer	2020	$704,692	$—	$2,053,717	$413,105	$703,800	$2,054,000	$77,741	$6,007,055	$3,953,055
	2019	$641,923	$—	$1,579,663	$375,914	$712,400	$1,554,300	$69,863	$4,934,063	$3,379,763
	2018	$615,654	$—	$1,057,095	$342,510	$531,188	$—	$57,638	$2,604,085	$2,604,085

A. Christopher Bakken, III Executive Vice President and Chief Nuclear Officer	2020	$693,819	$196,223	$1,666,710	$335,245	$581,066	$115,100	$85,846	$3,674,009	$3,558,909
	2019	$649,507	$181,500	$1,273,399	$303,023	$618,104	$98,500	$62,407	$3,186,440	$3,087,940
	2018	$632,967	$181,500	$1,041,479	$283,095	$544,959	$108,700	$452,012	$3,244,712	$3,136,012

Marcus V. Brown Executive Vice President and General Counsel	2020	$709,688	$—	$1,626,512	$327,172	$662,400	$1,746,000	$78,631	$5,150,403	$3,404,403
	2019	$661,563	$—	$1,248,839	$297,182	$684,573	$1,455,300	$69,955	$4,417,412	$2,962,112
	2018	$644,231	$—	$1,041,479	$283,095	$546,000	$371,800	$61,885	$2,948,490	$2,576,690

Roderick K. West Group President, Utility Operations	2020	$754,742	$—	$1,804,816	$363,022	$673,314	$1,976,400	$59,730	$5,632,024	$3,655,624
	2019	$709,023	$—	$1,340,679	$319,039	$674,742	$1,604,100	$67,191	$4,714,774	$3,110,674
	2018	$690,581	$—	$1,057,095	$297,075	$560,762	$—	$67,234	$2,672,747	$2,672,747
(1)
The amounts in column (c) represent the actual base salary paid to the NEOs in the applicable year. The 2020 changes in base salaries noted in the Compensation Discussion and Analysis were effective in April 2020. The 2020 base salary amounts include an amount attributable to an extra pay period that occurred in 2020 as the NEOs are paid on a bi-weekly basis.

(2)
The amount in column (d) in 2020, 2019 and 2018 represents the cash bonus paid to Mr. Bakken pursuant to the Nuclear Retention Plan. See “Nuclear Retention Plan” in Compensation Discussion and Analysis.

(3)
The amounts in column (e) represent the aggregate grant date fair value of restricted stock, performance units, and restricted stock units granted under the 2015 Equity Ownership Plan of Entergy Corporation and Subsidiaries (the “2015 EOP”) and the 2019 OIP (together with the 2015 EOP, the “Equity Plans”), each calculated in accordance with FASB ASC Topic 718, without taking into account estimated forfeitures. The grant date fair value of the restricted stock and half of the performance units is based on the closing price of the Company’s common stock on the date of grant. The grant date fair value of the portion of the performance units with vesting based on TSR was measured using a Monte Carlo simulation valuation model. The simulation model applies a risk-free interest rate and an expected volatility assumption. The risk-free interest rate is assumed to equal the yield on a three-year treasury bond on the grant date. Volatility is based on historical volatility for the 36-month period preceding the grant date. The performance units in the table are also valued based on the probable outcome of the applicable performance condition at the time of grant. The maximum value of shares that would be received if the highest achievement level is attained with respect to both the TSR and Cumulative ETR Adjusted EPS for performance units granted in 2020 are as follows: Mr. Denault, $8,235,925; Mr. Marsh, $2,518,486; Mr. Bakken $2,043,768; Mr. Brown, $1,994,504; and Mr. West, $2,213,159.

(4)
The amounts in column (f) represent the aggregate grant date fair value of stock options granted under the Equity Plans calculated in accordance with FASB ASC Topic 718. For a discussion of the relevant assumptions used in valuing these awards, see Note 12 to the Financial Statements in our Form 10-K for the year ended December 31, 2020.

(5)	The amounts in column (g) represent annual incentive award cash payments made under the 2019 OIP.
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EXECUTIVE OFFICER COMPENSATION
(6)
For all NEOs, the amounts in column (h) include the annual actuarial increase in the present value of these NEOs’ benefits under all pension plans established by the Company using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and include amounts which the NEOs may not currently be entitled to receive because such amounts are not vested. The increase in pension benefits for all of the NEOs in 2020 was driven by a decline in the discount rate that was a result of the decrease in prevailing interest rates. None of the increase for any of the NEOs is attributable to above-market or preferential earnings on non-qualified deferred compensation. See the 2020 Pension Benefits Table on page 70 of this Proxy Statement. For 2018, the aggregate change in the actuarial present value of Messrs. Marsh and West’s pension benefits was a decrease of $163,000 and $149,300, respectively.

(7)
The amounts set forth in column (i) for 2020 include (a) matching contributions by the Company under the Savings Plan to each of the NEOs; (b) dividends paid on restricted stock when vested; (c) life insurance premiums; and (d) perquisites and other compensation as described below. The amounts are listed in the following table:

	Leo P. Denault	Andrew S. Marsh	A. Christopher Bakken, III	Marcus V. Brown	Roderick K. West
Company Contribution – Savings Plan	$11,970	$11,970	$17,100	$11,970	$11,970
Dividends Paid on Restricted Stock	$173,952	$59,177	$52,032	$56,953	$41,931
Life Insurance Premiums	$11,484	$6,594	$12,415	$7,482	$4,002
Perquisites and Other Compensation	$92,226	$—	$4,299	$2,226	$1,827
Total	$289,632	$77,741	$85,846	$78,631	$59,730
(8)
The Total Without Change in Pension Value represents total compensation, as determined under applicable SEC rules, minus the change in pension value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column for the applicable year. The amounts reported in the Total Without Change in Pension Value column may differ substantially from the amounts reported in the Total column required under SEC rules and are not a substitute for total compensation. The change in pension value is subject to many external variables, such as interest rates, assumptions about life expectancy and changes in the discount rate determined at each year end, which are functions of economic factors and actuarial calculations that are not related to the Company’s performance and are outside the control of the Personnel Committee.

Perquisites and Other Compensation
The amounts set forth in column (i) also include perquisites and other personal benefits that we provide to our NEOs as part of providing competitive executive compensation programs and for employee retention. The following perquisites were provided to the NEOs in 2020.
NEO	Personal Use of Corporate Aircraft	Executive Physical Exams
Leo P. Denault	X	X
Andrew S. Marsh		X
A. Christopher Bakken, III		X
Marcus V. Brown	X	X
Roderick K. West		X
For security and business reasons, we permit our Chief Executive Officer to use our corporate aircraft for personal use at Company expense. Our other NEOs may use the corporate aircraft for personal travel subject to the approval of our Chief Executive Officer. The Personnel Committee reviews the level of usage throughout the year. We believe that our officers’ ability to use a Company plane for limited personal use saves time and provides additional security for them, thereby benefiting our Company. The amounts included in column (i) for the personal use of corporate aircraft, reflect the incremental cost to the Company for use of the corporate aircraft, determined on the basis of the variable operational costs of each flight, including fuel, maintenance, flight crew travel expense, catering, communications and fees, including flight planning, ground handling and landing permits. The aggregate incremental aircraft usage cost associated with Mr. Denault’s personal use of the corporate aircraft was $86,618 for fiscal year 2020. In addition, we require our executive officers who are members of the OCE to have a comprehensive annual physical exam at our expense. None of the other perquisites referenced above exceeded $25,000 for any of the NEOs.
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EXECUTIVE OFFICER COMPENSATION
2020 Grants of Plan-Based Awards
The following table summarizes award grants during 2020 to the NEOs.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Under- lying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Leo P. Denault	1/30/20	$—	$1,764,000	$3,528,000
	1/30/20				7,816	31,263	62,526				$5,068,858
	1/30/20							12,505			$1,647,159
	1/30/20								117,990	$131.72	$1,350,986

Andrew S. Marsh	1/30/20	$—	$586,500	$1,173,000
	1/30/20				2,390	9,560	19,120				$1,550,020
	1/30/20							3,824			$503,697
	1/30/20								36,079	$131.72	$413,105

A Christopher Bakken, III	1/30/20	$—	$505,275	$1,010,550
	1/30/20				1,940	7,758	15,516				$1,257,851
	1/30/20							3,104			$408,859
	1/30/20								29,279	$131.72	$335,245

Marcus V. Brown	1/30/20	$—	$552,000	$1,104,000
	1/30/20				1,893	7,571	15,142				$1,227,532
	1/30/20							3,029			$398,980
	1/30/20								28,574	$131.72	$327,172

Roderick K. West	1/30/20	$—	$585,490	$1,170,980
	1/30/20				2,100	8,401	16,802				$1,362,105
	1/30/20							3,361			$442,711
	1/30/20								31,705	$131.72	$363,022
(1)
The amounts in columns (c), (d) and (e) represent minimum, target and maximum payment levels under the annual incentive program. The actual amounts awarded are reported in column (g) of the Summary Compensation Table.

(2)
The amounts in columns (f), (g) and (h) represent the minimum, target and maximum payment levels under the LTIP. Performance under the program is measured using two performance measures—the Company’s TSR relative to the TSR of the companies included in the Philadelphia Utility Index and Cumulative ETR Adjusted EPS with TSR weighted eighty percent and Cumulative ETR Adjusted EPS weighted twenty percent. There is no payout under the program if the Company’s TSR falls within the lowest quartile of the peer companies in the Philadelphia Utility Index and Cumulative ETR Adjusted EPS is below the minimum performance goal. Subject to achievement of performance targets, each unit will be converted into one share of the Company’s common stock on the last day of the performance period (December 31, 2022). Accrued dividends on the shares earned will also be paid in Company stock.

(3)
The amounts in column (i) represent shares of restricted stock granted under the 2019 OIP. Shares of restricted stock vest one-third on each of the first through third anniversaries of the grant date, have voting rights and accrue dividends during the vesting period.

(4)
The amounts in column (j) represent options to purchase shares of the Company’s common stock. The options vest one-third on each of the first through third anniversaries of the grant date and have a ten-year term from the date of grant. The options were granted under the 2019 OIP.

(5)
The amounts in column (l) are valued based on the aggregate grant date fair value of the award calculated in accordance with FASB ASC Topic 718 and, in the case of the performance units, are based on the probable outcome of the applicable performance conditions. See Notes 3 and 4 to the 2020 Summary Compensation Table for a discussion of the relevant assumptions used in calculating the grant date fair value.

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EXECUTIVE OFFICER COMPENSATION
2020 Outstanding Equity Awards at Fiscal Year-End
The following table summarizes, for each NEO unexercised options, restricted stock that has not vested and equity incentive plan awards outstanding as of December 31, 2020.
Option Awards						Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Leo P. Denault	—	117,990(1)		$131.72	1/30/2030
	51,402	102,804(2)		$89.19	1/31/2029
	111,400	55,700(3)		$78.08	1/25/2028
	179,400	—		$70.53	1/26/2027
	167,000	—		$70.56	1/28/2026
	88,000	—		$89.90	1/29/2025
	106,000	—		$63.17	1/30/2024
	50,000	—		$64.60	1/31/2023
								7,816(4)	$780,324
								81,016(5)	$8,088,637
						12,505(6)	$1,248,499
						10,173(7)	$1,015,672
						5,234(8)	$522,563

Andrew S. Marsh	—	36,079(1)		$131.72	1/30/2030
	15,060	30,122(2)		$89.19	1/31/2029
	32,666	16,334(3)		$78.08	1/25/2028
	44,000	—		$70.53	1/26/2027
	45,000	—		$70.56	1/28/2026
	24,000	—		$89.90	1/29/2025
	35,000	—		$63.17	1/30/2024
	32,000	—		$64.60	1/31/2023
	10,000	—		$71.30	1/26/2022
	4,000	—		$72.79	1/27/2021
								2,390(4)	$238,618
								23,738(5)	$2,370,002
						3,824(6)	$381,788
						2,981(7)	$297,623
						1,734(8)	$173,123

A. Christopher Bakken, III	—	29,279(1)		$131.72	1/30/2030
	—	24,281(2)		$89.19	1/31/2029
	—	13,500(3)		$78.08	1/25/2028
								1,940(4)	$193,640
								19,136(5)	$1,910,538
						3,104(6)	$309,903
						2,403(7)	$239,916
						1,667(8)	$166,433
						20,000(9)	$1,996,800

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Option Awards						Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Marcus V. Brown	—	28,574(1)		$131.72	1/30/2030
	—	23,813(2)		$89.19	1/31/2029
	—	13,500(3)		$78.08	1/25/2028
								1,893(4)	$188,972
								18,766(5)	$1,873,597
						3,029(6)	$302,415
						2,357(7)	$235,323
						1,667(8)	$166,433

Roderick K. West	—	31,705(1)		$131.72	1/30/2030
	—	25,564(2)		$89.19	1/31/2029
	—	14,167(3)		$78.08	1/25/2028
								2,100(4)	$209,689
								20,146(5)	$2,011,377
						3,361(6)	$335,562
						2,530(7)	$252,595
						1,734(8)	$173,123
(1)	Consists of options granted under the 2019 OIP; 1/3 of the options vested on January 30, 2021 and one-third of the remaining options will vest on January 30, 2022 and January 30, 2023.
(2)	Consists of options granted under the 2015 EOP; 1/2 of the options vested on January 31, 2021 and the remaining options will vest on January 30, 2022.
(3)	Consists of options granted under the 2015 EOP that vested on 1/25/2021.
(4)
Consists of performance units granted under the 2019 OIP that will vest on December 31, 2022 based on two performance measures—the Company’s TSR and Cumulative ETR Adjusted EPS over the 2020 – 2022 performance period with TSR weighted eighty percent and Cumulative ETR Adjusted EPS weighted twenty percent, as described under “What We Pay and Why – Long-Term Incentive Compensation – 2020 Long-Term Incentive Award Mix – Long-Term Incentive Performance Program” in the Compensation Discussion and Analysis.

(5)
Consists of performance units granted under the 2015 EOP that will vest on December 31, 2021 based on two performance measures – the Company’s TSR and Cumulative ETR Adjusted EPS over the 2019 – 2021 performance period with TSR weighted eighty percent and Cumulative ETR Adjusted EPS weighted twenty percent.

(6)
Consists of shares of restricted stock granted under the 2019 OIP; 1/3 of the shares of restricted stock vested on January 30, 2021 and one-third of the remaining shares will vest on January 30, 2022, and January 30, 2023.

(7)
Consists of shares of restricted stock granted under the 2015 EOP; 1/2 of the shares of restricted stock vested on January 31, 2021 and the remaining shares of restricted stock will vest on January 31, 2022.

(8)	Consists of shares of restricted stock granted under the 2015 EOP that vested on January 25, 2021.
(9)	Consists of restricted stock units granted under the 2015 EOP which will vest 1/2 on each of April 6, 2022 and April 6, 2025.
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2020 Option Exercises and Stock Vested
The following table provides information concerning each exercise of stock options and each vesting of stock during 2020 for the NEOs.
	Options Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Leo P. Denault	—	$—	77,044	$7,935,333
Andrew S. Marsh	—	$—	37,861	$3,959,325
A. Christopher Bakken, III	38,174	$1,954,334	16,051	$1,701,473
Marcus V. Brown	40,075	$2,081,630	16,366	$1,742,234
Roderick K. West	97,249	$4,940,267	15,436	$1,621,930
(1)
Represents the value of performance units for the 2018 – 2020 performance period (payable solely in shares based on the closing stock price of the Company on the date of vesting) under the LTIP and the vesting of shares of restricted stock in 2020.

2020 Pension Benefits
The following table shows the present value as of December 31, 2020 of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each NEO, under our retirement plans determined using interest rate and mortality rate assumptions set forth in Note 11 to the Financial Statements in the Form 10-K for the year ended December 31, 2020. Additional information regarding these retirement plans follows this table.
Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During 2020
Leo P. Denault(1)(2)	System Executive Retirement Plan	30.00	$30,747,600	$—
	Entergy Retirement Plan	21.83	$1,230,700	$—
Andrew S. Marsh	System Executive Retirement Plan	22.37	$6,543,400	$—
	Entergy Retirement Plan	22.37	$944,000	$—
A. Christopher Bakken, III	Cash Balance Equalization Plan	4.74	$287,400	$—
	Cash Balance Plan	4.74	$95,800	$—
Marcus V. Brown(1)	System Executive Retirement Plan	25.74	$7,889,100	$—
	Entergy Retirement Plan	25.74	$1,385,300	$—
Roderick K. West	System Executive Retirement Plan	21.75	$7,667,200	$—
	Entergy Retirement Plan	21.75	$994,300	$—
(1)	As of December 31, 2020, Mr. Denault and Mr. Brown were retirement eligible.
(2)
In 2006, Mr. Denault entered into a retention agreement granting him additional years of service and permission to retire under the non-qualified System Executive Retirement Plan (“SERP”) in the event his employment is terminated by his Entergy employer other than for cause (as defined in the retention agreement), by Mr. Denault for good reason (as defined in the retention agreement), or on account of his death or disability. His retention agreement also provides that if he terminates employment for any other reason, he shall be entitled to up to an additional 15 years of service under the non-qualified SERP only if his Entergy employer grants him permission to retire, subject to the overall 30 year cap on service credit under the SERP. The amount reflected in the table for the SERP is calculated based on 30 years of service. The additional years of service credited to Mr. Denault under his retention agreement increased the present value of Mr. Denault’s benefit by $4,020,200.

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A summary of the pension benefit plans sponsored by Entergy that our NEOs participated in during 2020 are described in the tables below. Benefits for the NEOs who participate in these plans are determined using the same formulas as for other eligible employees.
Qualified Retirement Benefits
	Entergy Retirement Plan	Cash Balance Plan
Eligible NEOs	• Leo P. Denault • Andrew S. Marsh • Marcus V. Brown • Roderick K. West	A. Christopher Bakken, III
Eligibility	Non-bargaining employees hired before July 1, 2014.	Non-bargaining employees hired on or after July 1, 2014 and before January 1, 2021.
Vesting	A participant becomes vested in the Entergy Retirement Plan upon attainment of at least 5 years of vesting service or upon attainment of age 65 while actively employed by an Entergy system company.	A participant becomes vested in the Cash Balance Plan upon attainment of at least 3 years of vesting service or upon attainment of age 65 while actively employed by an Entergy system company.
Form of Payment Upon Retirement	Benefits are payable as an annuity or a single lump sum distribution.	Benefits are payable as an annuity or single lump sum distribution.
Retirement Benefit Formula
Benefits are calculated as a single life annuity payable at age 65 and generally are equal to 1.5% of a participant’s Final Average Monthly Earnings (“FAME”) multiplied by years of service (not to exceed 40).

“Earnings” for the purpose of calculating FAME generally includes the employee’s base salary and eligible annual incentive awards subject to Internal Revenue Code of 1986, as amended (the “Code”), limitations, and excludes all other bonuses. Executive annual incentive awards are not eligible for inclusion in Earnings under this plan.

FAME is calculated using the employee’s average monthly Earnings for the 60 consecutive months in which the employee’s earnings were highest during the 120 month period immediately preceding the employee’s retirement and includes up to 5 eligible annual incentive awards paid during the 60 month period.

The normal retirement benefit at age 65 is determined by converting the sum of an employee’s annual pay credits and his or her annual interest credits, into an actuarially equivalent annuity.

Pay credits ranging from 4-8% of an employee’s eligible Earnings are allocated annually to a notional account for the employee based on an employee’s age and years of service. Earnings for purposes of calculating an employee’s pay credit include the employee’s base salary and annual incentive awards subject to Code limitations and exclude all other bonuses. Executive annual incentive awards are eligible for inclusion in Earnings under this plan.

Interest credits are calculated based upon the annual rate of interest on 30-year U.S. Treasury securities, as specified by the Internal Revenue Service, for the month of August preceding the first day of the applicable calendar year subject to a minimum rate of 2.6% and a maximum rate of 9%.

Benefit Timing
Normal retirement age under the plan is 65.

A reduced terminated vested benefit may be commenced as early as age 55. The amount of this benefit is determined by reducing the normal retirement benefit by 7% per year for the first 5 years commencement precedes age 65, and 6% per year for each additional year commencement precedes age 65.

A subsidized early retirement benefit may be commenced by employees who are at least age 55 with 10 years of service at the time they separate from service. The amount of this benefit is determined by reducing the normal retirement benefit by 2% per year for each year that early retirement precedes age 65.

Normal retirement age under the plan is 65.

A vested cash balance benefit can be commenced as early as the first day of the month following separation from service. The amount of the benefit is determined in the same manner as the normal retirement benefit described above in the “Retirement Benefit Formula” section

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EXECUTIVE OFFICER COMPENSATION
Non-qualified Retirement Benefits
The NEOs are eligible to participate in certain non-qualified retirement benefit plans that provide retirement income, including the Pension Equalization Plan (“PEP”), the Cash Balance Equalization Plan and the SERP. Each of these plans is an unfunded non-qualified defined benefit pension plan that provides benefits to key management employees. In these plans, as described below, an executive may participate in one or more non-qualified plans, but is only paid the amount due under the plan that provides the highest benefit. In general, upon disability, participants in the PEP and the SERP remain eligible for continued service credits until the earlier of recovery, separation from service due to disability, or retirement eligibility. Generally, spouses of participants who die before commencement of benefits may be eligible for a portion of the participant’s accrued benefit.
	Pension Equalization Plan	Cash Balance Equalization Plan	System Executive Retirement Plan
Eligible NEOs	• Leo P. Denault • Andrew S. Marsh • Marcus V. Brown • Roderick K. West	• A. Christopher Bakken, III	• Leo P. Denault • Andrew S. Marsh • Marcus V. Brown • Roderick K. West
Eligibility	Management or highly compensated employees who participate in the Entergy Retirement Plan.	Management or highly compensated employees who participate in the Cash Balance Plan.	Certain individuals who became executive officers before July 1, 2014.
Form of Payment Upon Retirement	Single lump sum distribution.	Single lump sum distribution.	Single lump sum distribution.
Retirement Benefit Formula
Benefits generally are equal to the actuarial present value of the difference between (1) the amount that would have been payable as an annuity under the Entergy Retirement Plan, including executive annual incentive awards as eligible earnings and without applying Code limitations on pension benefits and earnings that may be considered in calculating tax-qualified pension benefits, and (2) the amount actually payable as an annuity under the Entergy Retirement Plan.

Executive annual incentive awards are taken into account as eligible earnings under this plan.

Benefits generally are equal to the difference between the amount that would have been payable as a lump sum under the Cash Balance Plan, but for Code limitations on pension benefits and earnings that may be considered in calculating tax-qualified cash balance plan benefits, and the amount actually payable as a lump sum under the Cash Balance Plan.

Benefits generally are equal to the actuarial present value of a specified percentage, based on the participant’s years of service (including supplemental service granted under the plan) and management level, of the participant’s “Final Average Monthly Compensation” (which is generally 1/36th of the sum of the participant’s base salary and annual incentive plan award for the 3 highest years during the last 10 years preceding separation from service), after first being reduced by the value of the participant’s Entergy Retirement Plan benefit.

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	Pension Equalization Plan	Cash Balance Equalization Plan	System Executive Retirement Plan
Benefit Timing
Payable at age 65.

Benefits payable prior to age 65 are subject to the same reduced terminated vested or early retirement reduction factors as benefits payable under the Entergy Retirement Plan as described above.

An employee with supplemental credited service who terminates employment prior to age 65 must receive prior written consent of the Entergy employer in order to receive the portion of their benefit attributable to their supplemental credited service agreement.

Payable upon separation from service subject to 6 month delay required under Code Section 409A.
Payable upon separation from service subject to 6 month delay required under Code Section 409A.
Payable at age 65.

Prior to age 65, vesting is conditioned on the prior written consent of the officer’s Entergy employer.

Benefits payable prior to age 65 are subject to the same reduced terminated vested or subsidized early retirement reduction factors as benefits payable under the Entergy Retirement Plan as described above.

Payable upon separation from service subject to 6 month delay required under Code Section 409A.

Additional Information.
1)
Effective July 1, 2014, (a) no new grants of supplemental service may be provided to participants in the PEP; (b) supplemental credited service granted prior to July 1, 2014 was grandfathered; and (c) participants in the Company’s Cash Balance Plan are not eligible to participate in the PEP and instead may be eligible to participate in the Cash Balance Equalization Plan.

2)
Benefits accrued under our SERP, PEP and Cash Balance Equalization Plan, if any, will become fully vested if a participant is involuntarily terminated without cause or terminates his or her employment for good reason in connection with a change in control with payment generally made in a lump-sum payment as soon as reasonably practicable following the first day of the month after the termination of employment, unless delayed 6 months under Code Section 409A.

3)	The SERP was closed to new executive officers effective July 1, 2014.
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Potential Payments Upon Termination or Change in Control
The Company has plans and other arrangements that provide compensation to a NEO if his employment terminates under specified conditions, including following a change in control of the Company.
Change in Control
Under our System Executive Continuity Plan (the “Continuity Plan”), our executive officers, including each of our NEOs, are eligible to receive the severance benefits described below if their employment is terminated by their Entergy system employer other than for cause or if they terminate their employment for good reason during a period beginning with a potential change in control and ending 24 months following the effective date of a change in control (a “Qualifying Termination”). A participant will not be eligible for benefits under the Continuity Plan if such participant: accepts employment with us or any of our subsidiaries; elects to receive the benefits of another severance or separation program; removes, copies or fails to return any property belonging to us or any of our subsidiaries; or violates his or her non-compete provision (which generally runs for two years but extends to three years if permissible under applicable law). We do not have any plans or agreements that provide for payments or benefits to any of our NEOs solely upon a change in control.
In the event of a Qualifying Termination, our executive officers, including our NEOs, generally would receive the benefits below:
Compensation Element	Payment
Severance*
A lump sum severance payment equal to a multiple of the sum of: (a) the participant’s annual base salary as in effect at any time within one year prior to the commencement of a change in control period or, if higher, immediately prior to a circumstance constituting good reason, plus (b) the participant’s annual incentive, calculated using the average annual target opportunity derived under the annual incentive program for the two calendar years immediately preceding the calendar year in which termination occurs.

Performance Units
Under the 2015 EOP and the performance unit agreements in respect of the 2019 – 2021 performance period, participants would forfeit outstanding performance units, and in lieu of any payment for any outstanding performance period, would receive a single-lump sum payment calculated by multiplying the target performance units for the most recent performance period preceding (but not including) the calendar year in which termination occurs by the closing price of Entergy’s common stock as of the later of the date of such termination or the date of the Change in Control. Under the 2019 OIP and the performance unit agreements in respect of the 2020 – 2022 performance unit period, participants would receive a number of shares of Entergy common stock equal to the greater of (1) the target number of performance units subject to the performance unit agreement or (2) the number of units that would vest under the performance unit agreement calculated based on Company performance through the participant’s termination date, in either case pro-rated based on the portion of the performance period that occurs through the termination date.

Equity Awards	All unvested stock options, shares of restricted stock and restricted stock units will vest immediately upon a Qualifying Termination pursuant to the terms of the Equity Plans.
Retirement Benefits	Benefits already accrued under our SERP, PEP and Cash Balance Equalization Plan, if any, will become fully vested.
Welfare Benefits	Participants who are not retirement-eligible would be eligible to receive Entergy-subsidized COBRA benefits for a period ranging from 12 to 18 months.
*
Cash severance payments are capped at 2.99 times the sum of (a) an executive’s annual base salary, plus (b) the higher of his or her actual annual incentive payment under the annual incentive program calculated using the average annual target opportunity derived under the annual incentive program for the two calendar years immediately preceding the calendar year in which termination occurs. Any cash severance payments to be paid under the Continuity Plan in excess of this cap will be forfeited by the participant.

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To protect shareholders and our business model, executives are required to comply with non-compete, non-solicitation, confidentiality and non-denigration provisions. If an executive discloses non-public data or information concerning us or any of our subsidiaries or violates his or her non-compete provision, he or she will be required to repay any benefits previously received under the Continuity Plan.
For purposes of the Continuity Plan the following events are generally defined as:
•
Change in Control: (a) the purchase of 30% or more of either our common stock or the combined voting power of our voting securities; (b) the merger or consolidation of the Company (unless our Board members constitute at least a majority of the board members of the surviving entity); (c) the liquidation, dissolution or sale of all or substantially all of our assets; or (d) a change in the composition of our Board such that, during any two-year period, the individuals serving at the beginning of the period no longer constitute a majority of our Board at the end of the period.

•
Potential Change in Control: (a) the Company or an affiliate enters into an agreement the consummation of which would constitute a Change in Control; (b) the Board adopts resolutions determining that, for purposes of the Continuity Plan, a potential Change in Control has occurred; (c) a System Company or other person or entity publicly announces an intention to take actions that would constitute a Change in Control; or (d) any person or entity becomes the beneficial owner (directly or indirectly) of outstanding shares of common stock of the Company constituting 20% or more of the voting power or value of the Company’s outstanding common stock.

•
Cause: The participant’s (a) willful and continuous failure to perform substantially his or her duties after written demand for performance; (b) engagement in conduct that is materially injurious to us or any of our subsidiaries; (c) conviction or guilty or nolo contendere plea to a felony or other crime that materially and adversely affects either his or her ability to perform his or her duties or our reputation; (d) material violation of any agreement with us or any of our subsidiaries; or (e) disclosure of any of our confidential information without authorization.

•
Good Reason: The participant’s (a) nature or status of duties and responsibilities is substantially altered or reduced; (b) salary is reduced by 5% or more; (c) primary work location is relocated outside the continental United States; (d) compensation plans are discontinued without an equitable replacement; (e) benefits or number of vacation days are substantially reduced; or (f) Entergy employer purports to terminate his employment other than in accordance with the Continuity Plan.

Other Termination Events
For termination events, other than in connection with a Change in Control, our executive officers, including our NEOs, generally will receive the benefits set forth below:
Compensation Element
Termination Event	Severance	Annual Incentive	Stock Options	Restricted Stock	Performance Units
Voluntary Resignation	None	Forfeited*	Unvested options are forfeited. Vested options expire on the earlier of (i) 90 days from the last day of active employment and (ii) the option’s normal expiration date.	Forfeited	Forfeited**
Termination for Cause	None	Forfeited	Forfeited	Forfeited	Forfeited
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EXECUTIVE OFFICER COMPENSATION
Termination Event	Severance	Annual Incentive	Stock Options	Restricted Stock	Performance Units
Retirement	None	Pro-rated based on number of days employed during the performance period
Unvested stock options granted before 2020 vest on the retirement date and expire the earlier of (i) five years from the retirement date and (ii) the option’s normal expiration date. Unvested stock options, granted in 2020 continue to vest following retirement, in accordance with the original vesting schedule and expire the earlier of (i) five years from the retirement date and (ii) the option’s original expiration date.
				Forfeited	Officers with a minimum of 12 months of participation are eligible for a pro-rated award based on actual performance and full months of service during the performance period
Death/ Disability	None	Pro-rated based on number of days employed during the performance period	Unvested stock options vest on the termination date and expire the earlier of (i) five years from the termination date and (ii) the option’s normal expiration date	Fully Vest	Officers are eligible for a pro-rated award based on actual performance and full months of service during the performance period
*	If an officer resigns after the completion of an annual incentive program performance period, he or she may receive, at the Company’s discretion, an annual incentive payment.
**	If an officer resigns after the completion of a LTIP performance period, he or she will receive a payout under the LTIP based on the outcome of the performance period.
Mr. Denault’s 2006 Retention Agreement
In 2006, we entered into a retention agreement with Mr. Denault that provides benefits to him in addition to, or in lieu of, the benefits described above. Mr. Denault’s retention agreement was entered into in 2006 when he was our Chief Financial Officer and was designed to reflect the competition for chief financial officer talent in the marketplace at that time and the Personnel Committee’s assessment of the critical role this position played in executing the Company’s long-term financial and other strategic objectives. Based on the market data provided by its former independent compensation consultant, the committee, at the time the agreement was entered into, believed the benefits and payment levels under Mr. Denault’s retention agreement were consistent with market practices.
Specifically, in the event of a Termination Event (as defined in his agreement): 1) Mr. Denault is entitled to a Target LTIP Award calculated by using the average annual number of performance units with respect to the two most recent performance periods preceding the calendar year in which his employment termination occurs, assuming all performance goals were achieved at target; and 2) all of Mr. Denault’s unvested stock options and shares of restricted stock will immediately vest.
In the event of death or disability, Mr. Denault would receive the greater of the Target LTIP Award calculated as described above or the pro-rated number of performance units for all open performance periods, based on the number of months of his participation in each open performance period.
Under the terms of his 2006 retention agreement, Mr. Denault’s employment may be terminated for cause upon Mr. Denault’s: (a) continuing failure to substantially perform his duties (other than because of physical or mental illness or after he has given notice of termination for good reason) that remains uncured for 30 days after receiving a written notice from the Personnel Committee; (b) willfully engaging in conduct that is demonstrably and materially injurious to Entergy; (c) conviction of or entrance of a plea of guilty or nolo contendere to a felony or other crime that has or may have a material adverse effect on his ability to carry out his duties or upon Entergy’s reputation; (d) material violation of any agreement that he has entered into with Entergy; or (e) unauthorized disclosure of Entergy’s confidential information.
Mr. Denault may terminate his employment for good reason upon: (a) the substantial reduction in the nature or status of his duties or responsibilities from those in effect immediately prior to the date of the retention agreement, other than de minimis acts that are remedied after notice from Mr. Denault; (b) a reduction of 5% or more in his base salary as in effect
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on the date of the retention agreement; (c) the relocation of his principal place of employment to a location other than the corporate headquarters; (d) the failure to continue to allow him to participate in programs or plans providing opportunities for equity awards, incentive compensation and other plans on a basis not materially less favorable than enjoyed at the time of the retention agreement (other than changes similarly affecting all senior executives); (e) the failure to continue to allow him to participate in programs or plans with opportunities for benefits not materially less favorable than those enjoyed by him under any of our pension, savings, life insurance, medical, health and accident, disability or vacation plans or policies at the time of the retention agreement (other than changes similarly affecting all senior executives); or (d) any purported termination of his employment not taken in accordance with his retention agreement.
Aggregate Termination Payments
The tables below reflect the amount of compensation each of our NEOs would have received if his employment had been terminated as of December 31, 2020 under the various scenarios described above. For purposes of these tables, we used a stock price of $99.84, which was the closing market price of our common stock on December 31, 2020, the last trading day of the year.
Benefits and Payments Upon Termination	Voluntary Resignation	For Cause	Termination for Good Reason or Not for Cause	Retirement	Disability	Death	Termination Related to a Change in Control
Leo P. Denault(1)
Severance Payment	—	—	—	—	—	—	$10,993,273
Performance Units(3)(4)	—	—	$4,512,768	$3,736,712	$4,512,768	$4,512,768	$5,902,641
Stock Options	—	—	$2,306,895	$2,306,895	$2,306,895	$2,306,895	$2,306,895
Restricted Stock	—	—	$2,966,300	—	$2,966,300	$2,966,300	$2,966,300
Welfare Benefits(5)	—	—	—	—	—	—	—
Andrew S. Marsh(2)
Severance Payment	—	—	—	—	—	—	$3,622,500
Performance Units(4)	—	—	—	—	$1,108,224	$1,108,224	$1,146,862
Stock Options	—	—	—	—	$676,227	$676,227	$676,227
Restricted Stock	—	—	—	—	$908,105	$908,105	$908,105
Welfare Benefits(6)	—	—	—	—	—	—	$29,862
A. Christopher Bakken III(2)
Severance Payment	—	—	—	—	—	—	$3,435,870
Performance Units(4)	—	—	—	—	$895,065	$895,065	$1,086,858
Stock Options	—	—	—	—	$552,353	$552,353	$552,353
Restricted Stock	—	—	—	—	$764,339	$764,339	$764,339
Welfare Benefits(6)	—	—	—	—	—	—	$22,248
Unvested Restricted Stock Units(7)	—	—	—	—	—	—	$1,996,800
Marcus V. Brown(1)
Severance Payment	—	—	—	—	—	—	$3,570,750
Performance Units(4)	—	—	—	$876,595	$876,595	$876,595	$1,080,668
Stock Options	—	—	—	$547,368	$547,368	$547,368	$547,368
Restricted Stock	—	—	—	—	$751,664	$751,664	$751,664
Welfare Benefits(5)	—	—	—	—	—	—	—
Roderick K. West(2)
Severance Payment	—	—	—	—	—	—	$3,732,501
Performance Units(4)	—	—	—	—	$950,177	$950,177	$1,108,324
Stock Options	—	—	—	—	$580,531	$580,531	$580,531
Restricted Stock	—	—	—	—	$811,984	$811,984	$811,984
Welfare Benefits(6)	—	—	—	—	—	—	$29,862
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1.
As of December 31, 2020, Mr. Denault and Mr. Brown are retirement eligible and would retire rather than voluntarily resign, and in addition to the payments and benefits in the table, Mr. Denault and Mr. Brown also would be entitled to receive their vested pension benefits under the Entergy Retirement Plan. For a description of these benefits, see “2020 Pension Benefits.”

2.	See “2020 Pension Benefits” for a description of the pension benefits Mr. Bakken, Mr. Marsh, and Mr. West may receive upon the occurrence of certain termination events.
3.
For purposes of the table, the value of Mr. Denault’s retention payment was calculated by taking an average of the target performance units from the 2016 – 2018 LTIP performance period (37,400) and from the 2017 – 2019 LTIP performance period (48,700). This average number of units (45,200) multiplied by the closing price of Entergy stock on December 31, 2020 ($99.84) would equal a payment of $4,512,768.

4.
For purposes of the table, in the event of a qualifying termination related to a change in control, each NEO would receive a payment in respect of his performance units for the 2019 – 2021 performance period and a number of performance units for the 2020 – 2022 performance period, calculated as follows.

For the 2019 – 2021 performance period, each NEO would be entitled to receive a single-lump sum payment calculated using the target number of performance units that the officer would have been entitled to receive under the 2015 EOP with respect to the most recent performance period that precedes and does not include the officer’s date of termination. The value of Mr. Denault’s payments was calculated by multiplying the target performance units for the 2017 – 2019 LTIP performance period (48,700) by the closing price of Entergy stock on December 31, 2020 ($99.84), which would equal a payment of $4,862,208 for the forfeited performance units for the 2019 – 2021 performance period. The value of the payments for the other NEOs was calculated by multiplying the target performance units for the 2017 – 2019 LTIP performance period (8,300) by the closing price of Entergy stock on December 31, 2020 ($99.84), which would equal a payment of $828,672 for the forfeited performance units for the 2019 – 2021 performance period.
For the 2020 – 2022 performance period, in the event of a qualifying termination related to a change in control, each NEO would be entitled to receive a number of shares of Entergy common stock equal to the greater of (1) the target number of performance units subject to the 2020 – 2022 performance unit agreement or (2) the number of performance units that would vest under the 2020 – 2022 performance unit agreement calculated based on actual Company performance through the NEO’s termination date, in either case pro-rated based on the portion of the performance period that occurs through the termination date. For purposes of the table, the values of the performance unit awards for the 2020 – 2022 performance period for each NEO were calculated as follows, based on the assumption that the target number of performance units was the greater number:
Mr. Denault: 10,421 (12/36*31,263) performance units at target, assuming a stock price of $99.84 = $1,040,433
Mr. Marsh: 3,187 (12/36*9,560) performance units at target, assuming a stock price of $99.84 = $318,190
Mr. Bakken: 2,586 (12/36*7,758) performance units at target, assuming a stock price of $99.84 = $258,186
Mr. Brown: 2,524 (12/36*7,571) performance units at target, assuming a stock price of $99.84 = $251,996
Mr. West: 2,801 (12/36*8,401) performance units at target, assuming a stock price of $99.84 = $279,652
78 •	2021 Proxy Statement

EXECUTIVE OFFICER COMPENSATION
The total values of the single sum payment for the 2019 – 2021 performance period and the performance units award for the 2020 – 2022 performance period upon a change in control for each NEO is as follows:
Mr. Denault: $4,862,208 + $1,040,433 = $5,902,641
Mr. Marsh: $828,672 + $318,190 = $1,146,862
Mr. Bakken: $828,672 + $258,186 = $1,086,858
Mr. Brown: $828,672 + $251,996 = $1,080,668
Mr. West: $828,672 + $279,652 = $1,108,324
For purposes of the table, the values of the awards payable in the event of retirement, in the case of Mr. Denault or Mr. Brown, or upon death or disability, other than Mr. Denault, each NEO were calculated as follows:
Mr. Denault’s:
2019 – 2021 LTIP Performance Period: 27,006 (24/36*40,508) performance units at target, assuming a stock price of $99.84 = $2,696,279
2020 – 2022 LTIP Performance Period: 10,421 (12/36*31,263) performance units at target, assuming a stock price of $99.84 = $1,040,433
Total: $3,736,712
Mr. Marsh’s:
2019 – 2021 LTIP Performance Period: 7,913 (24/36*11,869) performance units at target, assuming a stock price of $99.84 = $790,034
2020 – 2022 LTIP Performance Period: 3,187 (12/36*9,560) performance units at target, assuming a stock price of $99.84 = $318,190
Total: $1,108,224
Mr. Bakken’s:
2019 – 2021 LTIP Performance Period: 6,379 (24/36*9,568) performance units at target, assuming a stock price of $99.84 = $636,879
2020 – 2022 LTIP Performance Period: 2,586 (12/36*7,758) performance units at target, assuming a stock price of $99.84 = $258,186
Total: $895,065
Mr. Brown’s:
2019 – 2021 LTIP Performance Period: 6,256 (24/36*9,383) performance units at target, assuming a stock price of $99.84 = $624,599
2020 – 2022 LTIP Performance Period: 2,524 (12/36*7,571) performance units at target, assuming a stock price of $99.84 = $251,996
Total: $876,595
2021 Proxy Statement	• 79

EXECUTIVE OFFICER COMPENSATION
Mr. West’s:
2019 – 2021 LTIP Performance Period: 6,716 (24/36*10,073) performance units at target, assuming a stock price of $99.84 = $670,525
2020 – 2022 LTIP Performance Period: 2,801 (12/36*8,401) performance units at target, assuming a stock price of $99.84 = $279,652
Total: $950,177
5.	Upon retirement, Mr. Denault and Mr. Brown would be eligible for retiree medical and dental benefits, the same as all other retirees.
6.
Pursuant to the System Executive Continuity Plan, in the event of a termination related to a change in control, Mr. Bakken, Mr. Marsh and Mr. West would be eligible to receive Entergy-subsidized COBRA benefits for 18 months.

7.
Mr. Bakken’s 20,000 restricted stock units vest in two equal installments on April 6, 2022 and April 6, 2025. In the event of a Change in Control, the unvested restricted stock units will fully vest upon Mr. Bakken’s Qualifying Termination during a change in control period. Pursuant to his restricted stock unit agreement, Mr. Bakken is subject to certain restrictions on his ability to compete with Entergy and its affiliates or solicit its employees or customers during and for 12 months after his employment with his Entergy employer. In addition, the restricted stock unit agreement limits Mr. Bakken’s ability to disparage Entergy and its affiliates. In the event of a breach of these restrictions, other than following certain constructive terminations of his employment, Mr. Bakken will forfeit any restricted stock units that are not yet vested and paid, and must repay to Entergy any shares of Entergy stock paid to him in respect of the restricted stock units and any amounts he received upon the sale or transfer of any such shares.

Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Leo P. Denault, our Chief Executive Officer.
Ratio
For 2020
•	The median of the annual total compensation of all of our employees, other than Mr. Denault, was $152,733.
•	Mr. Denault’s annual total compensation, as reported in the total column of the 2020 Summary Compensation Table, was $16,198,597.
•	Based on this information, the ratio of the annual total compensation of Mr. Denault to the median of the annual total compensation of all employees is estimated to be 106:1.
Identification of Median Employee
We selected October 2, 2020 as the date on which to determine our median employee. While the date is different from the date used last year, the methodology to determine the date is consistent with that used last year. These dates correspond to the first day of the three-month period prior to fiscal year-end for which we can gather information about our employees and all of our subsidiaries have the same number of pay periods.
To identify the median employee from our employee population base, we considered all compensation included in Box 5 of Form W-2 with all before-tax deductions added back to this compensation (“Box 5 Compensation”). For purposes of determining the median employee, we selected Box 5 Compensation as we believe it is representative of the compensation received by all employees and is readily available. The calculation of annual total compensation of the median employee is the same calculation used to determine total compensation for purposes of the 2020 Summary Compensation Table with respect to each of the NEOs.
80 •	2021 Proxy Statement

COMPANY PROPOSAL
Proposal 4 – Amendment to Entergy’s Restated Certificate of Incorporation Authorizing The Issuance of Preferred Stock
On January 29, 2021, our Board approved an amendment (the “Charter Amendment”) to our Restated Certificate of Incorporation (the “Charter”) to provide the authority to issue up to 1,000,000 shares of preferred stock, no par value per share (“Preferred Stock”). The Charter Amendment would also decrease from 500,000,000 to 499,000,000 the number of shares of common stock, par value $0.01 per share, authorized for issuance. The Charter Amendment also includes minor updates to remove certain Charter provisions that are no longer relevant, as it has not been amended since 2006. We are asking shareholders to approve the Charter Amendment in the form attached hereto as Appendix B.
Under the Charter Amendment, the Board, without any further approval of shareholders, will be authorized to establish, from time to time, classes or series of the Preferred Stock and to fix the rights and preferences of each class or series of the Preferred Stock, including dividend rates and preferences, conversion provisions, voting rights, redemption provisions, liquidation rights and preferences, preemption rights, maturity dates and other matters. The Board represents that it will not, without prior shareholder approval, issue or use the Preferred Stock for any anti-takeover purpose, as further described below.
Why The Amendment is Needed
The Company intends to fund its planned capital investments through 2024 through a combination of equity and debt financing. Under its Charter, the Company currently is authorized to issue only common stock to meet its equity capital needs. The ability to issue Preferred Stock on such terms as the Board shall determine would provide added flexibility in part by enabling the Company to tailor the terms of the Preferred Stock to both current market conditions and the Company’s capital needs, such as through the issuance of preferred securities that could offer a fixed, preferred return to investors while receiving partial equity treatment from rating agencies. This flexibility would benefit shareholders by enabling the Company to optimize its capital structure through a combination of common stock and Preferred Stock issuances, based on then-prevailing market and credit conditions and other relevant factors. Preferred Stock could also be used to fund future acquisitions or other strategic transactions.
The Company believes that capital raising opportunities involving Preferred Stock could be attractive in the near-to-medium-term, given that investment yields and the cost of capital have declined significantly over the past several years. If the Charter Amendment is not approved, the Company will not be able to take advantage of these opportunities or the capital-raising flexibility described above. However, the decision to move forward with a particular issuance of Preferred Stock, if any, will depend on many factors, including market conditions as well as the Company’s financing and capital management plans at the time.
Effects of the Charter Amendment on Current Shareholders
The authorization of Preferred Stock will not have any immediate effect on the rights of existing shareholders. However, the Board will have the authority to issue authorized Preferred Stock without requiring future shareholder approval of such issuances, except as may be required by applicable law or the stock exchange rules. For example, under the rules of the NYSE, in certain circumstances shareholder approval is required for any potential issuance of 20 percent or more of our outstanding shares of common stock (including upon conversion of convertible preferred stock) or 20 percent or more of the voting power outstanding before such issuance. To the extent that shares of Preferred Stock are issued in the future, they may decrease the existing shareholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing shareholders. The effects of the issuance of Preferred Stock upon holders of our common stock may include, among other things: (1) a preference in the payment of dividends to holders of Preferred Stock, which may restrict our ability to declare dividends on our common stock; (2) dilution of voting power if holders of Preferred Stock are given voting rights; (3) dilution of equity interests and voting power if the Preferred Stock is convertible, and converted into, common stock; or (4) a preference in payments upon liquidation to holders of Preferred Stock, which may limit liquidation payments on our common stock.
2021 Proxy Statement	• 81

COMPANY PROPOSAL
Limitation on Creation of Super-Voting Stock
The Charter Amendment would allow the Board to determine the voting rights of Preferred Stock. The Charter Amendment expressly provides, however, that no share of Preferred Stock may be entitled to more than one vote per share. Due to this provision, and additional restrictions set forth in the rules and regulations of the NYSE, if the Charter Amendment becomes effective, the Board will not be able to use the Preferred Stock to disparately reduce or restrict existing shareholders’ voting rights (e.g. create a new class of super-voting stock).
No Anti-Takeover Purpose
The Charter Amendment is not being proposed for the purposes of effecting an anti-takeover device. As noted above, the Board represents that, if the Charter Amendment is approved, it will not, without prior shareholder approval, approve the issuance or use of any of the Preferred Stock for any defensive or anti-takeover purpose or for the purpose of implementing any shareholder rights plan. However, within these limits, the Board of Directors may approve the issuance or use of Preferred Stock for capital raising, financing or acquisition needs or opportunities that may have the effect of making an acquisition of the Company more difficult or costly, as could also be the case if the Board were to issue additional common stock.

82 •	2021 Proxy Statement

ENTERGY SHARE OWNERSHIP
Directors and Executive Officers
The following table sets forth the beneficial ownership of our common stock and stock-based units as of March 9, 2021 for all directors and NEOs. Unless otherwise noted, each person had sole voting and investment power over the number of shares of common stock and stock-based units set forth across from his or her name.
Name(1)	Shares(2)	Options Exercisable Within 60 Days	Stock Units(3)
Entergy Corporation
A. Christopher Bakken, III	17,254	35,399	—
Marcus V. Brown	37,845	34,930	—
John R. Burbank	3,353	—	784
Patrick J. Condon	9,554	—	—
Leo P. Denault	320,990	899,634	—
Kirkland H. Donald	8,604	—	3,889
Brian W. Ellis	285	—	—
Philip L. Frederickson	8,147	—	805
Alexis M. Herman	15,006	—	—
M. Elise Hyland	1,670	—	784
Stuart L. Levenick	23,141	—	—
Blanche L. Lincoln	16,966	—	—
Andrew S. Marsh	90,133	281,147	—
Karen A. Puckett	9,554	—	—
Roderick K. West	32,758	37,517	—
All directors and executive officers as a group (20) persons)	676,874	1,429,697	6,262
(1)
The beneficial ownership of our common stock and stock-based units owned by each individual and by all of our directors and executive officers as a group does not exceed one percent of Entergy’s outstanding shares of common stock.

(2)
For our directors, the balances include phantom units that are issued under the Service Recognition Program. All non-employee directors are credited with phantom units for each year of service on the Board. These phantom units do not have voting rights, accrue dividends and will be settled in shares of Entergy common stock following the non-employee director’s separation from the Board. See “2020 Director Compensation – 2020 Director Compensation Table” for the amount of phantom units held by each non-employee director as of December 31, 2020.

(3)
Mr. Burbank, Mr. Donald, Mr. Frederickson and Ms. Hyland have deferred receipt of some of their quarterly stock grants. The deferred shares will be settled in cash in an amount equal to the market value of our common stock at the end of the deferral period.

2021 Proxy Statement	• 83

ENTERGY SHARE OWNERSHIP
Beneficial Owners of More Than Five Percent of Entergy Common Stock
Based on filings made under Sections 13(d) and 13(g) of the Exchange Act, as of March 26, 2021, the only persons known by us to be beneficial owners of more than 5% of Entergy’s common stock were as follows:
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	14,459,677	7.2%

State Street Corporation(2) State Street Financial Center One Lincoln Street Boston, MA 02111	10,158,098	5.07%

The Vanguard Group(3) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	22,922,660	11.45%

Institutional Shareholder	Schedule 13G/13GA Filing Date	Sole Voting Power	Shared Voting Power	Sole Power To Dispose or To Direct the Disposition	Shared Power To Dispose or To Direct The Disposition
BlackRock, Inc.(1)	1/29/2021	12,908,086	0	14,459,677	0
State Street Corporation(2)	2/9/2021	0	8,723,006	0	10,132,784
The Vanguard Group(3)	2/10/2021	0	449,043	21,925,931	996,729

OTHER IMPORTANT INFORMATION
Shareholder Proposals for Our 2022 Annual Meeting
For a shareholder proposal of business to be considered for inclusion in the proxy statement for our 2022 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received by the Company at its principal executive offices no later than November 26, 2021. Shareholders who wish to propose business to be presented at the 2022 Annual Meeting, but not include such proposal in our proxy statement must deliver notice to the Company at its principal executive offices not later than February 6, 2022 and not earlier than January 7, 2022 and such notice must otherwise comply with our Bylaws.
Shareholders who intend to submit director nominees for inclusion in our proxy statement for the 2022 Annual Meeting must comply with the requirements of proxy access as set forth in our Bylaws. The shareholder or group of shareholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to the Company not later than November 26, 2021 and not earlier than October 27, 2021. Shareholders who wish to propose director nominees at the 2022 Annual Meeting, but not include such nominees in our proxy statement must deliver notice to the Company at its principal executive offices not later than February 6, 2022 and not earlier than January 7, 2022 and such notice must otherwise comply with our Bylaws.
84 •	2021 Proxy Statement

OTHER IMPORTANT INFORMATION
Director Nominee Recommendations
Shareholders wishing to recommend a candidate to the Corporate Governance Committee should do so by submitting the recommendation in writing to our Secretary at 639 Loyola Avenue, P.O. Box 61000, New Orleans, LA 70161or by email to etrbod@entergy.com, and it will be forwarded to the Corporate Governance Committee members for their consideration. Any recommendation should include:
•	the number of shares of Company stock held by the shareholder;
•	the name and address of the candidate;
•
a brief biographical description of the candidate, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements discussed in “Board of Directors – Identifying Director Candidates;” and

•	the candidate’s signed consent to be named in the proxy statement and a representation of such candidates’ intent to serve as a director for the entire term if elected.
Once the Corporate Governance Committee receives the recommendation, it may request additional information from the candidate about the candidate’s independence, qualifications and other information that would assist the Corporate Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement, if nominated. The Corporate Governance Committee will apply the same standards in considering director candidates recommended by shareholders as it applies to other candidates.
How to Obtain Our Annual Report on Form 10-K
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC, will be sent to any shareholder without charge upon written request addressed to:
Entergy Corporation
Investor Relations
P. O. Box 61000
New Orleans, Louisiana 70161
You may also obtain our Annual Report on Form 10-K over the Internet at the SEC’s web site, www.sec.gov.
By order of the Board of Directors,

Leo P. Denault
Chairman of the Board and Chief Executive Officer
Dated: March 26, 2021
2021 Proxy Statement	• 85

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
2021 Annual Meeting of Shareholders
Virtual Meeting Site:	May 7, 2021
www.virtualshareholdermeeting.com/ETR2021	10:00 a.m. Central Time
The Record Date for the Annual Meeting is March 9, 2021. Only shareholders of record as of the close of business on this date are entitled to attend and vote at the virtual Annual Meeting.
The Board of Entergy is soliciting proxies for use at the Annual Meeting.
Attending the Annual Meeting
We are pleased to welcome shareholders to the 2021 Annual Meeting. Due to the COVID-19 pandemic, the Annual Meeting will be held in a virtual format only to provide a safe experience for our shareholders and employees. To attend, vote, and submit questions during the Annual Meeting visit www.virtualshareholdermeeting.com/ETR2021 enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting.
Shareholders will have multiple opportunities to submit questions to Entergy for the Annual Meeting. To submit questions in advance of the Annual Meeting, visit proxyvote.com before 5:00 pm Central Time on May 5, 2021 and enter the 16-digit control number. If you have any questions about proxyvote.com or your control number, please contact the bank, broker, or other organization that holds your shares. Shareholders also may submit questions live during the meeting. We will endeavor to answer as many questions submitted by shareholders as time permits at the Annual Meeting. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in, which will begin at 9:45 a.m. Central Time. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual meeting login page: www.virtualshareholdermeeting.com/ETR2021.
In the event of technical difficulties with the Annual Meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/ETR2021. If necessary, the announcement will provide updated information regarding the date, time, and location of the Annual Meeting. Any updated information regarding the Annual Meeting will also be posted on our Investor Relations website at https://www.entergy.com.
If you cannot attend the Annual Meeting,
•	A replay of our Annual Meeting webcast will be available at our Investor Relations website at https://www.entergy.com and will remain there for at least one year.
•
A list of answers to investors’ questions received before and during the Annual Meeting will be available at the same website as long as such questions are applicable to our business and otherwise in compliance with the rules of conduct for the meeting.

Proxy Materials
These materials were first sent or made available to shareholders on March 26, 2021, and include:
•	The Notice of 2021 Annual Meeting of Shareholders;
•	This Proxy Statement for the Annual Meeting; and
•	Entergy’s Annual Report to Shareholders.
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GENERAL INFORMATION ABOUT THE ANNUAL MEETING
If you requested printed versions by mail, these printed proxy materials also include the proxy card or voting instruction form for the Annual Meeting.
Proxy Materials are Available on the Internet
Entergy uses the internet as the primary means of furnishing proxy materials to shareholders. We are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our shareholders with instructions on how to access the proxy materials online at proxyvote.com or request a printed copy of the materials.
Shareholders may follow the instructions in the Notice of Internet Availability to elect to receive future proxy materials in print by mail or electronically by email. We encourage shareholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of our annual meetings and reduce Entergy’s printing and mailing costs.
Entergy’s proxy materials are also available at https://www.entergy.com/investor_relations.
Printed Proxy Materials
We are distributing printed copies of the proxy materials to shareholders who have previously requested printed copies and participants in Entergy’s Savings Plans. We are providing shareholders who have previously requested electronic delivery of proxy materials with an email containing a link to the website where the materials are available via the Internet.
Eliminating Duplicate Mailings
Entergy has adopted a procedure called “householding.” Under this procedure, Entergy may deliver a single copy of the Notice of Internet Availability and, if you requested printed versions by mail, this Proxy Statement and the Annual Report to multiple shareholders who share the same address, unless Entergy has received contrary instructions from one or more of the shareholders. This procedure reduces the environmental impact of our annual meetings and reduces Entergy’s printing and mailing costs. Shareholders who participate in householding will continue to receive separate proxy cards. Upon written or oral request, Entergy will deliver promptly a separate copy of the Notice of Internet Availability and, if you requested printed versions by mail, this Proxy Statement and the Annual Report to any shareholder that elects not to participate in householding.
To receive, free of charge, a separate copy of the Notice of Internet Availability and, if you requested printed versions by mail, this Proxy Statement or the Annual Report, or separate copies of any future notice, proxy statement, or annual report, you may write or call Entergy at the following physical address, phone number, or email address:
Entergy Shareowner Services
639 Loyola Avenue
New Orleans, LA 70113
Phone: (504) 576-3074
If you are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please contact the bank, broker, or other organization that holds your shares to request information about eliminating duplicate mailings.
Quorum for the Annual Meeting
Holders of a majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting or represented by proxy for the transaction of business. This is called a quorum. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. If a quorum is not present, we may propose to adjourn the Annual Meeting and reconvene the Annual Meeting at a later date.
Inspector of Election
A representative of Broadridge Investor Communication Solutions, Inc. will serve as the Inspector of Election.
2021 Proxy Statement	• 87

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Proxy Solicitation Costs
Entergy is paying the costs of the solicitation of proxies. Entergy has retained Morrow Sodali LLC, 470 West Avenue, Stamford, Connecticut 06902 to assist in the distribution of proxy materials and the solicitation of proxies from brokerage firms, fiduciaries, custodians, and other similar organizations representing beneficial owners of shares for the Annual Meeting. We have agreed to pay Morrow Sodali LLC a fee of approximately $16,000 plus out-of-pocket expenses. In addition to solicitations by mail, the proxy solicitor and Entergy’s directors, officers, and employees, without additional compensation, may solicit proxies on Entergy’s behalf in person, by phone, or by electronic communication.
Voting
Each share of Entergy’s common stock has one vote on each matter. Only shareholders of record as of the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, there were 201,068,427 shares of common stock outstanding.
Shareholders of Record. If your shares are registered directly in your name with Entergy’s transfer agent, EQ Shareowner Services, you are the shareholder of record with respect to those shares.
Beneficial Owners of Shares Held in Street Name. If your shares are held in an account at a bank, broker, or other organization, then you are the beneficial owner of shares held in “street name.” As a beneficial owner, you have the right to instruct the person or organization holding your shares how to vote your shares. Most individual shareholders are beneficial owners of shares held in street name.
Voting Procedures
Your vote is important. We encourage you to vote promptly. Internet, mobile and telephone voting is available through 11:59 p.m. Eastern Time on Wednesday, May 5, 2021 for shares held in the Entergy Savings Plans and through 11:59 p.m. Eastern Time on Thursday, May 6, 2021 for all other shares.
•
Online Prior to the Annual Meeting. You may vote by proxy by visiting proxyvote.com and entering the control number found in your Notice of Internet Availability or other proxy materials. The availability of online voting may depend on the voting procedures of the organization that holds your shares.

•
Online During the Annual Meeting. You may vote online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ETR2021, entering the control number found in your Notice of Internet Availability or other proxy materials, and following the on-screen instructions. The availability of online voting may depend on the voting procedures of the organization that holds your shares. The meeting webcast will begin promptly at 10:00 a.m. Central Time. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your system.

•
Telephone. If you are located in the United States or Canada, you can vote your shares by calling 1-800-690-6903 and following the instructions on the proxy card. You may vote by telephone 24 hours a day.

•	Mobile Device. You can also vote your shares by scanning the QR code on your proxy card, Notice of Internet Availability of proxy materials, or voting instruction form.
•
Mail. If you received printed copies of the proxy materials by mail, you will receive a proxy card or voting instruction form and you may vote by proxy by filling out the card or form and returning it in the envelope provided.

All shares represented by valid proxies received prior to the taking of the vote at the Annual Meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions. All shares that have been properly voted and not revoked will be voted at the Annual Meeting. Even if you plan on attending the Annual Meeting, we encourage you to vote your shares in advance online, by phone, or by mail to ensure that your vote will be represented at the Annual Meeting.
Savings Plans Shares: If you participate in one of the Company’s Savings Plans, your proxy card includes the number of shares credited to your account under that plan as of the record date. To allow sufficient time for the trustee to
88 •	2021 Proxy Statement

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
vote, the trustee must receive your voting instructions by 11:59 p.m. Eastern Time, on Wednesday, May 5, 2021. If the trustee does not receive your instructions by that date, the trustee will vote your shares in the same proportion of votes that the trustee receives from the other participants who did vote, except as may be otherwise required by law.
Changing your Vote
You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting.
If you are a shareholder of record, you can revoke your proxy before it is exercised by:
•	written notice to the Secretary of the Company;
•	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or
•	voting during the Annual Meeting.
If you hold your shares in street name, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote during the virtual Annual Meeting to revoke an earlier proxy. All shares that have been properly voted and not revoked will be voted at the Annual Meeting.
Uninstructed Shares
Shareholders of Record. If you are a shareholder of record and you indicate when voting online or by phone that you wish to vote as recommended by the Board or sign and return a proxy card without giving specific voting instructions then the Proxy Committee appointed by the Board of Directors (the persons named in your proxy card) will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as they may determine in their best judgment with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the broker that holds your shares with specific voting instructions, then such broker may generally vote your shares in their discretion on “routine” matters, but cannot vote on “non-routine” matters.
Routine and Non-Routine Proposals
The ratification of the appointment of Deloitte & Touche LLP as Entergy’s independent registered public accounting firm for 2021 (Proposal No. 2) is considered a routine matter: A broker or other nominee may generally vote in their discretion on routine matters, and therefore no broker non-votes are expected in connection with Proposal No. 2.
The following proposals are considered non-routine matters:
•	Election of Directors (Proposal No. 1);
•	Advisory Vote to Approve Named Executive Officer Compensation (Proposal No. 3); and
•	Proposal to Amend Entergy’s Restated Certificate of Incorporation authorizing the issuance of Preferred Stock (Proposal No. 4).
If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the Inspector of Election that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.” Therefore, broker non-votes may exist in connection with Proposals No. 1, 3 and 4.
Vote Required to Approve a Proposal
•
Election of Directors. In the election of directors, each director will be elected by the vote of the majority of votes cast with respect to that director nominee. A majority of votes cast means that the number of votes cast “For” a nominee’s election must exceed the number of votes cast “Against” such nominee’s election. A director who fails

2021 Proxy Statement	• 89

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
to receive a majority “For” vote will be required to tender his or her resignation to the Board of Directors for consideration. For additional information, see the section titled “Corporate Governance – Key Corporate Governance Features – Responsive and Accountable to Shareholders – Majority Voting In Director Elections” in this Proxy Statement.
•
Charter Amendment Authorizing Issuance of Preferred Stock. To approve the proposal to amend the Company’s Restated Certificate of Incorporation to authorize the issuance of preferred stock and make minor updates, we must receive the affirmative vote of a majority of all of the outstanding shares of our common stock entitled to vote.

•
All Other Proposals. To approve the other proposals discussed in this Proxy Statement, we must receive the affirmative vote of a majority of the shares entitled to vote on the matter and present in person at the Annual Meeting or represented by proxy.

Broker Non-Votes and Abstentions
Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Broker non-votes will have no impact on the voting results of the proposals presented at the Annual Meeting, except for the proposal to amend Entergy’s Restated Certificate of Incorporation to authorize the issuance of preferred stock. For this proposal, a broker non-vote will have the same impact as a vote “AGAINST” the proposal. Abstentions will have no impact on the voting results of the election of directors, but will have the same impact as a vote “AGAINST” for all other proposals.
Confidentiality of Votes
We maintain the confidentiality of the votes of individual shareholders. We do not disclose these votes to any member of management, unless we must disclose them for legal reasons. However, if a shareholder writes a comment on the proxy card, we will forward the comment to management. In reviewing the comment, management may learn how the shareholder voted. In addition, the Inspector of Election and selected employees of our independent tabulating agent may have access to individual votes in the normal course of counting and verifying the vote.
Tabulation and Reporting of Voting Results
We have engaged Broadridge Financial Solutions, Inc., as our independent agent, to receive and tabulate votes at the Annual Meeting. Broadridge will separately tabulate “For” and “Against” votes and abstentions and broker non-votes. Broadridge has also been retained to be our election inspector to certify the results, determine the existence of a quorum and the validity of proxies and ballots, and perform any other acts required under the Delaware General Corporation Law.
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the Inspector of Election after the taking of the vote at the Annual Meeting. Entergy will publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.
Other Business To Be Conducted at the Meeting
As of the date of this Proxy Statement, we do not know of any other matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration, the Proxy Committee appointed by the Board (the persons named in your proxy card) will have the discretion to vote on those matters for you.
Internet Availability of Proxy Materials and the 2020 Annual Report.
This Notice of Annual Meeting and Proxy Statement and the 2020 Annual Report are available on our website at http://www.entergy.com/investor_relations/2020publications.aspx. Instead of receiving future proxy statements and accompanying materials by mail, most shareholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will conserve natural resources and will save us the cost of producing documents and mailing them to you, and will also give you an electronic link to the proxy voting site.
90 •	2021 Proxy Statement

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Shareholders of Record: If you vote on the Internet at www.proxyvote.com, simply follow the prompts to enroll in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.investordelivery.com and following the enrollment instructions.
Beneficial Owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service.
List of Shareholders Entitled to Vote at the Annual Meeting
The names of shareholders of record entitled to vote at the Annual Meeting will be available during the meeting on the virtual meeting website and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our principal executive offices at 639 Loyola Avenue, New Orleans, Louisiana, by contacting the Corporate Secretary of the Company.
2021 Proxy Statement	• 91

APPENDIX A
Reconciliation of GAAP and Non-GAAP Financial Measures
Entergy reports its financial results in accordance with generally accepted accounting principles (GAAP). However, we believe that certain non-GAAP financial measures calculated on an adjusted basis provide useful information to investors in evaluating the ongoing results of Entergy’s business and assist investors in comparing Entergy’s operating performance to the operating performance of other companies in the Utility sector. Entergy uses the non-GAAP measure of Entergy Adjusted Earnings and Entergy Adjusted Earnings Per Share (ETR Adjusted EPS), which excludes the effect of certain “adjustments,” including the removal of the Entergy Wholesale Commodities (EWC) segment in light of the Company’s decision to exit the merchant power business. Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items, and other items such as certain costs, expenses, or other specified items. Entergy believes that these financial metrics provide useful information to investors in evaluating the ongoing results of Entergy’s businesses and assist investors in comparing Entergy’s financial performance to the financial performance of other companies in the Utility sector. These non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our Company’s reported results prepared in accordance with GAAP.
The earnings measure, ETR Tax Adjusted Earnings Per Share (ETR Tax Adjusted EPS), is based on the externally reported ETR Adjusted EPS, which is then adjusted to add back the effect of significant tax items, and to eliminate the effect of major storms, the resolution of certain unresolved regulatory litigation matters, changes in federal income tax law and unrealized gains or losses on equity securities (the Pre-Determined Exclusions). The cash flow measure, ETR Adjusted Operating Cash Flow (ETR Adjusted OCF), is calculated based on the Company’s as-reported (GAAP) operating cash flow, adjusted to eliminate the effect of any of the Pre-Determined Exclusions and the effect on operational cash flow of additional voluntary contributions made to the Company’s pension plan in 2020 over and above the required level of contributions.
Below is a reconciliation of GAAP and non-GAAP financial measures used in this Proxy Statement.
GAAP to Non-GAAP Reconciliation – 2020 ETR Adjusted and ETR Tax Adjusted Results
	Earnings	EPS
2020	($ in millions)	(after-tax, $ per share)
Net income (loss) attributable to ETR Corp.	1,388	6.90
Less adjustments:
Utility: SERI regulatory liability for potential refund for rate base reduction retroactive to 2015, net of income tax effect	(20)	(0.09)
Utility: 2014 / 2015 IRS settlement – E-LA business combination	396	1.96
Parent & Other: 2014 / 2015 IRS settlement – E-LA business combination	(61)	(0.31)
EWC	(65)	(0.32)
ETR Adjusted Earnings	1,138	5.66
Add:
Tax adjustments related to tax strategy (Utility, EWC, Parent & Other)		1.14
Pre-Determined Exclusions – effect of major storms		0.10
ETR Tax Adjusted EPS		6.90
2021 Proxy Statement	• A-1

APPENDIX A
GAAP to Non-GAAP Reconciliation – 2020 ETR Adjusted OCF
OCF
2020	($ in billions)
ETR Operating Cash Flow	2.689
Add Pre-Determined Exclusions:
Effect of major storms	0.274
Less adjustment:
EWC items associated with decisions to sell or close EWC nuclear plants	(0.064)
Adjustment for additional pension contributions made at management’s discretion	(0.100)
ETR Adjusted OCF	3.127
GAAP to Non-GAAP Reconciliation – 2019 ETR Adjusted Earnings
	Earnings	EPS
2019	($ in millions)	(after tax, per share in $)
Net income (loss) attributable to ETR Corp.	1,241	6.30
Less adjustments:
Utility: Reversal of income tax valuation allowance	41	0.21
Parent & Other: Income tax item related to a valuation allowance for interest deductibility	(11)	(0.05)
EWC	147	0.74
ETR Adjusted Earnings	1,064	5.40
Calculations may differ due to rounding
A-2 •	2021 Proxy Statement

Appendix B
Proposed Amendments to
Entergy Corporation’s Restated Certificate of Incorporation
New or amended language is indicated by underlining. Language to be removed is indicated by ~~strike-through.~~
Proposed Amendment to Article Fourth of the Restated Certificate of Incorporation of Entergy Corporation:
Article Fourth of the Company’s Restated Certificate of Incorporation will be replaced in its entirety by the following revised Article Fourth:
(A)
The total number of shares of stock which the Corporation shall have authority to issue is 500,000,000 shares, of
which 1,000,000 shares, no
 par value
per share, shall be designated “Preferred Stock” and 499,000,000 shares, par value of
 $.01 per share, ~~of common stock~~
shall be designated “Common Stock.”

(B)
The authorized Preferred Stock may be issued, in one or more series, from time to time as the Board of Directors may determine. Each series of Preferred Stock shall bear a distinctive designation, shall be issued in such number of shares and shall have such relative voting, distribution, dividend, liquidation and other rights, preferences and limitations and redemption and/or conversion provisions (including provisions for the redemption or conversion of shares at the option of the stockholder or the Corporation or upon the happening of a specified event) as shall be prescribed, provided that no share of Preferred Stock may be entitled to more than one vote per share, and provided further, however, that this limitation shall not limit in any way the conversion privileges that may be assigned by the Board of Directors to a share of Preferred Stock. The Board of Directors is expressly authorized to fix such terms, by resolution of the Board of Directors and as set forth in a certificate of designation filed pursuant to the General Corporation Law of the State of Delaware (“DGCL”). Such certificates of designation, when filed, shall constitute amendments to this Certificate of Incorporation to the extent provided by the DGCL.

(C)
The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders of the Corporation on which the holders of shares of Common Stock are entitled to vote. Except as otherwise required by law or this Certificate of Incorporation, and subject to the rights of the holders of shares of Preferred Stock, if any, at any annual or special meeting of the stockholders of the
Corporation, the holders of shares of Common Stock shall have the right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders; provided, however, that, except as otherwise required by law, holders of shares of Common Stock shall not be entitled to vote on any amendment to this
Certificate of Incorporation that relates solely to the terms, number of shares, powers, designations, preferences or relative, participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereof, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or pursuant to the DGCL.

Proposed Amendment to Article Fifth of the Restated Certificate of Incorporation of Entergy Corporation:
Article Fifth of the Company’s Restated Certificate of Incorporation will be amended as provided below:
FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall
~~prior to the Effective Time defined in and contemplated by the Agreement and Plan of~~
~~Reorganization, dated as of June 5, 1992, between Entergy Corporation and Gulf States Utilities Company, as the same~~
~~may be amended from time to time, consist of two (2) directors, and thereafter consist of~~
not
be
 less than nine (9) nor more than nineteen (19) directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. A director shall hold office until the next succeeding annual meeting of stockholders and until his successor shall be elected, subject, however, to prior death, resignation, retirement or removal from office. Vacancies occurring in the Board of Directors and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall serve until the next succeeding annual meeting of stockholders and until his or her successor shall be elected and qualified.
2021 Proxy Statement	• B-1

APPENDIX B
Proposed Amendment to Article Seventh of the Restated Certificate of Incorporation of Entergy Corporation:
Article Seventh of the Company’s Restated Certificate of Incorporation will be amended as provided below:
SEVENTH: Notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of the Corporation to the contrary, except as otherwise expressly provided by the terms of any series of Preferred Stock, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without such a meeting except any action taken upon the signing of a consent in writing by the holders of not less than the greater of (a) a majority of the outstanding stock of the Corporation entitled to vote thereon and (b) that number of shares of stock of the Corporation that would be required to take such action at a special or annual meeting of stockholders where holders of all outstanding stock of the Corporation were present, setting forth the action to be taken. ~~Special~~
Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to call a special meeting of the holders of such series, special meetings of stockholders of the Corporation may be called only by the Board of Directors, the Chairman of the Board, the person, if any, designated by the Board of Directors as the Chief Executive Officer of the Corporation, a majority of the members of the entire Executive Committee of the Board of Directors, if there shall be one, or by the holders of not less than a majority of the outstanding stock of the Corporation entitled to vote at the special meeting.
Proposed Amendments to Articles Tenth, Eleventh and Twelfth of the Restated Certificate of Incorporation of Entergy Corporation:
Article Tenth of the Company’s Restated Certificate of Incorporation will be deleted in its entirely, as provided below. Articles Eleventh and Twelfth of the Company’s Restated Certificate of Incorporation will become Articles Tenth and Eleventh, respectively.
~~TENTH: The name and mailing address of the Sole Incorporator is as follows:~~
~~Name     Mailing Address~~
~~Deborah M. Reusch     P.O. Box 636~~
         ~~Wilmington, DE 19899~~
B-2 •	2021 Proxy Statement

ENTERGY CORPORATION
639 LOYOLA AVENUE
NEW ORLEANS, LA 70113

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ETR2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D34877-P51255-Z79307

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENTERGY CORPORATION

The Board of Directors recommends that you vote FOR all of the nominees:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. J. R. Burbank	☐	☐	☐
1b. P. J. Condon	☐	☐	☐
1c. L. P. Denault	☐	☐	☐
1d. K. H. Donald	☐	☐	☐
1e. B. W. Ellis	☐	☐	☐
1f. P. L. Frederickson	☐	☐	☐
1g. A. M. Herman	☐	☐	☐
1h. M. E. Hyland	☐	☐	☐
1i. S. L. Levenick	☐	☐	☐
1j. B. L. Lincoln	☐	☐	☐
1k. K. A. Puckett	☐	☐	☐

The Board recommends that you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. Ratification of the Appointment of Deloitte & Touche LLP as Entergy's Independent Registered Public Accountants for 2021.	☐	☐	☐

The Board recommends that you vote FOR the following proposal:	**For**	**Against**	**Abstain**
3. Advisory Vote to Approve Named Executive Officer Compensation.	☐	☐	☐

The Board recommends that you vote FOR the following proposal:	**For**	**Against**	**Abstain**
4. Vote to Approve an Amendment to Entergy's Restated Certificate of Incorporation Authorizing the Issuance of Preferred Stock.	☐	☐	☐

Note: In their discretion, the proxy holders are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Our 2020 Annual Report to Shareholders and Notice and Proxy Statement are available at www.proxyvote.com.

D34878-P51255-Z79307

ENTERGY CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS
MAY 7, 2021

The undersigned hereby appoints Leo P. Denault, Stuart L. Levenick and Blanche L. Lincoln jointly and severally, as attorneys and proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote on behalf of the undersigned all of the shares of Common Stock of Entergy Corporation that the undersigned is entitled in any capacity to vote if personally present at the 2021 Annual Meeting of Shareholders to be held on May 7, 2021, and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse and with the same effect as though the undersigned were present in person and voting their shares. The proxies are authorized in their discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side